UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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FTI CONSULTING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FTI CONSULTING, INC.

Notice of Annual Meeting of Stockholders and 2017 Proxy Statement

June 7, 2017

EXPERTS WITH **IMPACT**

©2017 FTI Consulting, Inc. All Rights Reserved.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 25, 2017

DEAR FELLOW STOCKHOLDERS:

You are invited to join us at the 2017 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, on Wednesday, June 7, 2017, at 9:30 a.m., Eastern Daylight Time, at our executive office, which will be located at 555 12th Street NW, Washington, DC 20004 at the time of the meeting date.

Attached you will find a Notice of Meeting and our Proxy Statement, which contains information regarding the proposals that the Board of Directors is submitting to a vote of the stockholders, as well as instructions on how to vote your shares of common stock.

If you plan to attend the meeting in person, you must register in advance by no later than May 24, 2017, and obtain an admission ticket. Please respond affirmatively to the request for that information on the Internet or mark that box on the proxy card if you received paper copies of the proxy materials. You will be asked to present your admission ticket and valid picture identification, such as a driver’s license or passport, to enter the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Whether or not you attend the meeting in person, your vote is important to us. You can ensure that your shares are represented by promptly authorizing a proxy to vote your shares by telephone or the Internet, or by completing, signing, dating and returning your proxy card or voting instruction card in the return envelope provided to you. Instructions on how to vote your shares begin on page 1 of the Proxy Statement.

Sincerely,

Gerard E. Holthaus

Chairman of the Board

FTI CONSULTING, INC. NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date:	Time:	Place:
June 7, 2017	9:30 a.m. EDT	555 12th Street NW, Washington, DC 20004

ITEMS OF BUSINESS AND VOTE RECOMMENDATIONS:

Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee
No. 2	Vote on the approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan	FOR
No. 3	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2017	FOR
No. 4	Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers as described in the Proxy Statement	FOR
No. 5	Advisory (non-binding) vote on the frequency of an advisory (non-binding) vote on executive compensation	FOR 1 Year
	The transaction of any other business that may properly come before the meeting	N/A

Postponements and Adjournments:	Any action on the items of business described above may be considered at the meeting, at the time and on the date specified above, or at any time and date to which the meeting may be properly postponed or adjourned.

Record Date:	You are entitled to vote only if you were a stockholder of FTI Consulting, Inc. as of the close of business on March 29, 2017.

Meeting Admission:	Admission will be by ticket only. Please follow the advance registration instructions set forth in the section of the Proxy Statement titled “Information about the Annual Meeting and Voting—How Do I Attend the Annual Meeting in Person?” on page 6 of the Proxy Statement. If you do not provide an admission ticket and comply with the photo identification requirements outlined on page 6 of the Proxy Statement, you will not be admitted to the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Voting:	Your vote is very important. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may authorize a proxy to vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card for the meeting by completing, signing, dating and returning it in the pre-addressed envelope provided to you. For specific instructions on how to vote your shares, please refer to the section titled “Information about the Annual Meeting and Voting” beginning on page 1 of the Proxy Statement.

By Order of the Board of Directors,

Joanne F. Catanese

Associate General Counsel and Secretary

April 25, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 7, 2017: We mailed a Notice of Internet Availability of Proxy Materials containing instructions on how to access our Proxy Statement for the 2017 Annual Meeting and our 2016 Annual Report on or about April 25, 2017. Our Proxy Statement and Annual Report are available online at http://materials.proxyvote.com/302941.

PROXY SUMMARY	i

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS	1

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2

ADDITIONAL INFORMATION	6

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES	7
The Director Nomination Process	7
Independence of Directors	9
Proposal No. 1—Elect as Directors the Eight Nominees Named in the Proxy Statement	10
Information about the Nominees for Director	11
Director Attendance at Meetings	15
Committees of the Board of Directors	15
Compensation of Non-Employee Directors and Policy on Non-Employee Director Equity Ownership	19

CORPORATE GOVERNANCE	21
Governance Principles	21
Our Significant Corporate Governance Policies and Practices	21
Board Leadership Structure	22
Oversight of Risk Management	22
Compensation-Related Risks	23
Board and Committee Self-Assessments	23
Code of Conduct	23
Stockholder Nominees for Director	24
Communications with Directors	24

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING	25
Proposal No. 2—Vote on the Approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan	25
Proposal No. 3—Ratify the Appointment of KPMG LLP as FTI Consulting, Inc.’s Independent Registered Public Accounting Firm for the Year Ending December 31, 2017	38
Proposal No. 4—Vote on an Advisory (Non-Binding) Resolution to Approve the Compensation of the Named Executive Officers as Described in the Proxy Statement	39
Proposal No. 5—Advisory (Non-Binding) Vote on the Frequency of an Advisory (Non-Binding) Vote on Executive Compensation	40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41

EXECUTIVE OFFICERS AND COMPENSATION	43
Executive Officers and Key Employees	43
Compensation Discussion and Analysis	44
Report of the Compensation Committee of the Board of Directors	57
Summary Compensation Table	58
Equity Compensation Plans	60
Employment Agreements and Termination and Change in Control Payments	64

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	68
Review and Approval of Related Party Transactions	68
2016 Related Party Transactions	68

PRINCIPAL ACCOUNTANT FEES AND SERVICES	69

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	70

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	72

PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS	72

APPENDIX A – FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN	A-1

APPENDIX B – RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL MEASURES	B-1

PROXY SUMMARY

This summary highlights certain information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider. Please read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

Date:	June 7, 2017
Time:	9:30 a.m., Eastern Daylight Time
Location:	FTI Consulting, Inc.
555 12th Street NW
Washington, DC 20004
Record Date:	Close of business on March 29, 2017
Stock Symbol:	FCN
Exchange:	New York Stock Exchange
Common Stock Outstanding on Record Date:	41,316,852 shares
Registrar and Transfer Agent:	American Stock Transfer & Trust Company
State of Incorporation:	Maryland
Year of Incorporation:	1982
Public Company Since:	1996
Corporate Website:	www.fticonsulting.com

FINANCIAL AND OPERATING HIGHLIGHTS

•	We Improved Our 2016 Financial and Operational Performance. We continued to execute on our strategy of organic growth and key growth initiatives as demonstrated by the following:

–	we INCREASED earnings per diluted share (“EPS”) and adjusted earnings per diluted share (“Adjusted EPS (1)”) to $2.05 and $2.24, respectively, for the year ended December 31, 2016, from $1.58 and $1.84, respectively, for the year ended December 31, 2015, an increase of 29.7% and 21.7%, respectively;

–	we INCREASED net income to $85.5 million for the year ended December 31, 2016 from $66.1 million for the year ended December 31, 2015, an increase of 29.5%;

–	we INCREASED revenues to $1.81 billion for the year ended December 31, 2016, an increase of 1.8%, compared with $1.78 billion for the prior year (excluding the estimated negative impact of foreign currency translation, revenues increased 3.6% compared with the prior year);

–	we INCREASED net cash provided by operating activities to $233.4 million for the year ended December 31, 2016 from $139.9 million for the year ended December 31, 2015, an increase of 66.9%; and

–	the closing price of our common stock, par value $0.01 per share (“Common Stock”), reported on the New York Stock Exchange INCREASED to $45.08 per share on December 30, 2016 from $33.80 per share on January 4, 2016.

•	We Deployed Our Capital Wisely. During 2016, we used our cash to increase stockholder value as demonstrated by the following:

–	we DECREASED our total debt by $130.0 million to $370.0 million at December 31, 2016 from $500.0 million at December 31, 2015, by reducing the balance of borrowings under our senior secured bank credit facility;

–	we REDUCED our “Leverage Ratio (1)” (total debt divided by “Adjusted EBITDA (1)”) to 1.82 at December 31, 2016 from 2.43 at December 31, 2015;

–	we REPURCHASED 537,400 shares of our Common Stock during 2016, at an average per share price of $39.97, for an aggregate cost of $21.5 million, under the $100.0 million stock repurchase program authorized by the Board of Directors (the “Board”) on June 2, 2016; and

–	we GREW our headcount year-over-year with a net increase of 80 billable professionals.

(1)	Adjusted EPS, Adjusted EBITDA and Adjusted Net Cash Flow, which are referenced in this Proxy Summary, are financial measures not prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). For a discussion of these non-GAAP financial measures refer to “Executive Officers and Compensation—Executive Summary—We Improved Our 2016 Financial and Operational Performance” on page 44 of this Proxy Statement. See Appendix B for the definition of each of these non-GAAP measures and the reconciliation to the most directly comparable GAAP measure. We have defined “Leverage Ratio” as (i) total debt, divided by (ii) Adjusted EBITDA. Leverage Ratio does not have a most directly comparable GAAP measure to which it can be reconciled.

i

2016 STOCKHOLDER ENGAGEMENT

•	We Listened. During 2016, we held discussions regarding our executive compensation programs with 11 of our largest stockholders holding an aggregate of 55.5% of our outstanding shares of Common Stock as of December 31, 2016, and, after considering their feedback, our Compensation Committee strengthened our 2016 annual incentive pay (“AIP”) and 2016 long-term incentive pay (“LTIP”) programs with the following changes:

–	increased the 2016 AIP objective performance threshold based on adjusted net cash provided by operating activities (“Adjusted Net Cash Flow (1)”) to $75.0 million from $72.0 million for 2015;

–	substituted Adjusted EBITDA (in lieu of Adjusted Net Cash Flow), as an operative performance metric for purposes of determining one-third of target AIP payable to eligible executive officers; and

–	capped the LTIP payout on negative total shareholder return (“TSR”) performance relative to the S&P 500 at 100% of target.

GOVERNANCE HIGHLIGHTS

Strong Board independence (7 of 8 director nominees are independent) (page 9)

Annual election of directors (page 10)

Majority vote for the election of directors in uncontested elections (page 10)

Independent non-employee Chairman of the Board (page 22)

Non-employee director equity ownership policy (page 21)

Executive officer equity ownership policy (pages 56-57)

Claw back policy (page 56)

No hedging or pledging is permitted by our officers and directors (page 56)

No stockholder rights plan (Poison Pill)

CHIEF EXECUTIVE OFFICER COMPENSATION HIGHLIGHTS (PAGES 44 TO 57)

•	Our 2016 Compensation Programs Reward the Performance of Our President and Chief Executive Officer (our “CEO”). We believe that our 2016 compensation programs reward our CEO for generating value for our stockholders, as demonstrated by the following:

–	70.5% of total compensation delivered to our CEO was variable and tied to performance;

–	66.7% of variable AIP opportunity delivered to our CEO was tied to annual financial performance measures based on Adjusted EPS and Adjusted EBITDA, and the balance of AIP was based on the Compensation Committee’s subjective evaluation of our CEO’s performance, paying out the aggregate amount at 123.68% of target for 2016;

–	50.0% of variable LTIP opportunity was delivered to our CEO in the form of performance-based restricted stock units, subject to an objective financial performance measure based on our achievement of TSR levels relative to the S&P 500, measured over the three-year period ending December 31, 2018;

–	25.0% of variable LTIP opportunity was delivered to our CEO in the form of stock options, subject to an exercise price equal to 100% of the closing price per share of our Common Stock on the grant date and pro rata three-year vesting conditions; and

–	25.0% of LTIP opportunity was delivered to our CEO in the form of shares of restricted stock, subject to pro rata three-year vesting conditions.

•	Our CEO Compensation Programs Promote Pay-for-Performance. Since our CEO joined us in January 2014, we have:

–	Capped annual cash base salary of our CEO at $1.0 million;

–	Increased our CEO stock ownership requirement to five times (5x) annual cash base salary;

–	Increased the percentage of AIP opportunity that is subject to financial performance to 66.7% of target AIP;

–	Increased the percentage of LTIP opportunity that is subject to financial performance (including stock options) to 75% of target LTIP;

–	Limited severance payable to our CEO upon termination by the Company without “Cause” or by our CEO for “Good Reason” to an amount equal to one and one-half times (1.5x) the sum of annual cash base salary plus target AIP (increasing to two times (2x) the sum of annual cash base salary plus target AIP if such termination occurs during the 18-month period following a “Change in Control”) (as defined in our CEO’s employment agreement);

–	Eliminated automatic “single trigger” acceleration of LTIP awards, general equity awards and severance benefits on a change in control; and

–	Added a relative TSR cap for negative performance at 100% of target, regardless of actual TSR performance, beginning with the LTIP opportunity in the form of performance-based restricted stock units awarded in 2016 for the three-year measurement period ending December 31, 2018.

DIRECTOR NOMINEES

Our director nominees provide a fresh perspective and diversity:

You are being asked to elect as directors the eight nominees named in the Proxy Statement. Each of our current directors is standing for reelection to hold office until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Detailed information about each nominee can be found in “Information about the Board of Directors and Committees” starting on page 7.

The following table provides summary information about each director nominee:

					Other Current Public Company Boards	Committee Memberships
Name	Age	Director Since	Occupation	Independent		Audit	Compensation	Nominating and Corporate Governance
Gerard E. Holthaus	67	2004	Non-executive Chairman of Algeco Scotsman Global S.a.r.l. and Algeco/ Scotsman Holdings S.a.r.l.	Yes	2	M	M
Steven H. Gunby	59	2014	President and Chief Executive Officer of FTI Consulting, Inc.	No	0
Brenda J. Bacon	66	2006	President and Chief Executive Officer of Brandywine Senior Living, Inc.	Yes	1		M	C
Mark S. Bartlett	66	2015	Retired Partner of Ernst & Young LLP	Yes	2	M
Claudio Costamagna	61	2012	Chairman of CC e Soci S.r.l.	Yes	1		C
Vernon Ellis	69	2012	Former Chair of the British Council	Yes	0	M		M
Nicholas C. Fanandakis	61	2014	Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company	Yes	1	C
Laureen E. Seeger	55	2016	Executive Vice President and General Counsel of the American Express Company	Yes	0		M	M

C = Chair            M = Member

SUMMARY OF VOTING PROPOSALS AND BOARD RECOMMENDATIONS

Proposal Number	Proposal	Board Voting Recommendation
No. 1	Elect as directors the eight nominees named in the Proxy Statement	FOR each nominee

Each of the eight incumbent directors has been nominated by the Board to stand for reelection as directors of the Company. Each nominee, If elected, will serve as a director for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

(See page 10)

No. 2	Vote on the approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan (the “2017 Plan”)	FOR

Effective upon the approval of stockholders, the 2017 Plan will (i) authorize shares of our Common Stock for equity awards, (ii) restrict the release of accumulated dividends and dividend equivalents on account of unearned equity awards, and (iii) limit total compensation (consisting of cash retainers and other cash compensation, as well as equity awards granted under the 2017 Plan) payable per non-employee director per calendar year to $750,000. We believe that the available shares of our Common Stock under the 2017 Plan will be sufficient to cover our equity needs for three years (including 2017), through our judicious use of equity compensation as evidenced by our adjusted burn rate of 3.89% (compared with the adjusted burn rate of 4.14% of our industry classification group) for the three-year period ended December 31, 2016. (See page 25)

No. 3	Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2017	FOR

Our Audit Committee has appointed KPMG LLP as the independent registered public accounting firm to audit our books and records for the year ending December 31, 2017. KPMG has acted as our auditor since 2006. We are offering stockholders the opportunity to ratify the appointment of our independent registered public accounting firm as a matter of good corporate governance practice. (See page 38)

No. 4	Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers as described in the Proxy Statement	FOR

In accordance with applicable law and the preference of our stockholders to cast an advisory (non-binding) vote on say-on-pay every year, we are affording our stockholders the opportunity to cast an advisory (non-binding) vote to approve the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described pursuant to the rules of the Securities and Exchange Commission in the Proxy Statement.” (See page 39)

No. 5	Advisory (non-binding) vote on the frequency of an advisory (non-binding) vote on executive compensation	FOR 1 Year

In accordance with applicable law, stockholders are being afforded the opportunity to cast an advisory (non-binding) vote on how often we should hold an advisory (non-binding) vote on say-on-pay in the future. The frequency options are to hold the advisory vote to approve executive compensation every year, every two years or every three years. We currently afford stockholders the opportunity to submit an advisory (non-binding) vote on say-on-pay every year. (See page 40)

	The transaction of any other business that may properly come before the meeting.	N/A

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

April 25, 2017

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), will be held on June 7, 2017, at 9:30 a.m., Eastern Daylight Time, at FTI Consulting, Inc.’s executive office, which will be located at 555 12th Street NW, Washington, DC 20004 at the time of the meeting.

Our Board of Directors (our “Board”) is soliciting your proxy to be voted at our Annual Meeting because you were a stockholder of the Company at the close of business on March 29, 2017, the record date for the Annual Meeting (the “Record Date”), and are entitled to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting.

This proxy statement (“Proxy Statement”) provides information that you should read before you vote (or authorize a proxy to vote) on the proposals that will be presented to you at the Annual Meeting and is intended to assist you in deciding how to vote your shares of common stock, par value $0.01 per share (“Common Stock”), of the Company.

On or about April 25, 2017, we began mailing or emailing a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report to Stockholders for the year ended December 31, 2016 (the “Annual Report”) online, and we began sending a full set of the proxy materials and Annual Report to stockholders who previously requested paper copies.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE PROXY MATERIALS?

You are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement. The proxy materials include the Notice of Annual Meeting, this Proxy Statement for the Annual Meeting and our Annual Report. If you received a paper copy of these materials by mail or email, the proxy materials also include a proxy card or voting instruction card for the Annual Meeting.

The information in this Proxy Statement describes (i) the proposals to be voted on at the Annual Meeting, (ii) the voting process, (iii) the eight nominees for director named in this Proxy Statement, (iv) information about our Board and committees of our Board (the “Committees”), (v) the compensation of our named executive officers and non-employee directors for the year ended December 31, 2016, and (vi) certain other information we are required to or have chosen to provide to you.

WHEN AND WHERE WILL THE COMPANY HOLD THE ANNUAL MEETING?

The Annual Meeting will be held on Wednesday, June 7, 2017, at 9:30 a.m., Eastern Daylight Time, at our executive office located at 555 12th Street NW, Washington, DC 20004, telephone no. +1.202.312.9100.

WHO MAY VOTE AT THE ANNUAL MEETING?

You may vote all of the shares of our Common Stock that you own of “record” at the close of business on the Record Date. You may cast one vote for each share that you own. As of the close of business on the Record Date, 41,316,852 shares of our Common Stock were issued and outstanding, and entitled to vote at the Annual Meeting.

WHAT IS A QUORUM?

A quorum must be present at the Annual Meeting in order to transact business. A quorum will be present if a majority of our shares of Common Stock entitled to vote are represented at the Annual Meeting, either in person or by proxy. If a quorum is not present, no business may be conducted at the Annual Meeting, in which case the Annual Meeting may be adjourned, without a vote of stockholders by the chairman of the Annual Meeting, until such time as a quorum is present.

Proxies received and marked as abstentions from voting on a proposal, and broker non-votes are counted for determining whether a quorum is present. A “broker non-vote” results when a trust, broker, bank, or other nominee or fiduciary that holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have the discretionary authority to vote on a matter. If a properly executed proxy has not been returned, the holder is not present for quorum purposes.

WHAT AM I VOTING ON, HOW MANY VOTES ARE REQUIRED TO ELECT DIRECTORS AND APPROVE THE OTHER PROPOSALS, AND HOW DOES THE BOARD RECOMMEND I VOTE?

Proposal No. 1: Elect as directors the eight nominees named in the Proxy Statement

As there are eight nominees for the eight seats up for election, each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election and will have no effect on the election of directors.

The Board recommends a vote FOR the election of each nominee as a director.

Proposal No. 2: Vote on the approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan

Approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017, requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. For purposes of this proposal, pursuant to the rules of the New York Stock Exchange (the “NYSE”), abstentions will constitute votes cast and, therefore, will have the same effect as votes “AGAINST” the proposal. Broker non-votes will not have any effect on the result of the vote.

The Board recommends a vote FOR the approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, effective as of June 7, 2017.

Proposal No. 3: Ratify the appointment of KPMG LLP (“KPMG”) as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2017

Ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2017 requires a majority of the votes cast on the proposal at the Annual Meeting to be voted “FOR” this proposal. Abstentions will not count as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the ratification of the appointment of KPMG.

Proposal No. 4: Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers as described in the Proxy Statement

The approval of a resolution approving the compensation of our named executive officers as described in this Proxy Statement is an advisory (non-binding) vote. However, the Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal as approval of the compensation paid to the Company’s named executive officers as described in this Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 4, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR the advisory (non-binding) resolution to approve the compensation of our named executive officers as described in this Proxy Statement.

Proposal No. 5: Advisory (non-binding) vote on the frequency of an advisory (non-binding) vote on executive compensation

A majority of the votes cast for Proposal No. 5 will determine the stockholders preferred frequency for holding an advisory (non-binding) vote on executive compensation. This means that the option for holding an advisory vote every 1 year, every 2 years, or every 3 years receiving a majority of the votes cast on Proposal No. 5 will be considered the preferred frequency of the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option receiving the most votes to be the option selected by stockholders. Any abstentions or broker non-votes will not be counted as votes cast with respect to Proposal No. 5, and will have no effect on the results of the vote on this proposal.

The Board recommends a vote FOR holding an advisory vote every 1 year (as opposed to every 2 years or every 3 years).

If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s above recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

HOW DO I VOTE MY SHARES?

You have one vote for each share of Common Stock that you owned of “record” at the close of business on the Record Date. Even if you plan to attend the Annual Meeting in person, please authorize a proxy to vote your shares right away, using one of the following advance voting methods and following the instructions on the Notice or the proxy card that you received from us, or voting instruction card that you received from your broker, trust, bank, or other nominee or fiduciary. By voting by proxy, you will be directing the persons designated as proxy holders as your proxies to vote your shares of Common Stock at the Annual Meeting in accordance with your instructions. If you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holders on any other matter that may properly come before the Annual Meeting.

•	In Person? You can attend the Annual Meeting, and complete and submit a ballot, if you are a stockholder of record, meaning that you hold your shares in certificate form or through an account with our transfer agent, American Stock Transfer & Trust Company. If you are not a stockholder of record, but hold your shares through a broker, trust, bank, or other nominee or fiduciary, you must obtain a legal proxy giving you the right to vote such shares from such record holder in order to vote in person. See “—How Do I Attend the Annual Meeting in Person?” on page 6 for instructions on how to obtain an admission ticket and the other requirements to attend the Annual Meeting.

•	By Internet? You can vote by visiting www.proxyvote.com if you received a Notice. You can also vote by following the instructions if you received a paper proxy card or voting instruction card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 6, 2017. You will be given the opportunity to confirm that your instructions have been properly recorded.

•	By Telephone? You can vote by telephone by calling toll free +1.800.690.6903 and following the instructions. Stockholders who are beneficial owners and who receive paper voting instruction cards, may vote by telephone by calling the number specified on the voting instruction card provided by their broker, trust, bank, or other nominee or fiduciary. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Daylight Time, on June 6, 2017.

•	By Mail? If you received a paper copy of a proxy card or voting instruction card, you may vote by completing, signing and dating the proxy card or voting instruction card, and returning it in the accompanying pre-addressed envelope. IF YOU DECIDE TO VOTE BY MAIL, YOUR PROXY CARD WILL BE VALID ONLY IF YOU COMPLETE, SIGN, DATE AND RETURN IT BEFORE THE ANNUAL MEETING DATE.

If you vote via the Internet or by telephone, please do not return a paper proxy card or voting instruction card to vote your shares.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

We are sending a Notice, by mail or email, to many stockholders instead of paper copies of the proxy materials. All stockholders receiving the Notice will find instructions on how to access this Proxy Statement and our Annual Report on the website referred to in the Notice or to request a printed set of these materials at no charge. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents, and will reduce the impact on the environment of holding annual meetings. Your election to receive proxy materials by email will remain in effect until it’s terminated. Your Notice will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet;

•	view our Annual Report on the Internet;

•	vote your shares; and

•	instruct us to send future proxy materials to you by mail or electronically by email.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking and returning the Notice. The Notice provides instructions on how to vote by Internet, by telephone, by requesting a paper proxy card, or by attending the Annual Meeting and submitting a ballot in person.

WHY DID I RECEIVE PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

We are providing some of our stockholders, including stockholders who have previously requested paper copies of the proxy materials and Annual Report, and some of our stockholders who live outside the United States (“U.S.”), with paper copies of this Proxy Statement and the Annual Report, instead of the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

HOW CAN I REQUEST PAPER COPIES OF THE PROXY MATERIALS AND ANNUAL REPORT?

Stockholders will find instructions about how to obtain paper copies of the proxy materials and Annual Report in the Notice or the email you receive.

WHO PAYS THE COSTS OF THE PROXY SOLICITATION?

The Company will pay the cost of soliciting proxies. In addition to the mailing and emailing of the Notice, and these proxy materials and the Annual Report, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our officers, directors and employees, who will not receive any additional compensation for such solicitation activities.

WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION CARD?

If you receive more than one proxy card or voting instruction card, it means that you have multiple accounts with our transfer agent and/or a broker, trust, bank, or other nominee or fiduciary, or you may hold shares in different ways or in multiple names (such as through joint tenancy, trusts and custodial accounts). Please vote all of your shares.

WILL MY SHARES BE VOTED IF I DO NOT COMPLETE, SIGN, DATE AND RETURN MY PROXY CARD OR VOTING INSTRUCTION CARD, OR VOTE BY SOME OTHER METHOD?

If you are a registered “record” stockholder and you do not vote your shares by Internet or by telephone, or by completing, signing, dating and returning a paper proxy card or voting instruction card, your shares will not be voted unless you attend the Annual Meeting and vote in person. In addition, if you sign, date and return a proxy card, but do not complete voting instructions for a proposal, your shares will be voted with respect to such proposal by the named proxies in accordance with the Board’s recommendations and in the discretion of the proxy holder on any other matter that may properly come before the Annual Meeting.

If your shares are held in a brokerage account or by a trust, bank, or other nominee or fiduciary, you are considered the “beneficial owner” of shares held in “street name,” and the Notice or proxy materials were forwarded to you by that organization. In order to vote your shares, you must follow the voting instructions forwarded to you by or on behalf of that organization. Brokerage firms, trusts, banks, or other nominees and fiduciaries are required to request voting instructions for shares they hold on behalf of customers and others. As the beneficial owner, you have the right to direct the record holder how to vote and you are also invited to attend the Annual Meeting. We encourage you to provide instructions to your broker, trust, bank, or other nominee or fiduciary on how to vote your shares. Since a beneficial owner is not the record stockholder, you may not vote the shares in person at the Annual Meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares at the meeting.

Even if you do not provide voting instructions on your voting instruction card, if you hold shares through an account with a broker, trust, bank, or other nominee or fiduciary your shares may be voted. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. Proposal No. 3, to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2017, is considered a routine matter for which brokers, trusts, banks, or other nominees or fiduciaries may vote in the absence of specific instructions.

When a proposal is not considered “routine” and the broker, trust, bank, or other nominee or fiduciary has not received voting instructions from the beneficial owner of the shares with respect to such proposal, such firm cannot vote the shares on that proposal. All proposals, other than Proposal No. 3, are non-routine proposals. Votes that cannot be cast by a broker, trust, bank, or other nominee or fiduciary on non-routine matters are known as “broker non-votes.”

HOW CAN I REVOKE MY PROXY AND CHANGE MY VOTE PRIOR TO THE ANNUAL MEETING?

You may change your vote at any time prior to the vote taken at the Annual Meeting. You may revoke or change your vote in any one of four ways:

•	You may notify our Corporate Secretary, at our office at 2 Hamill Road, North Building, Baltimore, Maryland 21210, in writing that you wish to revoke your proxy.

•	You may submit a proxy dated later than your original proxy.

•	You may attend the Annual Meeting and vote by ballot if you are a stockholder of record. Merely attending the Annual Meeting will not by itself revoke a proxy. You must submit a ballot and vote your shares of Common Stock at the Annual Meeting.

•	For shares you hold beneficially or in street name, you may change your vote by following the specific voting instructions provided to you by the record holder to change or revoke any instructions you have already provided, or, if you obtained a legal proxy from your broker, trust, bank, or other nominee or fiduciary giving you the right to vote your shares, by attending the Annual Meeting and voting in person.

HOW DO I ATTEND THE ANNUAL MEETING IN PERSON?

If you plan to attend the Annual Meeting, you must register in advance by no later than May 24, 2017 and follow these instructions to gain admission. Attendance at the Annual Meeting is limited to stockholders as of the close of business on the Record Date or their authorized representatives. Cameras, sound or video recording equipment, cellular telephones, smartphones or other similar equipment, and electronic devices will not be allowed in the meeting room. To gain admission to the Annual Meeting, you must present an admission ticket and valid picture identification, such as a driver’s license or passport.

•	If You Vote by Mail. If you are a stockholder of record and receive your proxy materials by mail, you must mark the box on the proxy card you return to the Company indicating that you will attend the Annual Meeting. Your admission ticket is attached to your proxy card.

•	If You Vote by Internet. If you are a stockholder of record and receive your materials electronically, and vote via the Internet, there will be instructions to follow when voting to register to attend the Annual Meeting and print out your admission ticket.

•	Beneficial Owners. If you are a beneficial owner, bring the notice or voting instruction card that you received from the record holder to be admitted to the Annual Meeting. You will also be asked to present your brokerage statement reflecting your ownership of shares prior to the close of business on the Record Date. You will not be able to vote your shares at the Annual Meeting without a legal proxy from the record holder.

•	Authorized Named Representatives. If you are a stockholder as of the Record Date and intend to appoint an authorized named representative to attend the Annual Meeting on your behalf, you must send a written request for an admission ticket by regular mail to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210 or by fax to +1.410.951.4878. Requests for authorized named representatives to attend the Annual Meeting must be received by no later than Wednesday, May 24, 2017. Please include the following information when submitting your request: (i) your name and complete mailing address; (ii) proof that you own shares of Common Stock of the Company prior to the close of business on the Record Date (such as a brokerage statement showing your name and address or a letter from the brokerage firm, trust, bank, or other nominee or fiduciary holding your shares); (iii) a signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the individual’s name, mailing address, telephone number and email address, and a description of the extent of his or her authority; and (iv) a legal proxy if you intend such representative to vote your shares at the meeting.

•	We reserve the right to deny entry to the Annual Meeting if the above conditions are not satisfied.

ADDITIONAL INFORMATION

On or about April 25, 2017, we began sending a Notice of Internet Availability of Proxy Materials, including Internet availability of the Annual Report, or the Notice of the Annual Meeting, this Proxy Statement and the Annual Report in paper copies, to the Company’s stockholders of record as of the close of business on the Record Date. The Annual Report does not constitute a part of the proxy solicitation materials. The Annual Report provides you with additional information about the Company. Copies of our Notice of Annual Meeting, Proxy Statement and Annual Report are available on our website at http://www.fticonsulting.com, under “About—Governance—Annual Reports & Proxy Statements.”

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES

THE DIRECTOR NOMINATION PROCESS

Identification of Candidates as Directors for Election at the Annual Meeting

The Board currently consists of eight directors, seven of whom are independent. Each year, the Nominating and Corporate Governance Committee works with the Board to develop the education, credentials and characteristics required of Board nominees in light of current Board composition, our business and operations, our long-term and short-term plans, applicable legal and listing requirements, and other factors the Nominating and Corporate Governance Committee considers relevant.

The Nominating and Corporate Governance Committee evaluates existing directors for reelection each year as if they were new candidates. The Nominating and Corporate Governance Committee may identify other candidates for nomination as directors, if necessary, through recommendations from our directors, management, employees, stockholders or outside consultants, as well as through the formal stockholder nomination process described under “Corporate Governance—Stockholder Nominees for Director.” The Nominating and Corporate Governance Committee will review candidates in the same manner regardless of the source of the recommendation. The Nominating and Corporate Governance Committee is authorized, in its sole discretion, to engage outside search firms and consultants to assist with the process of identifying and qualifying candidates, and has the sole authority to negotiate the fees and terms of the retention of such advisors.

The Nominating and Corporate Governance Committee and the Board focus on identifying nominees and candidates for nomination as a director who have a diversity of ages, backgrounds, skills and experiences. The Board increased its gender diversity by adding Laureen Seeger as a director effective March 7, 2016.

Key director attributes that are considered by the Nominating and Corporate Governance Committee and the Board include:

•	Leadership Experience. Experience holding a significant leadership position in a complex organization or experience dealing with complex problems, including a practical understanding of strategy, processes, risk management and other factors that drive growth and change.

•	Finance or Accounting Experience. Experience with finance and/or financial reporting that demonstrates an understanding of finance and financial information and processes.

•	Services or Industry Experience. Experience with our key practice offerings or client industries, such as capital markets, mergers and acquisitions, consulting, energy, financial institutions, healthcare, and telecom, media and technology, to deepen the Board’s understanding and knowledge of our business.

•	Government Experience. Experience working constructively and proactively with governments and agencies, both foreign and domestic.

•	Other Public Company Board Experience. Experience serving on the boards and board committees of other public companies provides an understanding of corporate governance practices and trends and insights into board management and the relationships among the board, the chief executive officer and other members of senior management.

•	Global Experience. Experience managing or growing companies outside the U.S. or with global companies to broaden our knowledge, help direct our global expansion and help navigate the hurdles of doing business outside the U.S.

In addition, the Nominating and Corporate Governance Committee and the Board consider other factors, as it determines to be appropriate, including:

•	Integrity and Credibility. High ethical standards and strength of character in the candidate’s personal and professional dealings, and a willingness to be held accountable.

•	Business Judgment. Mature and practical judgment, and a history of making good business decisions in good faith and in a manner that will be in the best interests of the Company and its stakeholders.

•	Collaborative Work Ethic. Ability to work together with other directors and management to carry out his or her duties in the best interests of the Company and its stakeholders.

•	Need for Expertise. The extent to which the candidate has some quality or experience that would fill a present need on the Board.

•	Sufficient Time. The candidate is willing to devote sufficient time and effort to the affairs of the Company, as well as other factors related to the ability and willingness of the candidate to serve on the Board.

Qualifications of the Incumbent Directors

The Board believes that our incumbent directors as a whole have the necessary experience and expertise, and each director possesses the particular attributes that qualify him or her to serve on our Board. The principal qualifications of our directors are:

Director	Leadership	Finance and Accounting	Services or Industry	Government	Other Public Company Board Experience	Global

Brenda J. Bacon	🌑		🌑	🌑	🌑

Mark S. Bartlett	🌑	🌑	🌑		🌑	🌑

Claudio Costamagna	🌑	🌑	🌑		🌑	🌑

Vernon Ellis	🌑	🌑	🌑	🌑		🌑

Nicholas C. Fanandakis	🌑	🌑	🌑		🌑	🌑

Steven H. Gunby	🌑		🌑			🌑

Gerard E. Holthaus	🌑	🌑	🌑		🌑	🌑

Laureen E. Seeger	🌑		🌑		🌑	🌑

During the first quarter of 2017, the Nominating and Corporate Governance Committee discussed with each incumbent director his or her ability to continue to serve as a director if he or she were to be nominated by the Board and reelected by stockholders at the Annual Meeting.

Characteristics of the Incumbent Directors

The following charts illustrate the characteristics of the incumbent directors, including tenure, gender, age and independence:

2017 Nominations of Candidates as Directors for Election at the Annual Meeting

Following its consideration of the above factors, as well as the qualifications of the incumbent directors, including their ability to continue to serve as directors of the Company following the Annual Meeting, the Nominating and Corporate Governance Committee recommended, and the Board nominated, all eight of the incumbent directors to stand for reelection by stockholders at the Annual Meeting:

Brenda J. Bacon	Nicholas C. Fanandakis
Mark S. Bartlett	Steven H. Gunby
Claudio Costamagna	Gerard E. Holthaus
Vernon Ellis	Laureen E. Seeger

INDEPENDENCE OF DIRECTORS

The Board has established Categorical Standards of Director Independence, which are the same as the NYSE Section 303A standards governing director independence as currently in effect, and recognizes that a director is “independent” if he or she does not have a material relationship with the Company (directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), considering all facts and circumstances that the Board determines are relevant. Based on those standards, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that all seven current non-employee directors standing for reelection at the Annual Meeting are independent. Steven H. Gunby is not considered independent for these purposes since he is our President and Chief Executive Officer (our “CEO”).

In making its independence determinations, the Board considered that Nicholas C. Fanandakis is Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company, and Laureen E. Seeger is Executive Vice President and General Counsel

of the American Express Company. Both of those companies are clients of the Company. The Board found that Mr. Fanandakis and Ms. Seeger are independent, after concluding that the Company’s engagements with each of their employers or its subsidiaries are in the ordinary course of the Company’s business on substantially the same terms as transactions with other clients of the Company for similar services, and neither Mr. Fanandakis nor Ms. Seeger has received any direct or indirect personal and pecuniary benefits from any of these client engagements or transactions. The fees from such engagements amounted to less than the greater of $1.0 million or 2% of each such client’s consolidated gross revenues for each year ended December 31, 2014, December 31, 2015 and December 31, 2016. In addition, during each of the years ended December 31, 2014, December 31, 2015 and December 31, 2016, the Company has not made charitable contributions to any organization in which a director serves as an employee, officer, director or trustee, which in any single year exceeded the greater of $1.0 million or 2% of such organization’s gross revenues.

PROPOSAL NO. 1—ELECT AS DIRECTORS THE EIGHT NOMINEES NAMED IN THE PROXY STATEMENT

Each of the eight incumbent directors nominated by the Board is standing for reelection at the Annual Meeting. Each nominee, if elected, will serve as a director for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.

We do not know of any reason why any nominee would be unable to serve as a director, if elected. If any nominee is unable to serve or for good cause will not serve, which is not anticipated, the Nominating and Corporate Governance Committee may identify and recommend a candidate or candidates to the Board as a potential substitute nominee or nominees. If that happens, all valid proxies will be voted for the election of the substitute nominee or nominees designated by the Board. Alternatively, the Board may determine to keep a vacancy open or reduce the size of the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

More detailed information about each of the eight nominees is provided in the section of this Proxy Statement titled “Information about the Board of Directors and Committees—Information about the Nominees for Director.”

Stockholder Approval Required. Each nominee will be elected as a director if he or she receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” with respect to his or her election as a director at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors. Any incumbent director who does not receive the required vote will be subject to our mandatory resignation policy, which is described in the section of this Proxy Statement titled “Corporate Governance—Our Significant Corporate Governance Policies and Practices.”

The Board of Directors Unanimously Recommends That You Vote FOR the Election of All Eight Nominees as Directors.

INFORMATION ABOUT THE NOMINEES FOR DIRECTOR

All of the nominees were elected as directors of the Company at the 2016 annual meeting held on June 1, 2016. Information about each of the eight incumbent directors nominated to stand for election at the Annual Meeting is detailed below:

2017 Nominees for Director	Principal Occupations and Business Experiences

Brenda J. Bacon Independent Director Director since: 2006 Age: 66

Brenda Bacon has extensive healthcare experience as the President and Chief Executive Officer of Brandywine Senior Living, Inc., a company she co-founded in 1996. Ms. Bacon has held these positions for more than ten years. Ms. Bacon has held various other positions with Brandywine Senior Living, including President and Chief Operating Officer. Brandywine Senior Living owns and operates 27 senior living communities in five states, with two additional communities under construction and one additional community in development. Ms. Bacon served as Chief of Management and Planning, a cabinet-level position, under former New Jersey Governor James J. Florio from 1989 to 1993 and, in 1992-1993, Ms. Bacon was on loan to the Presidential Transition Team, as Co-Chair for the transition of the U.S. Department of Health and Human Services, under the administration of President Clinton.

Public Company Directorships and Committees:

Hilton Grand Vacations Inc. [Audit Committee and Compensation Committee]

Other Select Directorships:

Rowan University [Trustee]

Argentum (formerly the Assisted Living Federation of America)

Mark S. Bartlett Independent Director Director since: 2015 Age: 66

Mark Bartlett has extensive accounting and financial services experience having retired as a Partner of Ernst & Young LLP in June 2012. Mr. Bartlett joined Ernst & Young in 1972 and worked there until his retirement, serving as Managing Partner of the firm’s Baltimore office and Senior Client Service Partner for the Mid-Atlantic region. He is a certified public accountant.

Public Company Directorships and Committees:

T. Rowe Price Group, Inc. [Audit Committee (Chairman) and Executive Compensation Committee]

Rexnord Corporation [Audit Committee (Chairman) and Nominating and Corporate Governance Committee]

Other Select Directorships and Committees:

The Baltimore Life Companies [Finance Committee]

2017 Nominees for Director	Principal Occupations and Business Experiences

Claudio Costamagna Independent Director Director since: 2012 Age: 61

Claudio Costamagna is Chairman of CC e Soci S.r.l., a financial advisory firm he founded in June 2007. Mr. Costamagna has extensive experience in investment banking having served for 18 years, until April 2006, in various positions with The Goldman Sachs Group, Inc., culminating as Chairman of the Investment Banking Division in Europe, the Middle East and Africa from December 2004 to March 2006.

Public Company Directorships:

Advanced Accelerator Applications [Chairman]

Other Select Directorships and Committees:

CC e Soci S.r.l. [Chairman]

Casa Depositi e Prestiti (CDP-Italian Bank) [Chairman]

Fondo Strategico Italiano [Chairman]

Universita L. Boncconi [International Advisory Council]

Past Public Company Directorships:

Luxottica Group S.p.A.

Salini Impregilo Group

DeA Capital S.p.A.

IL Sole 24 Ore S.p.A.

Sir Vernon Ellis Independent Director Director since: 2012 Age: 69

Sir Vernon Ellis was Chair of the Board of Trustees of the British Council from March 2010 to March 2016. He has extensive experience in international management consulting having retired from Accenture (UK) Limited in March 2010 after holding the positions of Senior Advisor, from January 2008 to March 2010, and International Chairman, from January 2001 to December 2007, and holding other major operational roles prior to 2001.

Other Select Directorships:

Martin Randall Travel Ltd. [Chairman]

One Medical Group Ltd. [Chairman]

2017 Nominees for Director	Principal Occupations and Business Experiences

Nicholas C. Fanandakis Independent Director Director since: 2014 Age: 61

Nicholas Fanandakis has extensive public company executive officer and finance experience as Executive Vice President and Chief Financial Officer of E.I. du Pont de Nemours and Company (“DuPont”), a major chemical corporation, assuming that position in November 2009. Prior to becoming Executive Vice President and Chief Financial Officer, Mr. Fanandakis held various positions with increasing managerial and operational responsibilities since first joining DuPont in 1979. The positions he has held with DuPont include Group Vice President of Applied BioSciences from January 2008 to September 2009, Vice President of Corporate Plans from February 2007 to January 2008, and Vice President and General Manager of Chemical Solutions Enterprise from September 2003 to February 2007.

Public Company Directorships:

ITT Inc.

Steven H. Gunby Director since: 2014 Age: 59

Steven Gunby joined the Company as its President and Chief Executive Officer on January 20, 2014. Mr. Gunby has extensive experience in the consulting services industry having formerly been employed by The Boston Consulting Group, a leading business strategy consulting services firm, for more than 30 years beginning in August 1983. The positions he held with The Boston Consulting Group include Global Leader, Transformation, from January 2011 to January 2014, and Chairman, North and South America, from December 2003 to December 2009. He also held other major managerial roles in his capacity as a Senior Partner and Managing Director since 1993, including serving as a member of The Boston Consulting Group’s Executive Committee.

Other Select Directorships:

Breakthru Beverage Group, LLC

2017 Nominees for Director	Principal Occupations and Business Experiences

Gerard E. Holthaus Independent Director Chairman of the Board since: 2013 Director since: 2004 Age: 67

Gerard Holthaus was appointed by the Board as its non-executive Chairman of the Board in December 2013. Mr. Holthaus has extensive management experience as an executive officer, and finance experience with both public and private companies. In April 2010, Mr. Holthaus stepped down as Chief Executive Officer of Algeco Scotsman Global S.a.r.l. (“Algeco Scotsman”), the leading global provider of modular space solutions, and assumed the positions of non-executive Chairman of the Board of that company and its holding company, Algeco/Scotsman Holdings S.a.r.l., and director of certain affiliated subsidiaries, all of which are privately held companies. From June 2013 to September 2013, Mr. Holthaus was interim Chief Executive Officer of BakerCorp International, Inc. From November 2007 to April 2010, Mr. Holthaus held the positions of Executive Chairman of the Board and Chief Executive Officer of Algeco Scotsman, responsible for all operations of the company in North America and Europe. From April 1997 to October 2007, Mr. Holthaus was executive Chairman of the Board, President and Chief Executive Officer of Williams Scotsman International, Inc., which is now a subsidiary of Algeco Scotsman. Williams Scotsman International, Inc. was a publicly held company prior to its acquisition by Algeco Scotsman.

Public Company Directorships and Committees:

BakerCorp International, Inc. [Audit Committee (Chairman)]

Neff Corporation [Audit Committee, Compensation Committee, Nominating Committee]

Other Select Directorships and Committees:

Algeco Scotsman Global S.a.r.l. [Chairman]

The Baltimore Life Companies [Chairman and Member of Compensation Committee and Nominating and Corporate Governance Committee]

Loyola University of Maryland [Trustee]

Laureen E. Seeger Independent Director Director since: 2016 Age: 55

Laureen Seeger has been Executive Vice President and General Counsel of the American Express Company, a diversified financial services company, since July 2014. From March 2006 through June 2014, Ms. Seeger served as Executive Vice President, General Counsel and Chief Compliance Officer at McKesson Corporation, the largest healthcare services company in North America, where she led the Law, Public Affairs, Compliance and Corporate Secretary functions while guiding the Company through complex legal and regulatory environments and contributing to its financial growth. Ms. Seeger joined McKesson in 2000 as General Counsel of its Technology Division. In this role, she provided leadership through complex merger and acquisition transactions, and product evolutions, while building the Law Department and enhancing client service.

Past Public Company Directorships:

Umpqua Holdings Corporation

DIRECTOR ATTENDANCE AT MEETINGS

Director Attendance at Board and Committee Meetings

Each director is expected to attend all meetings of the Board and each Committee of the Board on which he or she serves, unless excused for reasons of serious illness or extreme hardship. During each director’s term of office during 2016, such director attended no less than 75% of the meetings held by the Board and each Committee on which he or she served.

During 2016, the Board and each Committee held the following number of meetings:

	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Total Meetings Held	9	6	7	5

For purposes of presenting this information, each joint meeting of the Board and any Committee has been counted as a separate meeting of the Board and the applicable Committee. Meetings that were adjourned one day and reconvened on another day have been counted as one meeting.

Director Attendance at Other Meetings

Our independent directors meet in closed (executive) sessions, without the presence of management, periodically throughout the year. The Chairman of the Board chairs the meetings of the independent directors, which coincide with regular meetings of the Board. During 2016, our independent directors met in closed (executive) sessions four times without management, and each independent director attended more than 75% of such sessions held during his or her term.

All nominees for director who were elected as directors of the Company on June 1, 2016 attended our 2016 annual meeting of stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Committee Membership

Name	Audit	Compensation	Nominating and Corporate Governance
Brenda J. Bacon		🌑	C
Mark S. Bartlett	🌑
Claudio Costamagna		C
Vernon Ellis	🌑		🌑
Nicholas C. Fanandakis	C
Gerard E. Holthaus	🌑	🌑
Laureen E. Seeger		🌑	🌑

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee operate under written Committee Charters. The Committee Charters are reviewed annually, and more frequently as necessary, to address any new rules or best practices relating to the responsibilities of the applicable Committee, or changes to such rules and best practices. The applicable Committee approves its own Committee Charter amendment and submits it to the Nominating and Corporate Governance Committee, which recommends action by the Board. All Committee Charter amendments are submitted to the Board for approval.

Copies of the Charter of the Audit Committee, Charter of the Compensation Committee and Charter of the Nominating and Corporate Governance Committee are available on our website under “About—Governance” at http://www.fticonsulting.com/about/governance, as follows:

Name of Committee	Website Link
Audit Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf
Compensation Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-compensation-committee-of-the-board-of-directors.pdf
Nominating and Corporate Governance Committee	http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-nominating-and-corporate-governance-committee-of-the-board-of-directors.pdf

Audit Committee

The Board has determined that all Audit Committee members are independent and otherwise qualify as Audit Committee members pursuant to applicable rules of the Securities and Exchange Commission (the “SEC”) and the NYSE. No Audit Committee member is a member of more than three other audit committees. The Board has determined that all of the members of the Audit Committee qualify as “audit committee financial experts” within the meaning stipulated by the SEC.

Functions of the Audit Committee

•	selects, oversees and retains our independent registered public accounting firm;

•	reviews and discusses the scope of the annual audit and written communications by our independent registered public accounting firm to the Audit Committee and management;

•	oversees our financial reporting activities, including the annual audit and the accounting standards and principles we follow;

•	approves audit and non-audit services by our independent registered public accounting firm and applicable fees;

•	reviews and discusses our periodic reports filed with the SEC;

•	reviews and discusses our earnings press releases and communications with financial analysts and investors;

•	oversees our internal audit activities;

•	oversees our disclosure controls and procedures;

•	reviews Section 404 of the Sarbanes-Oxley Act of 2002, internal control over financial reporting;

•	oversees and monitors our Policy on Reporting Concerns and Non-Retaliation and related reports;

•	reviews and discusses risk assessment and risk management policies and practices;

•	oversees the administration of the Code of Ethics and Business Conduct and other ethics policies;

•	reviews, discusses and approves insider and affiliated person transactions;

•	administers the policy with respect to the hiring of former employees of the Company’s independent registered public accounting firm;

•	performs an annual self-evaluation of the Audit Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval; and

•	prepares the audit committee report required to be included in the annual proxy statement.

Compensation Committee

The Board has determined that all Compensation Committee members are non-employee directors and qualify as independent directors under the Company’s Categorical Standards of Director Independence and the NYSE’s corporate governance rules, including the additional independence standards adopted by the NYSE on January 11, 2013 specific to compensation committee membership. In making its determinations regarding the independence of each of the Compensation Committee members, the Board has considered all factors specifically relevant to determining whether a director has a relationship with the Company that would materially impair the director’s ability to make independent judgments about executive officer compensation, including: (i) the source of such director’s compensation; (ii) any consulting, advisory or other compensatory fees paid by the Company to the director; and (iii) any other affiliations the director has with the Company and its affiliates, including engagements by clients that are companies or affiliates of companies for which members of the Compensation Committee serve as officers or directors.

All of the members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 162(m)”) and “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee and Board solicit recommendations from our CEO and other officers regarding compensation matters, including the compensation of executive officers and key employees other than our CEO. They assist the Compensation Committee by providing information such as financial results, short-term and long-term business and financial plans, and strategic objectives, as well as their views on compensation programs and levels. They also recommend individual incentive pay opportunities, including: (i) annual incentive pay (“AIP”) objective and operative performance measures; (ii) AIP subjective individual performance goals; (iii) individual AIP award levels; (iv) long-term incentive pay (“LTIP”) performance measure(s); and (v) individual LTIP award levels. Management also advises the Compensation Committee regarding the achievement of performance measures and goals, and payments under our incentive compensation plans and programs. Our CEO attended all Compensation Committee meetings held during 2016, other than meetings and executive sessions to which he was not invited. Only members of the Compensation Committee vote on matters before that Committee.

Role of the Compensation Advisors

Under its Committee Charter, the Compensation Committee is authorized to select, retain and direct the activities, and terminate the services, of compensation advisors, as well as approve fees and expenses of such advisors. During 2016, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“FWC”) to advise the Compensation Committee on certain executive officer compensation matters. In addition, during 2016, the Compensation Committee consulted Kirkland & Ellis LLP (“K&E”) and Freshfields Bruckhaus Deringer US LLP (“Freshfields”) on certain legal aspects of executive officer compensation. During 2016, the Compensation Committee requested advice on a variety of issues, including short- and long-term executive incentive compensation programs and executive contract amendments, as well as our say-on-pay proposal and other compensation disclosures included in our proxy statement for our 2016 annual meeting of stockholders and this Proxy Statement for the Annual Meeting. Neither FWC nor the Company provided any services to the other during 2016, apart from the advisory services provided by FWC to the Compensation Committee. K&E and Freshfields both provide services to the Company as outside corporate and employment counsel, respectively. In such capacities, they each advise the Company regarding executive officer and other compensation matters. The Company routinely is engaged by each of K&E and Freshfields to provide services to them or their clients in the ordinary course of our business. After consideration of the above factors, as well as information supplied by FWC, including its independence letter, the Compensation Committee concluded that FWC is independent and not subject to any conflicts of interest. After considering the Company’s relationships with each of K&E and Freshfields and their conflicts of interests policies and practices, the Compensation Committee concluded that K&E and Freshfields are not independent, but determined that they both offer unique, well-rounded perspectives on our executive officer compensation, and the matters on which they each advise the Compensation Committee do not constitute a conflict of interest, but are aligned with the interests of the Company. The Compensation Committee currently intends to continue to consult with FWC, K&E and Freshfields on executive officer compensation and other matters from time to time.

Functions of the Compensation Committee

•	approves the compensation of our CEO;

•	approves the compensation of other executive officers;

•	administers our equity-based compensation plans and approves awards under such plans;

•	establishes objective performance goals, individual award levels and operative and subjective performance measures, and oversees all aspects of executive officer incentive compensation;

•	reviews and approves, or recommends that the Board approve, employment, consulting and other contracts, or arrangements with present and former executive officers;

•	reviews the compensation disclosures in the annual proxy statement and Annual Report on Form 10-K filed with the SEC and discusses the disclosures with management;

•	performs annual performance evaluations of our executive officers, in conjunction with the independent Chairman of the Board or other presiding director, as applicable, and Chair of the Nominating and Corporate Governance Committee;

•	performs an annual self-evaluation of the Compensation Committee;

•	reviews its Committee Charter and recommends changes to the Nominating and Corporate Governance Committee for submission to the Board for approval;

•	prepares the compensation committee report included in the annual proxy statement;

•	submits all equity-based compensation plans, executive officer compensation plans and material revisions to such plans to a vote of the Board, and to a vote of stockholders if stockholder approval is required;

•	ensures that stockholders have the opportunity to vote on (i) an advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers in accordance with the frequency selected by stockholders and (ii) the frequency of the stockholder advisory (non-binding) vote to approve the resolution approving the compensation of the named executive officers at least once every six years.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2016, no director who served as a member of the Compensation Committee has served as one of our officers or employees at any time. No executive officer serves as a member of the board or compensation committee of any other company that has an executive officer serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of only non-employee directors, who qualify as independent directors under our Categorical Standards of Director Independence and the NYSE corporate governance rules.

Functions of the Nominating and Corporate Governance Committee

•	identifies and qualifies the annual slate of directors for nomination by the Board;

•	reviews non-employee director compensation and recommends changes to the Board for approval;

•	assesses the independence of directors for the Board;

•	identifies and qualifies the candidates for Chairman of the Board and for membership and chairmanship of the Committees for appointment by the Board;

•	identifies and qualifies candidates to fill vacancies occurring between annual meetings of stockholders for election by the Board;

•	monitors compliance with, and reviews proposed changes to, our Corporate Governance Guidelines, the Committee Charters, and other policies and practices relating to corporate governance for submission to the Board for approval;

•	monitors and reviews responses to stockholder communications with non-management directors together with the independent Chairman of the Board or presiding director, as applicable;

•	oversees the process for director education;

•	oversees the process for Board and Committee annual self-evaluations;

•	oversees the process for performance evaluations of our executive officers in conjunction with our independent Chairman of the Board or the presiding director, as applicable, and the Compensation Committee;

•	oversees the process relating to succession planning for our CEO and other executive officer positions;

•	reviews directors’ and officers’ liability insurance terms and limits;

•	reviews its Committee Charter and recommends changes to the Board for approval; and

•	performs an annual self-evaluation of the Nominating and Corporate Governance Committee.

COMPENSATION OF NON-EMPLOYEE DIRECTORS AND POLICY ON NON-EMPLOYEE DIRECTOR EQUITY OWNERSHIP

General

Non-employee directors receive annual retainer and equity compensation as described below pursuant to the FTI Consulting, Inc. Non-Employee Director Compensation Plan, amended and restated effective as of January 1, 2016 (the “Director Plan”). We reimburse our non-employee directors for their out-of-pocket expenses incurred in the performance of their duties as our directors (including expenses related to spouses when spouses are invited to attend Board events). We do not pay fees for attendance at Board and Committee meetings.

Non-Employee Director Compensation

The following table describes the components of non-employee director compensation for 2016:

Compensation Elements	2016 Director Compensation Values (1) (5)	Alternative Forms of Payment
Annual Retainer: (2) (5) (6)	$50,000	Cash or Deferred Stock Units
Annual Committee Chair Fees: (2) (5)	$10,000—Chair of Audit Committee $7,500—Chair of Compensation Committee $5,000—Chair of Nominating and Corporate Governance Committee	Cash or Deferred Stock Units
Additional Annual Non-Executive Chairman of the Board Fee: (2) (5)	$200,000	Cash or Deferred Stock Units
Annual Equity Award: (2) (3) (4) (5) (6)	$250,000	Restricted Stock, Restricted Stock Units, Deferred Restricted Stock Units or Cash

(1)	Following each annual meeting of stockholders, continuing non-employee directors receive payment of the annual retainer and annual equity award, and Chairman of the Board or Committee Chair fee, if applicable, as of the date of such annual meeting. A new non-employee director receives a prorated annual retainer and equity award upon first being appointed to the Board other than at an annual meeting. A non-employee director, who is appointed to a chairmanship other than following an annual meeting, receives a prorated non-executive Chairman of the Board or Committee Chair fee, as applicable.

(2)	U.S. non-employee directors are permitted to voluntarily defer annual retainer payments (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and/or annual equity compensation awards in the form of deferred stock units or deferred restricted stock units, respectively. Deferred stock units on account of deferred annual retainer and Chairman of the Board and/or Committee Chair fees are vested in full on the grant date. Deferred restricted stock units granted on account of deferred annual equity compensation awards vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below. Each deferred stock unit and deferred restricted stock unit represents the right to receive one share of Common Stock upon the earlier of (i) a separation from service event and (ii) an elected payment date, in each case in accordance with Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 409A”).

(3)	The annual equity award, unless deferred, is in the form of shares of restricted stock, in the case of U.S. non-employee directors, and restricted stock units, in the case of non-U.S. non-employee directors. Each restricted stock unit represents the right to receive one share of Common Stock upon vesting. Annual equity awards are nontransferable and vest in full on the first anniversary of the grant date unless vesting is accelerated as described in footnote (4) below.

(4)

All unvested shares of restricted stock and restricted stock units will immediately vest in full upon a non-employee director’s (i) death, (ii) “Disability,” (iii) cessation of service within one year following a Change in Control, unless other accommodations are made with respect to such awards, (iv) cessation of service at the expiration of his or her term as a director due to the Company’s failure to renominate such director for service on the Board (other than for “Cause” (as determined by the Board, in its good-faith discretion), due to the request of such director or as a result of a voluntary resignation)), and (v) cessation of service due to failure of the Company’s stockholders to reelect such director for service on the Board (other than for cause (as determined by the Board, in its good-faith discretion)).

(5)	The number of (i) deferred stock units awarded to a non-employee director as annual retainer compensation (including any annual fee to the non-executive Chairman of the Board or a Committee Chair) and (ii) shares of restricted stock, restricted stock units and deferred restricted stock units awarded to a non-employee director as annual equity compensation, will be determined by dividing (a) the U.S. dollar value of such award by (b) the closing price per share of Common Stock reported on the NYSE for the grant date. Fractional restricted shares, restricted stock units, deferred stock units and deferred restricted share units are rounded down to the nearest whole share.

(6)	If we do not have sufficient shares of Common Stock authorized under our stockholder-approved equity compensation plans to fund annual retainer and equity awards in stock or stock-based equity awards, such awards will be funded in cash. The payout of such cash amounts will be subject to applicable deferred compensation payment, vesting and accelerated vesting conditions, subject to Code Section 409A, and such cash amounts generally will accrue interest at the rate of 6% per annum.

Director Summary Compensation Table

The table below summarizes the compensation paid by the Company to non-employee directors for the year ended December 31, 2016:

Names of Non-Employee Directors	Fees Earned or Paid in Cash ($) (a)	Stock Awards (1) ($) (b)	Option Awards (1) ($) (c)	All Other Compensation (2) ($) (d)	Total ($) (e)
2016 Non-Employee Directors:
Brenda J. Bacon	55,000	249,968	—	—	304,968
Mark S. Bartlett	50,000	249,968	—	—	299,968
Claudio Costamagna	57,500	249,968	—	—	307,468
Vernon Ellis	50,000	249,968	—	—	299,968
Nicholas C. Fanandakis	60,000	249,968	—	—	309,968
Gerard E. Holthaus	250,000	249,968	—	—	499,968
Laureen E. Seeger (3)	61,918	309,542	—	—	371,460
2016 Former Non-Employee Director:
James W. Crownover (4)	—	—	—	25,000	25,000

(1)	The balances of each director’s equity-based awards (excluding vested shares of Common Stock) are set forth in the table below:

Name	Unvested Restricted Shares or Units	Vested and Unvested Deferred Stock or Restricted Stock Units	Unexercised Stock Options
2016 Non-Employee Directors:
Brenda J. Bacon	5,922	—	2,499
Mark S. Bartlett	5,922	—	—
Claudio Costamagna	5,922	—	—
Vernon Ellis	5,922	—	—
Nicholas C. Fanandakis	5,922	—	—
Gerard E. Holthaus	5,922	58,344	—
Laureen E. Seeger	7,613	—	—
2016 Former Non-Employee Director:
James W. Crownover	—	—	—

(2)	With the exception of Mr. Crownover, no current director received perquisites or other benefits aggregating more than $10,000 in 2016.

(3)	Ms. Seeger’s compensation includes the prorated annual retainer of $11,918 and equity compensation of $59,574 awarded on March 7, 2016 (the date of grant) upon her joining the Board.

(4)	Mr. Crownover did not stand for reelection at the 2016 annual meeting of stockholders. In his honor, the Company donated $25,000 to a nonprofit university designated by him upon his leaving the Board.

Policy on Non-Employee Director Equity Ownership

Our Policy on Non-Employee Director Equity Ownership demonstrates our Board’s continuing commitment to stockholder interests. The policy sets each non-employee director’s total investment level at five times (5x) the value of the annual retainer. A non-employee director will be required to meet the ownership level in effect when he or she first joins the Board within three years following receipt of his or her first director compensation payment. Non-employee directors have three years to meet any increased ownership level during their tenure. In addition, under the policy, a non-employee director may not sell, transfer or dispose of shares of Common Stock if he or she does not attain or maintain the applicable equity ownership investment level at the initial ownership measurement date, or at June 30 of each year thereafter, except as necessary to pay or repay the cost of exercising a stock option or any tax obligations associated with the exercise of a stock option or vesting of stock-based awards, or as otherwise approved by the Compensation Committee in its sole discretion.

Shares of Common Stock that are, directly or indirectly, (i) beneficially owned by such non-employee director or (ii) held in a trust over which such non-employee director has more than 50% of the beneficial interest and controls the management of the assets will count toward attaining and maintaining the applicable equity ownership level. Stock options, whether or not vested, will not count toward meeting the equity ownership requirement. However, restricted stock, restricted stock units, deferred stock units and deferred restricted stock units, whether or not vested, will count toward attaining and maintaining the non-employee director’s applicable equity ownership level. The shares of Common Stock counted toward attaining and maintaining the non-employee director’s applicable ownership level will be valued at the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the applicable measurement date. As of December 31, 2016, all of our non-employee directors were in compliance with our Policy on Non-Employee Director Equity Ownership.

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

Our governance policies, including Categorical Standards of Director Independence, Corporate Governance Guidelines, Code of Ethics and Business Conduct, Anti-Corruption Policy, Policy on Reporting Concerns and Non-Retaliation, Policy on Disclosure Controls and Policy on Inside Information and Insider Trading, as well as the Charters of the Committees, can be found on our website under “About—Governance” at http://www.fticonsulting.com/about/governance. Those policies and other information on our website do not constitute a part of this Proxy Statement. Paper copies of those documents may be obtained, without charge, upon request by contacting the Corporate Secretary, FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210.

The Nominating and Corporate Governance Committee regularly reviews corporate governance developments and recommends modifications or new policies for adoption by the Board and the Committees, as appropriate, to enhance our corporate governance policies and practices, and to comply with the laws and rules of the SEC, the NYSE and other applicable governmental and regulatory authorities.

OUR SIGNIFICANT CORPORATE GOVERNANCE POLICIES AND PRACTICES

Listed below are our significant corporate governance policies and practices:

•	Annual Director Elections. Stockholders elect our directors annually to hold office to the next annual meeting of stockholders and until his or her successor is elected and qualifies.

•	Non-Employee Independent Chairman of the Board. Gerard E. Holthaus is our non-executive independent Chairman of the Board. More information about our Chairman of the Board may be found at “—Board Leadership Structure.”

•	Majority Voting in Uncontested Director Elections. A nominee in an uncontested election shall be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “FOR” and “WITHHELD” as to such nominee at the Annual Meeting. Any abstentions or broker non-votes are not counted as votes cast either “FOR” or “WITHHELD” with respect to a director’s election, and will have no effect on the election of directors.

•	Director Resignation. Our Corporate Governance Guidelines provide that in an uncontested election, if an incumbent director fails to receive the required majority vote, he or she must offer to resign from the Board. The Nominating and Corporate Governance Committee will (a) consider such offer to resign, (b) determine whether to accept such director’s resignation, and (c) submit such recommendation for consideration by the Board. The director whose offer to resign is under consideration may not participate in any deliberation or vote of the Nominating and Corporate Governance Committee or Board regarding his or her offer of resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s offer to resign. Within 90 days after the date of certification of the election results, the Board will publicly disclose the Board’s decision of whether or not to accept an offer of resignation. If such incumbent director’s offer to resign is not accepted by the Board, such director will continue to serve until his or her successor is elected and qualifies, or until his or her earlier death, resignation, retirement or removal (whichever occurs first). If a director’s offer to resign is accepted by the Board, then the Board, in its sole discretion, may fill any resulting vacancy pursuant to the Company’s Bylaws or reduce the size of the Board.

•	Executive Sessions. Our Board meets regularly in executive session without the presence of management, including our CEO.

•	Stockholder Rights Plan. We do not have a stockholder rights plan and are not currently considering adopting one.

•	Stockholder Power to Amend Bylaws. Our stockholders, by the affirmative vote of the holders of a majority of the shares of Common Stock, have the power to adopt, alter or repeal any Bylaw of the Company.

BOARD LEADERSHIP STRUCTURE

Our Board is free to choose its Chairman in any way that it deems best for the Company. In December 2013, the Board appointed Gerard E. Holthaus as its non-employee independent Chairman of the Board. In determining who should hold that position, the Board considered Mr. Holthaus’ experience since 2006 as the Board’s independent Presiding Director. The Board also considered each director’s individual experience and his or her experience serving as a director of other companies, particularly the experience of non-U.S. directors serving on the board of companies in locations where non-executive or independent chairmanships are common. The Board believes that Mr. Holthaus’ continuing service as Chairman of the Board provides continuity in leadership and governance. The Board periodically reviews its leadership structure and may make changes in the future.

The Board also believes that separation of the CEO and Chairman of the Board positions balances the role of the Board to oversee the Company’s business, on the one hand, and management’s responsibilities to manage the Company‘s operations on a day-to-day basis, on the other hand. Our CEO is responsible for setting the strategic vision of the Company, leading the Company’s day-to-day business, managing the executive officers and other key employees directed with implementing plans and carrying out operations, and reporting to the Board. The Chairman of the Board structures the agendas for the Board meetings to ensure that topics deemed important by the independent directors are addressed, as well as to allow the Board to express its views on the Company’s management, operations, material transactions, strategy and execution. As Chairman, Mr. Holthaus (i) presides over meetings and executive sessions of the Board, and executive sessions of the independent directors, (ii) acts as a liaison between management and the independent directors, (iii) consults with our CEO, (iv) ensures that the Board and our CEO understand each other’s views on critical matters, (v) monitors significant issues occurring between Board meetings and ensures Board involvement when appropriate, (vi) ensures the adequate and timely exchange of information and supporting data between the Company’s management and the Board, and (vii) receives stockholder communications addressed to the independent directors.

OVERSIGHT OF RISK MANAGEMENT

The Board has delegated the critical responsibility for overall risk oversight to the Audit Committee, which reports to the Board. Management of the Company has primary responsibility for performing risk assessments, identifying and monitoring risks, establishing policies and processes, implementing and carrying out corporate responses, and reporting to the responsible Committee of the Board. The Audit Committee reviews and discusses the enterprise risk management profile that management of the Company prepares and the policies and guidelines that management of the Company uses to manage risks. In addition, the Audit Committee reviews and evaluates the performance and operations of our risk management function, which is managed by our Enterprise Risk Management Committee, consisting of members of management and employees with responsibilities for critical functions, such as accounting, information technology, internal audit, ethics, compliance and risk management.

We are exposed to a number of risks, including financial risks, operational risks, reputational risks, strategic risks, competitive risks, risks relating to operating in foreign countries, day-to-day management risks, information privacy and data and cyber security risks, general economic and business risks, and legal, regulatory and compliance risks, including risks associated with the Foreign Corrupt

Practices Act (the “FCPA”) and foreign anti-bribery laws. Our risk and compliance officer manages our internal enterprise risk management function, working closely with members of our Enterprise Risk Management Committee and our executive management, business segments and corporate functions, to identify and assess risks and mitigate exposures. Our risk and compliance officer regularly reports to and discusses with our executive management and Audit Committee our policies and procedures to identify and assess critical risk exposures, and the plans and actions that have been identified or taken by our internal audit, finance and management functions to correct, rehabilitate or mitigate risks facing the Company. Directors who are not members of the Audit Committee attend these meetings as well. The Audit Committee periodically requests additional reports on critical risk areas identified by management, such as the FCPA, the UK Anti-Bribery Act and cyber security. The Audit Committee also reports to the Board on a regular basis to apprise them of the Company’s risk profile and risk management, as well as discussions with our executive management, risk and compliance officer, and head of internal audit.

While the Audit Committee has primary responsibility for overseeing and monitoring enterprise risk management, each of the other two standing Committees of the Board also considers risks within its area of responsibility. For example, the Compensation Committee reviews and discusses risks relating to the compensation policies and practices of the Company. The Nominating and Corporate Governance Committee reviews legal and regulatory compliance risks as they relate to corporate governance, including the listing requirements of the NYSE. These Committees also keep the Board apprised as to compensation- and governance-related risks.

COMPENSATION-RELATED RISKS

At the request and direction of the Compensation Committee and the Audit Committee, management conducted an assessment of risks associated with the Company’s compensation policies and practices for the year ended December 31, 2016. This assessment included the (i) review of programs, plans, policies and procedures relating to the components of executive officer and employee compensation, (ii) review of incentive-based equity and cash compensation features, (iii) identification of compensation design features that could potentially encourage excessive or imprudent risk taking, (iv) identification of business risks that these features could potentially encourage, (v) consideration of the presence or absence of controls, oversight or other factors that mitigate potential risks, (vi) assessment of potential risks, and (vii) consideration of the potential for such risks to result in a material adverse effect on the Company and its subsidiaries taken as a whole. Based on the assessment and factors described above, the Company determined that the risks associated with its compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

BOARD AND COMMITTEE SELF-ASSESSMENTS

In January 2017, the Board and each Committee conducted its annual self-assessment to determine whether it is functioning effectively and to identify any areas for improvement. In February 2017, the Chair of the Nominating and Corporate Governance Committee acted as moderator and the results of the assessments were discussed by the Board and each applicable Committee.

CODE OF CONDUCT

Our written Code of Ethics and Business Conduct (“Code of Ethics”) and Anti-Corruption Policy (together with our Code of Ethics, our “Code of Conduct”) applies to financial professionals, including our Chief Financial Officer, corporate Controller and Chief Accounting Officer, and corporate Treasurer, as well as our CEO and all other officers, directors, employees and independent contractors of the Company and its affiliates. We require all individuals subject to our Code of Conduct to avoid conflicts of interest, comply with applicable laws, including the FCPA, other anti-bribery laws and legal and regulatory requirements of the jurisdictions in which we have offices and conduct business, protect Company assets, conduct business in an honest and ethical manner, and otherwise act with integrity, in our best interests and in accordance with the Code of Conduct. The Code of Conduct prohibits insiders from knowingly taking advantage of corporate opportunities for personal benefit and taking unfair advantage of our business associates, competitors and employees through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any other practice of unfair dealing. Our Code of Ethics and Anti-Corruption Policy are publicly available and can be found on our website under “About—Governance” at http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/fti-code-of-conduct.pdf and http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/anti-corruption-policy.pdf, respectively. If we make substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of such policy to any officer, financial professional or person performing similar functions, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K filed with the SEC. Our Code of Ethics was last updated in any material respect in September 2014.

STOCKHOLDER NOMINEES FOR DIRECTOR

We did not receive any notices of stockholder nominees for director prior to the deadline for 2017 nominations described in our proxy statement for the 2016 annual meeting of stockholders. Under our current Bylaws, nominations for director at an annual meeting of stockholders may be made by a stockholder who is a stockholder of record both at the time of (i) the giving of the notice by the stockholder and (ii) the record date for the determination of stockholders entitled to vote at such meeting; provided such stockholder delivers notice along with the additional information and materials required by our Bylaws, including, as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required by the SEC’s proxy rules to be disclosed in connection with solicitations of proxies for the election of directors, to the Corporate Secretary at our principal executive office of the Company, which at that time will be located at 555 12th Street NW, Washington, DC 20004, not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders. For the annual meeting of stockholders in 2018, you must deliver this notice no earlier than November 26, 2017 and no later than December 26, 2017. In the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting of stockholders, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. In the event that the number of directors to be elected to the Board is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at our principal executive office of the Company, which at that time will be located at 555 12th Street NW, Washington, DC 20004, not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which we first make such public announcement. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

You may obtain a copy of our Bylaws, without charge, by writing to our Corporate Secretary at FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. +1.410.951.4867. We filed a copy of our Bylaws, as amended and restated through June 1, 2011, with the SEC on June 2, 2011 as an exhibit to our Current Report on Form 8-K dated June 1, 2011, and we filed copies of Amendments No. 1 and No. 2 to our Bylaws through December 13, 2013 and September 17, 2014, respectively, as exhibits to our Current Reports on Form 8-K filed with the SEC on December 16, 2013 and September 22, 2014, respectively.

COMMUNICATIONS WITH DIRECTORS

Stockholders, employees and other interested persons may communicate with our Board or any individual director using the FTI Consulting Integrity Hotline, which allows interested persons to place confidential reports by either telephone or the Internet, without divulging their name or other personal information. The reporting website may be accessed from any Internet-enabled computer at www.fticonsulting.ethicspoint.com. Telephone reports may be placed through the FTI Consulting Integrity Hotline by calling +1.866.294.3576 (toll free) in the U.S. Reports submitted through the FTI Consulting Integrity Hotline will be sent to designated recipients within the Company, which includes our Vice President—Chief Risk and Compliance Officer. If interested persons do not feel comfortable using the FTI Consulting Integrity Hotline, they may communicate with our Board or an individual director by contacting our Vice President—Chief Risk and Compliance Officer, by telephone to Matthew Pachman, at +1.202.312.9100, by mail to his attention at FTI Consulting, Inc., 1101 K Street NW, Washington, DC 20005, prior to June 5, 2017, and 555 12th Street NW, Washington, DC 20004, after June 5, 2017, or by email to matthew.pachman@fticonsulting.com. Communications directed to the Board or independent directors, depending upon the subject matter, will be directed to the Chairman of the Board, Chair of the Audit Committee or Chair of the Nominating and Corporate Governance Committee or other appropriate person who is responsible for ensuring that the concerns expressed are investigated and appropriately addressed. The Company will not filter any such communications.

OTHER PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

In addition to Proposal No. 1 to elect as directors the eight nominees named in this Proxy Statement, we will present the four additional proposals described below at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. We do not know of any other matters to come before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters as permitted under applicable law.

PROPOSAL NO. 2—VOTE ON THE APPROVAL OF THE FTI CONSULTING, INC. 2017 OMNIBUS INCENTIVE COMPENSATION PLAN

General

We are asking our stockholders to approve the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan effective as of June 7, 2017 (the “2017 Plan”), which, among things, authorizes shares of our Common Stock for equity grants to our officers, employees, individual service providers and non-employee directors of the Company and its subsidiaries, consisting of the sum of the following, subject to adjustment as provided in the 2017 Plan: (i) the number of shares of our Common Stock remaining available for issuance and not subject to outstanding awards under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective as of June 3, 2015 (the “2009 Plan”), as of the date of the Annual Meeting; (ii) any additional shares of our Common Stock subject to outstanding awards under the 2009 Plan, the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2006 Plan”), and the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended from time to time (the “2004 Plan”), as of the date of the Annual Meeting that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company; plus (iii) 850,000 additional new shares of our Common Stock. Our Board of Directors approved the 2017 Plan on March 28, 2017, authorizing a maximum new share limit of up to 1,000,000 additional shares of our Common Stock. On April 15, 2017, the Compensation Committee approved, subject to such maximum new share limit set by the Board, the number of additional new shares of Common Stock under the 2017 Plan, subject to the approval of our stockholders at the Annual Meeting. The 2017 Plan shall be administered by a committee appointed by the Board that shall consist solely of independent directors, which shall be the Compensation Committee (the “Administrator”) as of the date of approval by stockholders.

Upon approval of the 2017 Plan at the Annual Meeting, no further awards will be granted under the 2009 Plan, but outstanding awards under the 2009 Plan, 2006 Plan and 2004 Plan as of the Annual Meeting will continue to remain outstanding in accordance with their applicable terms and the terms of the applicable plan. Alternatively, if the 2017 Plan is not approved by stockholders at the Annual Meeting, the 2009 Plan will continue to remain in full force and effect and the Company will continue to have the right to make grants under the 2009 Plan, subject to the existing share reserve under the 2009 Plan.

The following discussion of the 2017 Plan is qualified in its entirety by the complete text of the 2017 Plan attached to this Proxy Statement as Appendix A. You may request a copy of the 2017 Plan, free of charge, from the Corporate Secretary, FTI Consulting, Inc., 2 Hamill Road, North Building, Baltimore, Maryland 21210, telephone no. +1.410.951.4867.

Burn Rate

Over the course of its history, the Company has made significant equity grants to align the interests of its leaders and senior professionals with those of its stockholders. Since our leadership succession in 2014, the Compensation Committee and our management team have sought to reduce our average share usage rate (sometimes referred to as “burn rate”) while still seeking to maximize the benefits of equity compensation.

The Company’s unadjusted burn rate for the three-year period ended December 31, 2016 was 2.01%. Unadjusted burn rate has been calculated based on our (i) non-weighted total number of shares of our Common Stock issuable upon the grant or exercise, as the case may be, of the equity-based awards granted for the applicable fiscal year, divided by (ii) weighted average total number of shares of Common Stock issued and outstanding during the applicable fiscal year, in each case excluding performance-based equity awards that have not been earned. The burn rate is “unadjusted” because it is determined before giving effect to the 2.5:1 premium share counting rule, discussed below, for certain equity awards.

Our adjusted burn rate for the three-year period ended December 31, 2016 was 3.89%. Adjusted burn rate has been calculated (based on our understanding of the methodology utilized by Institutional Shareholder Services, Inc. (“ISS”)) by (i) applying a 2.5:1 premium factor to the number of full-value awards (stock-based awards) granted each year and (ii) excluding performance-based equity awards that have not been earned. Our adjusted burn rate of 3.89% is lower than ISS’ adjusted burn rate of 4.14% of our industry classification group for the same period. This compares with our adjusted burn rate for the three-year period ended December 31, 2013 of 5.82% (recalculated on the basis described above), demonstrating our successful management of equity usage over the relevant periods.

The Company repurchased zero, 765,000 and 537,000 shares of Common Stock during the years ended December 31, 2014, December 31, 2015 and December 31, 2016, respectively. The share repurchases partially offset dilution from equity grants in the relevant years. However, such share repurchases also had the effect of reducing the denominator used to calculate our burn rate, which consequently inflated our reported burn rate for the years ended December 31, 2015 and December 31, 2016, and the three-year period ended December 31, 2016.

Based on our three-year average share usage rate, we expect that the shares available under the 2017 Plan will enable the Company to continue to grant equity as a portion of compensation for approximately three years (including 2017).

Unadjusted Burn Rate

The below table sets forth the unadjusted burn rate calculations for the three-year period ended December 31, 2016:

	Options Granted	Full Value Shares (1)	Total Weighted Average Number of Common Shares Outstanding	Burn Rate
	(in thousands, except for percentages)
Years	(a)	(b)	(c)	(d)
2016	119	593	40,943	1.74%
2015	185	420	40,846	1.48%
2014 (2)	611	508	39,726	2.82%
Three-Years Ended December 31, 2016				2.01%

(1)	Excludes performance-based restricted stock unit awards for approximately 84,000 and 81,000 shares at maximum, granted in 2016 and 2015, respectively. There were no stock-based performance awards granted in 2014. No performance-based equity awards were earned in each of 2016, 2015 and 2014.

(2)	2014 includes the employment inducement awards that were granted to David M. Johnson, our former Chief Financial Officer (“Former CFO”), and Paul Linton, our Chief Strategy and Transformation Officer (“CSTO”), on August 25, 2014, outside of our equity plans pursuant to Rule 303A.08 of the NYSE.

Adjusted Burn Rate

The below table sets forth the adjusted burn rate calculations for the three-year period ended December 31, 2016:

	Options Granted	Full Value Shares (1)	Total Granted	Total Weighted Average Number of Common Shares Outstanding	Burn Rate
	(in thousands, except for percentages)
Years	(a)	(b)	(c) (2)	(d)	(e)
2016	119	593	1,602	40,943	3.91%
2015	185	420	1,235	40,846	3.02%
2014 (3)	611	508	1,881	39,726	4.73%
Three-Years Ended December 31, 2016					3.89%

(1)	Excludes performance-based restricted stock unit awards for approximately 84,000 and 81,000 shares at maximum, granted in 2016 and 2015, respectively. There were no stock-based performance awards granted in 2014. No performance-based equity awards were earned in each of 2016, 2015 and 2014.

(2)	The Adjusted burn rate has been calculated by applying a 2.5:1 premium factor to share-based awards to calculate the total full value shares granted for each of 2016, 2015 and 2014. For example, if 100 shares are issued with respect to a restricted stock award, 250 shares will be counted to determine adjusted burn rate.

(3)	2014 includes the employment inducement awards that were granted to our Former CFO and our CSTO on August 25, 2014, outside of our equity plans pursuant to Rule 303A.08 of the NYSE,.

Key Plan Provisions

The 2017 Plan includes key provisions designed to protect stockholder interests and promote effective corporate governance, including, but not limited to, the following:

No discounted stock options and stock appreciation rights (“SARs”). Stock options and SARs may not be granted with an exercise price lower than the closing price per share of Common Stock on the grant date.

No repricing of stock options and SARs. The Administrator may not reprice stock options or SARs, including through the cancellation or replacement of such stock options or SARs, without stockholder approval, or permit the cash buyout of underwater stock options or SARs.

No automatic reloads of stock options and SARs. The 2017 Plan does not provide for the automatic reload of stock options and SARs.

No “evergreen” provisions. There is no “evergreen” or automatic replenishment provision pursuant to which the shares authorized for issuance under the 2017 Plan are automatically replenished.

No automatic grants. The 2017 Plan does not provide for automatic grants to any eligible participant.

Annual limit on non-employee director awards. The aggregate fair value (computed as of the applicable grant date) of total compensation (consisting of cash retainers and other cash compensation, as well as equity awards granted under the 2017 Plan) to any non-employee director in any calendar year shall not exceed $750,000, subject to Board discretion to make exceptions to the limit for a non-executive Chairman of the Board or, in extraordinary circumstances, for an individual non-employee director; provided, that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Annual limit on performance-based executive officer awards. For purposes of awards intended to be performance-based compensation for purposes of Code Section 162(m), the maximum number of shares of our Common Stock granted during any calendar year to any one individual will be limited to 350,000 shares of our Common Stock per type of award. Such per-individual limit will not be adjusted for any award (and related shares of Common Stock) that has been terminated, surrendered or canceled during the applicable year.

No dividends or dividend equivalents on unearned awards. Cash, stock and any other property declared as a dividend or dividend equivalent with respect to any equity award shall not be distributed, paid or credited, but may be accumulated and distributed, paid or credited at the time that any applicable restrictions or risks of forfeiture with respect to such award shall lapse.

No automatic acceleration on a “Change in Control.” The 2017 Plan does not provide for automatic “single trigger” equity acceleration or severance benefits on a “Change in Control” (as defined in the 2017 Plan).

Shares Used and Available

The following tables provide information about shares of our Common Stock that may be issued upon the exercise of outstanding stock options, and the vesting or issuance of restricted and unrestricted stock- and unit-based awards, deferred restricted and unrestricted stock- and unit-based awards, and performance-based stock- and unit-based awards, and shares of our Common Stock that remain available for future awards, as of December 31, 2016 and March 31, 2017, respectively:

Shares Used and Available as of December 31, 2016

	Number of Shares of Common Stock to Be Issued upon Exercise of Outstanding Stock Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights	Full Value Shares Outstanding (Including Deferred and Undeferred Unvested Stock and Restricted Stock and Unit Awards)	Number of Shares Remaining Available for Future Awards under Equity Compensation Plans (Excluding Unexercised Stock Options, Warrants and Rights and Unvested Stock and Restricted Stock and Unit Awards)
	(in thousands, except for weighted average exercise price and term)
(a)	(b)	(c)	(d)	(e)	(f)
Equity Compensation	2,373	43.89	4.8	1,159	1,288

Shares Used and Available as of March 31, 2017

	Number of Shares of Common Stock to Be Issued upon Exercise of Outstanding Stock Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Weighted Average Remaining Term of Outstanding Options, Warrants and Rights	Full Value Shares Outstanding (Including Deferred and Undeferred Unvested Stock and Restricted Stock and Unit Awards)	Number of Shares Remaining Available for Future Awards under Equity Compensation Plans (Excluding Unexercised Stock Options, Warrants and Rights and Unvested Stock and Restricted Stock and Unit Awards)
	(in thousands, except for weighted average exercise price and term)
(a)	(b)	(c)	(d)	(e)	(f)
Equity Compensation	2,507	42.93	4.9	1,218	923

Reasons for This Proposal

The available shares under the 2017 Plan are needed to allow the Company to continue to use equity as a significant component of its compensation and incentive programs. Stockholders should consider the following key reasons why the Company believes that approving the 2017 Plan and the shares of Common Stock thereunder is important:

•	Our equity-based compensation programs align the interests of our executive officers and key employees with those of our stockholders. A substantial percentage of equity-based compensation to our executive officers is subject to performance goals. For 2016, 100% of each eligible executive officer’s aggregate AIP opportunity is subject to financial performance metrics and individual performance goals. For 2016, 75% of each eligible executive officer’s aggregate LTIP opportunity (including stock options) is performance based. See “Executive Officers and Compensation—Compensation Discussion and Analysis—Detailed Information about Our Executive Compensation Programs—2016 Performance-Based AIP and LTIP Opportunities” for more detailed descriptions of the AIP and LTIP opportunities for the year ended December 31, 2016.

•

Equity-based compensation is an important tool to recruit and retain revenue-generating professionals and expand our business. As a professional services company, the Company’s ability to use equity-based compensation is an important tool to attract and retain revenue-generating professionals. Our senior professionals make complex pricing, risk and other business decisions on a daily basis that have long-term impacts on our profitability. We believe that providing a portion of their compensation in the form of equity promotes a “partner-like” long-term mentality and is highly valued by these professionals. Competition for professionals with the level of expertise, specialization and education that we employ is intense. Many of our competitors are privately owned companies, including the Big Four accounting firms, private consulting partnerships, private banks and investment banks, and private equity firms. These private competitors can offer partnership and other ownership incentives to recruit and retain professionals that we cannot.

•	We have sought to reduce the dilutive impact of our equity-based compensation on our stockholders. We are committed to maintaining strong alignment between our leadership and our stockholders by providing significant amounts of our leaders’ compensation in the form of equity and instruments linked to the value of our equity that they must hold for multiple years. We also understand that we must balance maintaining and increasing this alignment with responsibly managing dilution of our current and future stockholders’ interest in the Company.

Consequences if Proposal No. 2 is Not Approved by Stockholders

We have certain compensation programs in place (in which our executive officers do not participate) that provide for programmatic equity awards each year to certain of our senior professionals and non-employee directors, as follows:

•	Our Senior Managing Director Incentive Compensation Programs (collectively, the “ICP”) for key professionals, which we rolled out starting in 2006, provide for annual payments in the forms of shares of restricted stock, restricted stock units, or, alternatively, cash, based on each participant’s annual discretionary bonus compensation for the performance year, which vest pro rata over a period of three or five years.

•	Our Key Senior Managing Director Incentive Compensation Plan (“KSIP”), which we implemented starting in 2015, is designed to replace recurring ICP awards by providing designated key professionals (including designated professionals who previously participated in the ICP), with significant upfront restricted stock awards, which vest pro rata over a period of three years.

•	Our Director Plan provides that non-employee directors will each receive an annual equity award in the form of shares of restricted stock or restricted stock units with a value of $250,000 as of each annual meeting date, as long as he or she continues as a director of the Company following such annual meeting.

•	The voluntary deferred compensation features of the 2009 Plan (which are replicated in the 2017 Plan) provide that eligible key employees may each elect to defer up to one-third of his or her annual discretionary bonus, and non-employee directors may each elect to defer all of his or her annual cash retainer, chairmanship fee and/or annual equity compensation, in the form of stock units or restricted stock units payable on a one-for-one basis in shares of Common Stock on an elected payment date or a “separation form service” event as those phrases are defined under Code Section 409A.

If the equity-based components of the ICP, Director Plan, voluntary deferred compensation or KSIP cannot be offered to participants because authorized shares of Common Stock are not available under a stockholder-approved equity compensation plan, the benefits of such plans and programs will be funded in cash.

Description of the 2017 Plan

Limitations on Issuance of Stock-Based Awards

The 2017 Plan establishes the following award limitations:

•	For equity awards intended to be performance-based compensation for purposes of Code Section 162(m), the maximum number of shares of our Common Stock granted during any calendar year to any one individual under the 2017 Plan will be limited to 350,000 shares of our Common Stock per type of award. Such per-individual limit will not be adjusted for any award (and related shares of our Common Stock) that has been terminated, surrendered or canceled during the applicable year.

•	The maximum dollar award that may be paid to any one individual as cash-based awards that are intended to be performance-based compensation for purposes of Code Section 162(m) under the 2017 Plan in any year shall not exceed the aggregate amount of $15.0 million.

•	The maximum number of shares of our Common Stock that may be subject to awards of “incentive stock options” (within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 422”)) is 1,773,000 shares.

•	The total compensation (consisting of cash retainers and other cash compensation, as well as equity awards granted under the 2017 Plan) to any non-employee director in any calendar year shall not exceed $750,000.

The above maximum share limits are subject to adjustment in the event of a corporate transaction affecting our Common Stock or our capitalization by reason of a spin-off, split-up, extraordinary dividend, recapitalization, merger, consolidation, share exchange or other similar transaction, or a stock dividend, stock split, reverse stock split, issuance of rights or warrants, or other similar events.

2017 Plan Administration; Terms of Awards

The 2017 Plan will be administered by a committee of the Board composed of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m) and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the SEC under the Exchange Act. The Administrator has the sole authority to interpret the 2017 Plan and set the terms of all awards under the 2017 Plan, including the authority to: (1) determine the individuals to whom, and the time or times at which, awards will be granted; (2) determine the types of awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each award and determine to what extent and pursuant to what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards or other property, or an award may be canceled, forfeited or surrendered; (4) impose such terms, limitations, restrictions and conditions upon any such award as the Administrator deems appropriate, including, but not limited to, the exercise price, grant price or purchase price, vesting or exercise period, and treatment on termination of employment or service events, to the extent not inconsistent with the terms of the 2017 Plan; (5) subject to the limitations set forth in the 2017 Plan, modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards; (6) to the extent not inconsistent with the terms of the 2017 Plan, accelerate or otherwise change the time in which an award vests, may be exercised or becomes payable, or waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an award following termination of a participant’s employment or other relationship with the Company or its affiliates, provided that no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder, or with regard to compensation intended to qualify as “performance-based compensation” under Code Section 162(m), except as otherwise permitted thereunder; (7) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period; and (8) determine conclusively whether (and, if applicable, when) a participant has experienced a “separation from service” or “unforeseeable emergency” as those phrases are defined in Code Section 409A.

Types of Awards and Grants

Pursuant to written award agreements, and subject to the provisions of the 2017 Plan, the Administrator may award stock options (including nonstatutory and incentive stock options), SARs, restricted and unrestricted stock or units, stock and cash-based phantom stock, performance awards, other incentive and stock-based awards, and cash-based awards, or any combination thereof, as described below:

a.

Stock Options. A stock option represents the right to purchase a share of Common Stock at a predetermined exercise price. The Administrator, in its discretion, may grant nonstatutory stock options or incentive stock options to qualified participants. The Administrator will set the terms of each stock option, including the number of shares, exercise price, vesting period and option duration, but in no event will any option term exceed ten years. All stock options (other than stock options subject to awards that are assumed, converted or substituted under the 2017 Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”)) must have an exercise price at least equal to the closing price of one share of our Common Stock as reported on the NYSE (or other principal securities exchange on which shares of our Common Stock are then listed) on the date of grant (“fair market value”), or, in the case of incentive stock options granted to a 10% stockholder of the Company, at least 110% of the fair market value of a share of Common Stock on the date of grant. The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the 2017 Plan is 1,773,000 shares. The Administrator, in its sole discretion, in the applicable award agreement may authorize stock options to be exercised, in whole or in part, by payment in full of the exercise price in cash, or by delivery of previously owned shares of Common Stock, through a broker cashless exercise program, or through net settlement of shares. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the grant agreement evidencing such stock option, and unless it otherwise meets the requirements of Code Section 422. Notwithstanding anything herein to the contrary, if the term of any outstanding nonstatutory stock option is scheduled to expire during any period in which the grantee of such stock option or SAR is prohibited from exercising such stock option or SAR due to such an exercise resulting in a violation of any applicable federal, state or local law, the period during which such stock option or SAR may be exercised may, in the sole discretion of the Administrator, be extended to a date that is no later than the 30th day following the date on which the exercise of such stock option or SAR would no longer violate any such applicable federal, state or local law, subject to the limitations of Code Section 409A.

b.	Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants awards of SARs. A SAR entitles the recipient to receive a payment having an aggregate value equal to the product of (1) the excess of (A) the fair market value on the exercise date of one share of Common Stock over (B) the base price per share specified in the applicable award agreement, multiplied by (2) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment of the amount payable upon any exercise of a SAR may be made by the delivery of shares of Common Stock or cash, or any combination of shares of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR the holder is to receive a portion of such payment in shares of Common Stock, the number of shares will be determined by dividing such portion by the fair market value of a share of Common Stock on the exercise date. The base price per share specified in the grant agreement will not be less than the fair market value of a share of Common Stock on the date of grant (other than in the case of the base price of Acquisition Awards). No fractional shares will be used for such payment and the Administrator will determine whether cash will be given in lieu of such fractional shares or whether such fractional shares will be rounded up or down to the nearest whole share. For purposes of counting against the aggregate share limitation of the 2017 Plan, SARs to be settled in shares of Common Stock will be counted based upon the number of actual shares issued upon settlement of the SARs. The term of the SARs will not exceed ten years.

c.	Stock Awards. Restricted stock awards consist of shares of Common Stock that are awarded to a participant and that are subject to forfeiture or vesting during a pre-established period if certain conditions are met. Unrestricted stock awards consist of shares of Common Stock that are not subject to forfeiture or vesting conditions. A holder of restricted stock will generally have all the rights of a holder of shares of Common Stock, including the right to receive any dividends and to vote, even during the restricted period. The Administrator may, from time to time, grant restricted or unrestricted stock awards to eligible service providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

d.	Phantom Stock. Phantom stock awards, including phantom stock units, restricted stock units and stock units are full value awards denominated in stock-equivalent units. The amount and terms of a stock unit award will be set by the Administrator pursuant to a written award agreement. Stock units granted to a participant will be credited to a bookkeeping reserve account solely for accounting purposes, and will not require a segregation of any of our assets. An award of stock units may be settled in shares of our Common Stock, in cash, or in a combination of shares of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable award agreement in the sole discretion of the Administrator, the holder of stock units will not have any rights of a stockholder with respect to any shares of Common Stock represented by a stock unit solely as a result of the grant of a stock unit.

e.	Performance Awards. Performance awards are awards of cash, shares of Common Stock, or a combination of cash and shares of Common Stock, which become vested or payable upon the satisfaction of pre-determined performance goals over the pre-determined performance period established by the Administrator. The performance period will be determined by the Administrator and may be equal to, greater than or less than 12 months. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. The performance goals will be based on one or more of the following criteria:

•	earnings before interest, taxes, depreciation and amortization;

•	earnings before interest and taxes;

•	stock price;

•	earnings per share;

•	diluted earnings per share;

•	earnings or loss per share before stock option expense;

•	net earnings;

•	operating or other earnings;

•	profits;

•	gross revenues;

•	net revenues;

•	cash flow, net cash flow or cash flow per share (in each case, before or after dividends);

•	return on investment;

•	cash balances;

•	improvement in cash balances;

•	operating income;

•	operating expenses or reduction;

•	improvement in or attainment of expense levels or working capital levels;

•	gross income;

•	net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation);

•	return on investment;

•	return on capital (including return on total capital);

•	gross margin;

•	operating margin;

•	working capital;

•	revenue growth;

•	annual recurring revenues;

•	recurring revenues;

•	segment or product revenues;

•	debt reduction;

•	economic value added;

•	financial ratios (including those measuring liquidity, activity, profitability or leverage);

•	return on assets or net assets;

•	stockholder return;

•	stockholder return ratios or comparisons with various stock market indices;

•	return on equity;

•	growth in assets;

•	market share;

•	appreciation in and/or maintenance of the price of the Company’s shares of Common Stock or any other publicly traded securities of the Company;

•	economic value-added models;

•	strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements;

•	specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges;

•	sales of securities; and

•	the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Administrator in its sole discretion.

Such performance goals also may be based by reference to (i) the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, (ii) comparison with performance of an industry, one or more peer groups or other groups of companies, (iii) prior performance periods, and/or (iv) other measures selected or defined by the Administrator within the parameters of Code Section 162(m). At any time prior to the final determination of the performance awards, the Administrator may adjust the performance goals and awards for participants to the extent that the Administrator deems appropriate considering the requirements of Code Section 162(m), provided that if a performance award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Administrator shall be precluded from increasing the amount of compensation payable under the terms of such performance award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the Administrator shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the Administrator may in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Administrator determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued operations, extraordinary items or events, and other unusual, infrequent or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration; (d) a change in tax law or accounting standards required by generally accepted accounting principles; or (e) any other recurring or non-recurring items as the Administrator, in its sole discretion, shall determine. With respect to performance goals consisting of financial metrics, such goals may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or to include any items otherwise excludable under GAAP or under IASB Principles. Upon completion of a performance period, the Administrator will determine whether the performance goals have been met within the established performance period, and certify in writing to the extent such goals have been satisfied.

f.	Other Stock-Based Awards. Other stock-based awards are awards denominated or valued, in whole or in part, by reference to or otherwise based on, or related to, the value of our Common Stock. Other stock-based awards may be denominated in cash, in shares of Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into shares of Common Stock, or in any combination of the foregoing and may be paid in shares of Common Stock or other securities, in cash, or in a combination of shares of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. The Administrator will set the terms and amounts of other stock-based awards pursuant to written award agreements.

g.

Other Cash-Based Awards. The Administrator may, from time to time, grant cash-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based awards shall be credited to a bookkeeping reserve account solely for accounting purposes, shall not require a segregation of any of our assets, and will be payable in cash only.

Incentive Stock Option Limits

For purposes of the grant of incentive stock options under the 2017 Plan (i) only the first $100,000 of shares of Common Stock (valued as of the date of grant) that become exercisable under an individual’s incentive stock options in a given year will be eligible to receive incentive stock option tax treatment, (ii) the exercise price must be at least equal to 100% of the fair market value of the shares on the date of grant of the option (or, in the case of incentive stock options granted to a 10% stockholder of the Company, at least 110% of the fair market value of a share of our Common Stock on the date of grant), and (iii) the maximum term of an incentive stock option is ten years from the date of grant (or, in the case of incentive stock options granted to a 10% stockholder of the Company, five years from the date of grant). The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the 2017 Plan is 1,773,000 shares of Common Stock.

No Separate Consideration

The Company will not receive separate consideration for the granting of awards under the 2017 Plan, other than related to the services the participants provide or as otherwise required by applicable law.

Change in Control

In the event of any transaction resulting in a “Change in Control” (as defined in the 2017 Plan), unvested awards will not vest automatically and a participant’s awards will be treated in accordance with the following:

a.	Awards, whether or not then vested, shall be continued, assumed or have new rights substituted therefor, as determined by the Administrator on a basis at least as beneficial to the participant as under the original award agreement (and in a manner consistent with the requirements of Code Section 409A and Treasury Regulation Section 1.424-1 (and any amendment thereto)), and the vesting conditions and restrictions to which any award granted on or after the date of approval of this Proposal No. 2 by stockholders as presented in this Proxy Statement and prior to the “Change in Control” are subject shall not automatically lapse upon a “Change in Control” (although the Administrator will have discretion to convert any performance-based vesting conditions into time-based vesting conditions to take effect following the “Change in Control”). However, in the event that, within two years following the “Change in Control,” (or such shorter period as determined by the Administrator, in its sole discretion), the participant’s service with the Company or any of its affiliates is involuntarily terminated by the Company or any of its affiliates for any reason other than for “Cause,” and other than as a result of death or “Disability,” or pursuant to a participant’s “Good Reason” termination right (which terms shall have the meanings assigned to them in the participant’s employment agreement or the applicable award agreement), all outstanding awards granted to such participant, which have not yet vested will immediately vest and become exercisable, and all restrictions on such awards shall immediately lapse.

b.	To the extent that awards will not be continued, assumed or have new rights substituted therefor in connection with a “Change in Control,” the Administrator, in its sole discretion, may provide for the purchase of any awards by the Company or an affiliate for an amount of cash equal to the excess (if any) of the highest price per share of Common Stock paid in connection with such “Change in Control” transaction with respect to the shares of the Company’s Common Stock covered by such awards over the aggregate exercise price, if any, of such awards. In addition, the Administrator may, in its sole discretion, terminate all outstanding and unexercised awards that provide for a participant elected exercise, effective as of the date of the “Change in Control,” by delivering notice of termination to each participant at least 20 days prior to the date of consummation of the “Change in Control,” in which case during the period from the date on which such notice of termination is delivered to the consummation of the “Change in Control,” each such participant will have the right to exercise in full all of such participant’s awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the “Change in Control,” and, provided that if the “Change in Control” does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void.

Dividends and Dividend Equivalents

The Administrator may provide that dividends or dividend equivalents shall accumulate with respect to some or all awards, provided that cash, stock and any other property declared as a dividend or a dividend equivalent with respect to any award shall be accumulated and shall be subject to restrictions and risks of forfeiture to the same extent as the applicable award with respect to which such cash, stock or other property dividend or dividend equivalent has been declared, and such cash, stock or other property dividend or dividend equivalent shall be distributed or paid at the time such applicable restrictions or risks of forfeiture shall lapse.

Share Reserve and Share Recycling

The maximum number of shares authorized for issuance pursuant to awards granted under the 2017 Plan, consist of the sum of the following, subject to adjustment as provided in the 2017 Plan: (i) the number of shares of our Common Stock remaining available for issuance and not subject to outstanding awards under the 2009 Plan as of the date of the Annual Meeting; (ii) any additional shares of our Common Stock subject to outstanding awards under the 2009 Plan, the 2006 Plan and the 2004 Plan as of the date of the Annual Meeting, that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company; plus (iii) 850,000 additional new shares of our Common Stock. If any award, or portion of an award under the 2017 Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any such award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an award, the shares subject to such award and the repurchased, surrendered, cash-settled, tendered and withheld shares shall thereafter be available for further awards under the 2017 Plan, provided, however, that any such shares that are repurchased by the Company in connection with any award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422.

Amendments and Termination

The Board may terminate, amend or modify the 2017 Plan or any portion thereof at any time, provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the 2017 Plan, in the aggregate, (ii) increase any limitations set with respect to any type of award, or with respect to any individual during any one calendar year, except for corporate adjustments pursuant to the 2017 Plan, (iii) reduce the minimum stock option price or SAR base price, as applicable, contrary to provisions of the 2017 Plan, or (iv) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the SEC, the NYSE or such other principal U.S. securities exchange on which shares of the Company’s Common Stock are then traded, or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Furthermore, except with respect to adjustments for corporate changes in accordance with the 2017 Plan, the terms of previously granted stock options or SARs shall not be amended or modified without the consent of stockholders to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the fair market value per share, or exchange such stock option or SAR for cash or another award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the NYSE or such other principal U.S. securities exchange on which the shares of Common Stock are then listed. Except as otherwise determined by the Board, termination of the 2017 Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to awards granted under the 2017 Plan prior to the date of such termination. Except as specifically provided otherwise in the 2017 Plan, no amendment, modification or termination of the 2017 Plan shall materially adversely affect the rights of a participant that have been established prior to such amendment, modification or termination absent the written consent of the affected participant. Notwithstanding the foregoing, any amendment or modification of the 2017 Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the 2017 Plan into conformity with any law or governmental regulation relating to the 2017 Plan. For the avoidance of doubt, the modifications and amendments set forth in the 2017 Plan shall not apply retroactively to outstanding awards authorized by the Administrator prior to approval by the stockholders at the Annual Meeting, without the consent of the applicable participant.

Vesting and Transferability of Awards

Subject to the limitations of the 2017 Plan, the Administrator, in its discretion, has the general authority to enact terms and conditions with respect to the vesting or exercisability of an award during and following the end of a participant’s employment or other relationship with the Company or its subsidiaries or affiliates. In general, no award under the 2017 Plan that is held by an executive officer or non-employee director may be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution.

Eligibility and Awards

As of the Record Date, six named executive officers, seven non-employee directors and approximately 4,732 employees, including approximately 449 senior managing directors and senior vice presidents, and six segment leaders, as well as individual service providers of the Company and our subsidiaries, are eligible to participate in the 2017 Plan. The Administrator has the authority to select participants and to determine the amount, type and terms of each award granted under the 2017 Plan. The Administrator may also grant new awards to replace outstanding options or other equity-based compensation when we acquire another company and, where appropriate, to mirror the terms of those replaced options or other equity-based compensation awards.

We have certain programs in place that provide for programmatic or standing equity awards each year, including pursuant to the ICP, the KSIP and the Director Plan. We are unable to predict the number of shares that we will need to fund awards under those programs at this time because that depends on: (i) the award level at which the participant enters such program, in the case of the KSIP; (ii) the annual discretionary bonus compensation and voluntary deferral levels, in the case of participants in the ICP; and (iii) the closing fair market value of our Common Stock on the date of grant, in all cases. Nor can we predict the number of shares that will be used to fund any other equity awards granted at the discretion of the Administrator.

The following table sets forth the maximum aggregate number of stock options, SARs, stock-based awards, full value cash units, performance-based restricted stock units and performance-based cash units outstanding under the 2009 Plan as of the year ended December 31, 2016, awarded to each of our named executive officers, all executive officers as a group, all directors who are not executive officers as a group and our non-executive officer employee group. The fair market value of one share of the Company’s Common Stock on the Record Date, as reported on the NYSE at the close of business on that day, was $40.51.

Name and Position as of December 31, 2016	Aggregate Number of Shares of Restricted Stock, Restricted Stock Units, Stock Units or Full Value Cash Units (1) (a)	Aggregate Number of Shares Underlying Option and SAR Awards (b)	Weighted Average Exercise Price per Share ($) (c)
Steven H. Gunby	188,421	197,906	35.28
President and Chief Executive Officer (2) (3) (4)
Ajay Sabherwal (5)	11,563	—	—
Chief Financial Officer
Paul Linton	23,733	81,950	36.33
Chief Strategy and Transformation Officer
Curtis Lu	10,634	14,858	34.33
General Counsel
Holly Paul	25,343	26,893	35.47
Chief Human Resources Officer
David M. Johnson (6)	—	—	—
Former Chief Financial Officer
Catherine M. Freeman (5)	—	10,000	55.64
Senior Vice President, Controller and Chief Accounting Officer and Former Interim Chief Financial Officer
All Named Executive Officers as a Group (7 persons)	259,694	331,607	36.13
Non-Employee Director Group (7 persons)	101,489	2,499	56.39
Non-Executive Officer Employee Group (139 persons)	1,152,767	1,976,894	40.53

(1)	Performance-based restricted stock units and performance-based cash units are presented at target.

(2)	Includes 18,242 full value cash units granted to Mr. Gunby as 2014 LTIP on April 1, 2014 (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), each unit representing the right to receive an amount of cash on the applicable vesting date equal to the product of (i) the fair market value of a share of our Common Stock on such applicable vesting date, multiplied by (ii) the number of units that vested on such date.

(3)	Includes the target number of 32,981 cash performance units granted to Mr. Gunby as 2014 LTIP on April 1, 2014 (subject to performance conditions based on the Company’s total shareholder return relative to the S&P 500 measured over the period from April 1, 2014 through March 31, 2017), representing the right to receive an amount of cash on the performance determination date equal to the product of (i) the fair market value of a share of our Common Stock on such performance determination date, multiplied by (ii) the number of units earned on such performance determination date upon achievement of the applicable performance condition established by the Compensation Committee.

(4)	Includes cash-based SARs with respect to up to 48,392 shares of our Common Stock granted to Mr. Gunby as 2014 LTIP on April 1, 2014 (subject to pro rata vesting on the first, second and third anniversaries of the date of grant), each SAR representing the right to receive an amount of cash upon exercise, following the applicable vesting date, equal to (A) the difference between (i) the fair market value of a share of our Common Stock on the applicable exercise date, minus (ii) the base price of $34.26 per share, multiplied by (B) the number of SARs exercised by the holder on such date.

(5)	Mr. Sabherwal commenced employment as Chief Financial Officer on August 15, 2016, which was also Ms. Freeman’s last day as Interim Chief Financial Officer.

(6)	Mr. Johnson’s last day of employment was March 1, 2016.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the U.S. federal income tax consequences of incentive stock options and nonstatutory stock options, which are authorized for grant under the 2017 Plan, under current law. It does not attempt to describe all possible federal or other tax consequences of participation in the 2017 Plan or tax consequences based on particular circumstances. The tax consequences may vary for non-U.S. awards.

Incentive Stock Options

An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Code Section 422. However, an option holder may be subject to the alternative minimum tax if the fair market value of our Common Stock on the date of exercise exceeds the option holder’s purchase price for the shares. Option holders who neither dispose of their shares within two years following the date the option was granted, nor within one year following the exercise of the option, will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the option holder will normally recognize ordinary income in the tax year during which the disqualifying disposition occurs equal to the lesser of the difference between (i) the fair market value of the shares on the date of exercise and the purchase price of such shares and (ii) the sales price and the purchase price of such shares. The option holder will normally also recognize a capital gain equal to the difference, if any, between the sales price and the fair market value of such shares on the exercise date. However, if a loss is recognized on the sale (i.e., the sales price is less than the purchase price of the disposed shares), the option holder will not recognize any ordinary income and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. An option holder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the option holder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss based on the difference between the sale price and the fair market value on the exercise date will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the option holder as a result of the exercise of a nonstatutory stock option.

2017 Plan Awards to International Employees

The Administrator has the authority to grant awards to employees of the Company and our subsidiaries who are foreign nationals or employed outside the U.S. on any different terms and conditions than those specified in the 2017 Plan that the Administrator, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the 2017 Plan. The Administrator has delegated to a management committee the authority to establish or approve sub-plans to the 2017 Plan to comply with foreign laws (but not the authority to grant awards or set the terms of awards). The Administrator may allocate all or a portion of authorized shares under the 2017 Plan for award pursuant to such sub-plan(s), as it believes to be necessary or appropriate for these purposes without altering the terms of the 2017 Plan in effect for other participants, provided, however, that the Administrator, without stockholder approval, may not (a) increase individual share ownership limitations in the 2017 Plan, (b) increase the number of shares available under the 2017 Plan, (c) increase the number of shares available for stock-based awards under the 2017 Plan, (d) increase the limitations on cash-based awards under the 2017 Plan, or (e) cause the 2017 Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the management committee may amend, modify, administer and terminate, as well as prescribe and rescind rules relating to such sub-plans.

Other Considerations

Code Section 162(m) allows publicly held corporations to deduct compensation in excess of $1,000,000 paid to a corporation’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer, if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. Subject to stockholder approval of this Proposal No. 2 at the Annual Meeting, we intend for compensation arising from grants of awards under the 2017 Plan that are based on performance goals, and compensation arising from grants of stock options and SARs granted at fair market value, to be deductible by us as qualified performance-based compensation not subject to the $1,000,000 limitation on deductibility. However, other considerations, such as providing our executive officers who are subject to Code Section 162(m) with competitive and adequate incentives to remain with and increase our business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Administrator’s compensation decisions. The Administrator has and expects to continue to authorize payment of compensation to executive officers outside the limits of Code Section 162(m).

Stockholder Approval Required. The approval of the 2017 Plan requires a majority of the votes cast on the proposal to vote “FOR” the proposal. For purposes of this proposal, pursuant to the rules of the NYSE, abstentions will constitute votes cast and, therefore, will have the same effect as votes “AGAINST” the proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 2.

PROPOSAL NO. 3—RATIFY THE APPOINTMENT OF KPMG LLP AS FTI CONSULTING, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2017

The firm of KPMG has served as the Company’s independent registered public accounting firm since 2006. KPMG has confirmed to the Audit Committee and us that it complies with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

The Audit Committee has appointed KPMG as the independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2017. We are seeking stockholder ratification of that action. Although stockholder ratification of the appointment of our independent registered public accounting firm is not required, we are submitting the selection of KPMG for ratification as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint an alternative independent registered public accounting firm if it deems such action appropriate. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its appointment of an independent registered public accounting firm for the year ending December 31, 2017.

KPMG’s representative will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions asked by stockholders. See “Principal Accountant Fees and Services” for a description of the fees paid to KPMG for the fiscal years ended December 31, 2015 and December 31, 2016 and other matters relating to the procurement of services.

Stockholder Approval Required. The ratification of the appointment of KPMG as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2017 requires a majority of the votes cast at the Annual Meeting on the proposal to be voted “FOR” this proposal. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 3, and will have no effect on the results of the vote on this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 3.

PROPOSAL NO. 4—VOTE ON AN ADVISORY (NON-BINDING) RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THE PROXY STATEMENT

Our stockholders have the opportunity to vote on an advisory (non-binding) Resolution (“say-on-pay”) to approve the compensation of our named executive officers identified on page 44 to this Proxy Statement (our “NEOs”). The Compensation Discussion and Analysis (the “CD&A”), beginning on page 44 of this Proxy Statement, describes the material elements of our executive officer compensation policies and programs. The CD&A also describes the principles and objectives of our decisions with respect to 2016 compensation for our NEOs. Our NEOs’ compensation has been designed to:

•	provide our NEOs with competitive total pay opportunities to retain, motivate and attract talented executive officers;

•	place a significant portion of our NEOs’ compensation at risk;

•	drive long-term strategic behavior by measuring LTIP over a three-year performance period; and

•	align our NEOs’ compensation opportunities with our stockholders through meaningful financial performance conditions that support key business outcomes and the creation of stockholder value.

The say-on-pay vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs, as described in the Proxy Statement.

This say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. Although the vote is non-binding, the Compensation Committee will review the voting results in connection with its ongoing evaluation of the Company’s executive officer compensation programs, principles and objectives. Subject in the future to the results of Proposal No. 5, the Compensation Committee seeks the advisory vote of our stockholders on say-on-pay annually.

We believe that the information provided in this Proxy Statement demonstrates our commitment and the commitment of our Compensation Committee to our pay-for-performance philosophy. The Board recommends that you approve the compensation of our NEOs as described in the Proxy Statement by approving the following, non-binding, resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as described pursuant to the rules of the Securities and Exchange Commission in the Proxy Statement.”

Stockholder Approval Required. The Board and the Compensation Committee will consider the affirmative vote of a majority of the votes cast “FOR” the proposal at the Annual Meeting as advisory approval of the compensation paid to the Company’s NEOs as described in the Proxy Statement. Abstentions and broker non-votes will not be counted as votes cast either “FOR” or “AGAINST” Proposal No. 4, and will have no effect on the results of the vote on this proposal.

The Board of Directors Unanimously Recommends That You Vote FOR Proposal No. 4.

PROPOSAL NO. 5—ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As described in Proposal No. 4 above, in accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This Proposal No. 5 affords stockholders the opportunity to cast an advisory (non-binding) vote on how often we should include a say-on-pay proposal in our proxy materials for future annual stockholder meetings or any special stockholder meeting for which we must include executive compensation information in the proxy statement for that meeting (a “say-on-pay frequency proposal”). In accordance with applicable law, stockholders must be afforded this opportunity at least once every six years. Under this Proposal No. 5, stockholders may vote to have the say-on-pay vote every year, every two years or every three years, or may abstain.

Our stockholders voted on a similar proposal in 2011 with the majority voting to hold the say-on-pay vote every year. We continue to believe that say-on-pay votes should be conducted every year so that our stockholders may annually express their views on our executive compensation programs. It is expected that the next vote on a say-on-pay frequency proposal will occur at the 2023 annual meeting of stockholders.

As an advisory vote, this say-on-pay frequency proposal is not binding on the Company, the Board or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by our stockholders in their votes on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of conducting a say-on-pay vote.

Stockholder Vote Required. We will consider the option that receives the affirmative vote of a majority of the votes cast at the Annual Meeting as the frequency choice of the stockholders. In the event that no option receives a majority of the votes cast, we will consider the option that receives the most votes to be the option selected by stockholders. Because this say-on-pay frequency proposal is advisory, it will not be binding. However, the Board values the opinions of our stockholders and will conduct the advisory vote on named executive officer compensation consistent with the outcome of this vote on the frequency of future advisory votes. Abstentions and broker non-votes will not be counted as votes cast with respect to Proposal No. 5, and will have no effect on the results of the vote on this proposal.

The Board of Directors Unanimously Recommends That You Vote on Proposal No. 5. To Hold a Say-On-Pay Vote Every 1 Year (as Opposed to Every 2 Years or Every 3 Years).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

There were 41,316,852 shares of our Common Stock issued and outstanding as of the close of business on the Record Date. The following table shows the beneficial ownership of our Common Stock as of the close of business on the Record Date by:

•	each of the NEOs named in this Proxy Statement;

•	each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The amounts and percentages of shares of Common Stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities with respect to which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the indicated shares of Common Stock.

Name of Beneficial Owner (1)	Number of Shares Owned	Unvested Restricted Shares	Stock-Based Units and Options Vesting within 60 Days of March 29, 2017	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Steven H. Gunby	167,157	38,146	—	205,303	*
Ajay Sabherwal	—	14,660	—	14,660	*
Paul Linton	58,069	10,513	—	68,582	*
Curtis Lu	7,330	5,524	—	12,854	*
Holly Paul	14,275	13,024	—	27,299	*
David M. Johnson	4,367	—	—	4,367	*
Catherine M. Freeman	18,274	—	—	18,274	*
Brenda J. Bacon	40,889	5,922	—	46,811	*
Mark S. Bartlett	8,493	5,922	—	14,415	*
Claudio Costamagna	26,754	—	—	26,754	*
Vernon Ellis	12,933	—	—	12,933	*
Nicholas C. Fanandakis	16,333	5,922	—	22,255	*
Gerard E. Holthaus (2)	60,733	5,922	—	66,665	*
Laureen E. Seeger	1,691	5,922	—	7,613	*
Black Creek Investment Management Inc. (3)	3,298,207	—	—	3,298,207	7.98
123 Front Street West Toronto, Ontario M5J2M2, Canada
BlackRock, Inc. (4)	4,252,801	—	—	4,252,801	10.29
40 East 52nd Street New York, New York 10022
Dimensional Fund Advisors LP (5)	3,561,568	—	—	3,561,568	8.62
Building One 6300 Bee Cave Road Austin, Texas 78746
FMR LLC (6)	2,375,000	—	—	2,375,000	5.75
245 Summer Street Boston, MA 02210

Name of Beneficial Owner (1)	Number of Shares Owned	Unvested Restricted Shares	Stock-Based Unit sand Options Vesting within 60 Days of March 29, 2017	Total Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
The Vanguard Group (7)	3,344,669	—	—	3,344,669	8.10
100 Vanguard Blvd. Malvern, Pennsylvania 19355
Wellington Management Group LLP (8)	2,478,522	—	—	2,478,522	6.00
280 Congress Street Boston, MA 02210
All directors and executive officers as a group (14 persons)	437,298	111,477	—	548,775	1.33

* = Less than 1%

(1)	Unless otherwise specified, the address of these persons is c/o FTI Consulting, Inc.’s executive office at 1101 K Street NW, Washington, DC 20005 prior to June 5, 2017, or 555 12th Street NW, Washington, DC 20004 on and after June 5, 2017.

(2)	The reported beneficial ownership of Gerard Holthaus excludes 58,344 shares of Common Stock issuable on account of vested and unvested deferred restricted stock units.

(3)	Information is based on Schedule 13G filed with the SEC on February 14, 2017 reporting (i) sole power to vote or direct the vote of 3,298,207 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,298,207 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. Black Creek Investment Management Inc. reports that certain persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one fund’s interest is more than 5% of the total outstanding shares of Common Stock.

(4)	Information is based on Schedule 13G/A filed with the SEC on March 9, 2017 reporting (i) sole power to vote or direct the vote of 4,159,865 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 4,252,801 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. BlackRock, Inc. reports that various persons have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one person’s interest is more than 5% of the total outstanding shares of Common Stock; except, that BlackRock Fund Advisors beneficially owns 5% or greater of our outstanding shares of Common Stock.

(5)	Information is based on Schedule 13G/A filed with the SEC on February 9, 2017 reporting (i) sole power to vote or direct the vote of 3,561,568 shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 3,561,568 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. Dimensional Fund Advisors LP reports that these securities are owned by various investment funds to which Dimensional Fund Advisors LP acts as investing advisor, which have the right to receive or the power to direct the receipt of dividends or the proceeds from the sale of our Common Stock, and no one fund’s interest is more than 5% of the total outstanding shares of Common Stock. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares.

(6)	Information is based on Schedule 13G/A filed with the SEC on August 10, 2016 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of zero shares, (iii) sole power to dispose or direct the disposition of 2,375,000 shares, and (iv) shared power to dispose or direct the disposition of zero shares, of the Company’s Common Stock. These securities are beneficially owned by FMR LLC, certain of its subsidiaries and affiliates, and other companies.

(7)	Information is based on Schedule 13G/A filed with the SEC on February 13, 2017 reporting (i) sole power to vote or direct the vote of 52,625 shares, (ii) shared power to vote or direct the vote of 5,595 shares, (iii) sole power to dispose or direct the disposition of 3,288,628 shares, and (iv) shared power to dispose or direct the disposition of 56,041 shares, of the Company’s Common Stock.

(8)	Information is based on Schedule 13G/A filed with the SEC on February 9, 2017 reporting (i) sole power to vote or direct the vote of zero shares, (ii) shared power to vote or direct the vote of 1,930,704 shares, (iii) sole power to dispose or direct the disposition of zero shares, and (iv) shared power to dispose or direct the disposition of 2,478,522 shares of the Company’s Common Stock. Wellington Management Group LLP reports that the securities are owned of record by clients of investment funds directly or indirectly owned by Wellington Management Group LLP that have the right to receive or the power to direct the receipt of dividends from or the proceeds of sale of such securities, and no one client’s interest is more than 5% of the total outstanding shares of Common Stock.

EXECUTIVE OFFICERS AND COMPENSATION

EXECUTIVE OFFICERS AND KEY EMPLOYEES

Executive Officers and Key Employees	Principal Business Experiences for the Past Five Years

Ajay Sabherwal
Chief Financial Officer Officer since: 2016 Age: 51

Ajay Sabherwal joined the Company in August 2016 as Chief Financial Officer. From July 2010 to August 2016, Mr. Sabherwal was the Executive Vice President and Chief Financial Officer of FairPoint Communications, Inc., a provider of telecommunications services primarily in Northern New England. During Mr. Sabherwal’s term as an officer of FairPoint Communications, Inc. it sought Chapter 11 bankruptcy protection, having filed in October 2009. Mr. Sabherwal is a director of Prairie Provident Resources Inc., a corporation listed on the Toronto Stock Exchange.

Paul Linton
Chief Strategy and Transformation Officer Officer since: 2014 Age: 46

Paul Linton joined the Company in August 2014 as Chief Strategy and Transformation Officer. From September 2000 to August 2014, Mr. Linton was a management consultant with The Boston Consulting Group, where he was most recently a Partner and Managing Director.

Curtis Lu
General Counsel Officer since: 2015 Age: 51

Curtis Lu joined the Company in June 2015 as General Counsel. From June 2010 to June 2015, Mr. Lu was the General Counsel of LightSquared, Inc. Mr. Lu began his legal career at Latham & Watkins LLP, where he was a litigation partner.

Holly Paul
Chief Human Resources Officer Officer since: 2014 Age: 46

Holly Paul joined the Company in August 2014 as Chief Human Resources Officer. From 2013 to August 2014, Ms. Paul was Senior Vice President and Chief Human Resources Officer of Vocus, Inc., a publicly traded company offering marketing and public relations software. Prior to 2013, Ms. Paul spent 18 years with PricewaterhouseCoopers LLP serving in various roles, ultimately rising to become the firm’s most senior talent acquisition leader.

Catherine M. Freeman
Senior Vice President, Controller and Chief Accounting Officer and Former Interim Chief Financial Officer Officer since: 2007 Age: 61

Catherine Freeman was appointed Interim Chief Financial Officer effective March 1, 2016, a position she continued to hold until August 2016. Ms. Freeman continued to serve as the Company’s Senior Vice President, Controller and Chief Accounting Officer, positions she has held since November 2007, during and following her tenure as Interim Chief Financial Officer. Ms. Freeman began her career in public accounting with Deloitte.

Matthew Pachman
Vice President-Chief Risk and Compliance Officer Officer since: 2012 Age: 52

Matthew Pachman held the positions of Vice President and Chief Ethics and Compliance Officer of the Company from July 2012 to February 2015. In June 2016, Mr. Pachman assumed the position of Chief Risk Officer, a position he held in an interim capacity since February 2015. From 2010 to July 2012, Mr. Pachman was Vice President and Chief Compliance Officer of Altegrity, Inc.

Our officers are appointed by, and serve at the pleasure of, our Board, subject to the terms of the written employment arrangements that we have with them.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis section (“CD&A”) describes the material elements of our executive officer compensation programs and policies for 2016, and the principles and objectives of our decisions with respect to 2016 compensation for our named executive officers (“NEO”) in this Proxy Statement.

Named Executive Officers

Our NEOs determined as of December 31, 2016 include the following current executive officers of the Company:

Name	Title
Steven H. Gunby	President and Chief Executive Officer (“CEO”)
Ajay Sabherwal (1)	Chief Financial Officer (“CFO”)
Paul Linton	Chief Strategy and Transformation Officer (“CSTO”)
Curtis Lu	General Counsel (“GC”)
Holly Paul	Chief Human Resources Officer (“CHRO”)

Our NEOs also include the following individuals who formerly held the position of Chief Financial Officer of the Company during the calendar year ended December 31, 2016:

Name	Title
David M. Johnson	Former Chief Financial Officer (last day of employment effective March 1, 2016 (“Former CFO”))
Catherine M. Freeman (1)	Former Interim Chief Financial Officer (until August 15, 2016) and current Senior Vice President, Controller and Chief Accounting Officer (“CAO”)

(1)	Our CFO joined the Company on August 15, 2016. Mr. Sabherwal received incentive compensation for the period of 2016 that he was employed by the Company in accordance with his employment letter and did not participate in the executive officer 2016 annual incentive pay (“AIP”) and long-term Incentive pay (“LTIP”) opportunities. In addition, our CAO, in her position as Chief Accounting Officer, does not participate in the same AIP and LTIP opportunities as other NEOs of the Company. See “— Summary of Elements of 2016 Compensation—Other Compensation—Sign-on Bonus” and “—Summary of Elements of 2016 Compensation—Other Compensation—Fixed Bonus.”

The CD&A is divided into the following sections:

•	Executive Summary (page 44)

•	Our Compensation Philosophy and Compensation Governance (page 47)

•	Summary of Elements of 2016 Compensation (page 48)

•	Information about Our Executive Compensation Decisions (page 50)

•	Other Compensation Practices (page 56)

Executive Summary

•	We Improved Our 2016 Financial and Operational Performance. We continued to execute against our strategy of organic growth and key growth initiatives as demonstrated by the following:

–	we INCREASED earnings per diluted share (“EPS”) and adjusted earnings per diluted share (“Adjusted EPS (1)”) to $2.05 and $2.24, respectively, for the year ended December 31, 2016, from $1.58 and $1.84, respectively, for the year ended December 31, 2015, an increase of 29.7% and 21.7%, respectively;

–	we INCREASED net income to $85.5 million for the year ended December 31, 2016 from $66.1 million for the year ended December 31, 2015, an increase of 29.5%;

–	we INCREASED revenues to $1.81 billion for the year ended December 31, 2016, an increase of 1.8%, compared with $1.78 billion for the prior year (excluding the estimated negative impact of foreign currency translation, revenues increased 3.6% compared with the prior year);

–	we INCREASED net cash provided by operating activities to $233.4 million for the year ended December 31, 2016 from $139.9 million for the year ended December 31, 2015, an increase of 66.9%; and

–	the closing price of our common stock, par value $0.01 per share (“Common Stock”), reported on the New York Stock Exchange (“NYSE”) INCREASED to $45.08 per share on December 30, 2016 from $33.80 per share on January 4, 2016.

•	We Deployed Our Capital Wisely. During 2016, we used our cash to increase stockholder value as demonstrated by the following:

–	we DECREASED our total debt by $130.0 million to $370.0 million at December 31, 2016 from $500.0 million at December 31, 2015, by reducing the balance of borrowings under our senior secured bank credit facility;

–	we REDUCED our “Leverage Ratio (1)” (total debt divided by “Adjusted EBITDA (1)”) to 1.82 at December 31, 2016 from 2.43 at December 31, 2015;

–	we REPURCHASED 537,400 shares of Common Stock during 2016, at an average per share price of $39.97, for an aggregate cost of $21.5 million under the $100.0 million stock repurchase program authorized by the Board of Directors (our “Board”) on June 2, 2016; and

–	we GREW our headcount year-over-year with a net increase of 80 billable professionals.

•	Robust Stockholder Engagement Program and 2016 Say-on-Pay Vote. We conduct extensive stockholder outreach throughout the year demonstrated by the following:

–	We regularly speak with a broad spectrum of our stockholders on a variety of topics. Such communications allow us to provide perspective on Company policies and practices, stay attuned to stockholder sentiment on a variety of issues, and address stockholder concerns with our policies and practices when appropriate. Generally, we communicate with our major stockholders through our executive management and investor relations professionals. Periodically, our Chairman of the Board and Chair of the Compensation Committee communicate with major stockholders as well, which allows our directors to directly solicit and receive our stockholders’ views on our strategy and performance.

–	We continuously engage our stockholders to elicit information regarding their views of our NEO compensation. These discussions are generally focused on our executive compensation programs, including use of equity compensation, and corporate governance best practices. During 2016, we held discussions regarding our executive compensation programs with 11 of our largest stockholders, holding an aggregate of 55.5% of our outstanding shares of Common Stock as of December 31, 2016. At our 2016 annual meeting of stockholders, our stockholders expressed support for our executive officer compensation practices with approximately 96.5% of the votes cast in favor of our say-on-pay proposal.

–	After taking into account our 2015 say-on-pay results and feedback received from our stockholders during 2016, our Compensation Committee strengthened our 2016 AIP and LTIP programs with the following changes:

–	increased the 2016 AIP objective performance threshold based on adjusted net cash provided by operating activities (“Adjusted Net Cash Flow (1)”) to $75.0 million from $72.0 million for 2015;

–	substituted Adjusted EBITDA (in lieu of Adjusted Net Cash Flow) as an operative performance metric for purposes of determining one-third of target 2016 AIP payable to eligible executive officers; and

–	capped the LTIP payout on negative total stockholder return (“TSR”) performance relative to the S&P 500 at 100% of target.

•	We Have a Pay-for-Performance Philosophy. We have a pay-for-performance philosophy that puts a substantial portion of our NEOs’ compensation at risk, focuses them on achieving key financial and strategic business objectives, and rewards them when the applicable financial, operational and individual performance measures established by the Compensation Committee for the applicable period have been achieved.

(1)	Adjusted EPS, Adjusted EBITDA and Adjusted Net Cash Flow, which are referenced in this CD&A, are financial measures not prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). See Appendix B for the definition of each of these non-GAAP measures and the reconciliation to the most directly comparable GAAP measure. We have defined “Leverage Ratio” as (i) total debt, divided by (ii) Adjusted EBITDA. Leverage Ratio does not have a most directly comparable GAAP measure to which it can be reconciled.

•	We Reward Our NEOs Based on Company Financial Performance. The following financial performance measures were used as a basis for determining 2016 AIP and LTIP:

2016 Financial Performance Measures	Rationale
Adjusted Net Cash Flow (2016 AIP objective threshold performance measure to comply with Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (“Code Section 162(m)”))	The ability to translate earnings to cash indicates the health of our business and allows the Company to invest for the future, as well as return value to our stockholders.
Adjusted EPS (2016 AIP operative performance measure to determine one-third of target bonus opportunity)	A primary measure of the Company’s ability to generate income per share, which is indicative of stockholder value.
Adjusted EBITDA (2016 AIP operative performance measure to determine one-third of target bonus opportunity)	A primary measure of the Company’s operating performance, excluding certain non-recurring items.
TSR relative to the S&P 500 (2016 LTIP performance measure to determine 50% of total long-term bonus opportunity)	TSR indicates how the Company’s value compares with the S&P 500 over the relevant performance period. It indicates if the Company’s stock price performance is aligned with the S&P 500 over a long time frame.

•	We Compensated Our NEOs for 2016 Performance. Our Compensation Committee took the following actions with respect to 2016 compensation:

–	established AIP objective performance measure based on Adjusted Net Cash Flow of $75.0 million to qualify for NEO compensation deductions under Code Section 162(m);

–	established AIP operative performance measures based on Adjusted EPS, Adjusted EBITDA (new for 2016) and individual performance, each representing one-third of our CEO’s, CSTO’s, GC’s and CHRO’s target potential payout value;

–	awarded AIP to each of our CEO, CSTO, GC and CHRO at 123.68% of target, based on achievement of (i) Adjusted EPS at 116.66% of target, (ii) Adjusted EBITDA at 104.38% of target, and (iii) such individual’s performance goals at 150% of target;

–	awarded 50% of LTIP opportunity in the form of restricted stock units, subject to performance conditions based on Company-adjusted TSR relative to the S&P 500 measured over three years ending December 31, 2018; and

–	awarded 50% of LTIP opportunity in the forms of time-vested restricted stock units and stock options.

•	Our CEO Realized 2016 Pay Less than Reported 2016 Pay. The pay realized by our CEO for 2016 in the approximate aggregate amount of $4.5 million (which includes $1.0 million from the vesting of one-third of the shares of restricted stock awarded as sign-on bonus in 2014) is significantly less than the approximately $6.0 million of total compensation reported for 2016 in the Summary Compensation Table on page 58. Realized pay includes the 2016 year-end taxable pay that the Company reported to our CEO, which includes (a) $3.0 million of aggregate cash compensation (salary, as well as bonus for the 2015 performance year paid in 2016 and vesting of cash-settled restricted stock units granted in 2014) plus (b) $1.5 million of aggregate value of restricted stock that vested during 2016. Realized pay does not include the (i) cash bonus for the 2016 performance year paid in 2017, (ii) value of stock options that vested but were not exercised during 2016, and (iii) equity-based LTIP awards granted in March 2016. Reported pay for 2016 includes the equity-based LTIP awards granted in March 2016 with an aggregate value (computed based on the closing price of one share of our Common Stock as reported on the NYSE (or other principal securities exchange on which shares of our Common Stock are then listed) on the date of grant (“fair market value”)), of $2.5 million at target (which are not vested on the grant date, but are subject to vesting or performance conditions measured over three-year periods).

•	Our 2016 NEO Compensation Programs Balance Fixed and Variable Pay. The below charts describe the mix of total direct compensation (which includes cash and non-performance-based restricted shares (“RS”) and performance-based restricted stock units (“RSUs”)) as compared with performance-based variable incentive compensation (which includes stock options, as well as cash and RSU awards that are subject to performance conditions) paid or payable to our CEO, on the one hand, and our CSTO, GC and CHRO as a group, on the other hand, for 2016:

Our Compensation Philosophy and Compensation Governance

Our Compensation Committee strongly believes that NEO compensation—both pay opportunities and pay realized—should be linked with the Company’s operational performance and the creation of stockholder wealth. Our Compensation Committee designs our executive officer compensation programs to accomplish these goals by:

•	ATTRACTING executive officer candidates through competitive compensation programs that are appropriate to our business, size and geographic diversity;

•	MAINTAINING continuity of executive management by delivering opportunities for our NEOs to earn competitive compensation;

•	structuring our executive officer compensation programs to ALIGN THE INTERESTS of our NEOs with those of our stockholders by encouraging solid corporate growth, and the prudent management of risks and rewards;

•	BALANCING the emphasis on short-term and long-term compensation opportunities, focusing on the attainment of financial and strategic goals that contribute to the creation of stockholder value;

•	placing a significant percentage of each NEO’s total compensation opportunity AT RISK and subject to the attainment of financial goals that drive or measure the creation of Company value;

•	paying for PERFORMANCE;

•	managing our executive officer compensation programs CONSISTENTLY among participating NEOs; and

•	LIMITING perquisites and other non-performance-based entitlements.

The following features of our overall executive officer compensation practices strengthen the link between the interests of our NEOs and our stockholders:

We Do	We Do Not

pay-for-performance	make loans to executive officers

claw back incentive pay if the amount paid exceeds the amount that would have been earned upon a restatement of our financial statements due to material non-compliance	have separate retirement plans grant stock-based or cash-based options and stock appreciation rights (“SARs”) below fair market value

impose stock ownership requirements for our CEO of five
times (5x) annual cash base salary, and our CFO, CSTO, GC,	reprice (or permit the cash buyout of underwater stock
CHRO and other covered officers of one times (1x) annual cash base salary	options or SARs), or reload or exchange stock options or SARs, without stockholder approval

engage an independent compensation consultant who advises the Compensation Committee	allow hedging and pledging of Company securities
gross up compensation for excise and income taxes

offer performance-based AIP and LTIP opportunities intended to qualify for deduction under Code Section 162(m)	automatically accelerate the vesting of equity awards on a “Change in Control”

   assess and determine that the risks associated with our
compensation policies and practices are not reasonably
likely to result in a material adverse effect on the Company and our subsidiaries taken as a whole (see “Corporate
Governance—Compensation-Related Risks”)	pay dividends or dividend equivalents on unearned and unvested equity awards

Summary of Elements of 2016 Compensation

Component	Fixed Compensation Key Features		Objectives
Annual Cash Base Salary	•	Fixed	•	Provides a regular source of income
			•	Attracts qualified talent
			•	Fairly compensates the executive based on his or her experience, skills, responsibilities and abilities

Component	Annual Incentive Compensation Key Features		Objectives
AIP Opportunity	•	Variable	•	Places annual incentive
	•	Performance-based		compensation at risk
	•	Cash and/or equity	•	Motivates and rewards executive to
achieve key short-term financial and
individual performance results
			•	Aligns executive and stockholder interests through performance measures that contribute to stockholder value

Components	Long-Term Incentive Compensation Key Features		Objectives
LTIP Performance-Based	•	Variable	•	Places a portion of long-term
Opportunity	•	Performance-based		incentive compensation at risk
	•	50% of target LTIP opportunity	•	Motivates and rewards
	•	Cash and/or equity		executive to achieve key long-
term financial results
			•	Aligns executive and stockholder interests through performance measures that contribute to stockholder value
Stock Options/SARs	•	Retention	•	Rewards for stock price
	•	25% of target LTIP opportunity		appreciation and provides a
	•	Exercise/base price not less		direct link to stockholder value
		than 100% of fair market value on	•	Retention tool by providing the
		grant date		executive with the opportunity to
	•	Pro rata vesting over at least 36-month service period		increase equity ownership
Restricted Stock/Restricted Stock	•	Retention	•	Immediately aligns interests of
Units	•	25% of target LTIP opportunity		the executive with those of
	•	Pro rata vesting over at least		stockholders
		36-month service period	•	Direct link to growth in
stockholder value
			•	Retention tool by increasing the executive’s equity ownership

Components	New Executive Hire Compensation Key Features		Objectives
Sign-on Bonus	•	One-time compensation to attract executive hire	•	Compensates executive hire for leaving former employer
	•	Compensates executive hire for lost incentive compensation opportunities due to change in employment	•	Equity immediately aligns the interests of the executive hire and stockholders
	•	Amount based on make-whole compensation to executive hire for value lost in leaving his or her prior employment
	•	Cash and/or equity
Fixed Bonus Opportunity	•	Compensates an executive who	•	Rewards the executive hire for
		does not participate in the AIP		work performed during the period
		and/or LTIP opportunities		he or she does not participate
	•	Cash and/or equity		in the AIP and LTIP opportunities
			•	Equity immediately aligns the
interests of the executive hire and stockholders
Discretionary Cash or Equity Bonus	•	Variable	•	Rewards the executive for
Awards	•	Cash and/or equity		exemplary service
			•	Equity immediately aligns the
interests of the executive hire and
stockholders

Components	Other Compensation Key Features		Objectives
Benefits	•	Fixed	•	Promotes health and welfare
	•	Standard range of medical, dental, disability, life insurance and other benefits
401(k) Plan	•	Fixed	•	Promotes long-term financial
	•	Company 401(k) match		security

Information about Our Executive Officer Compensation Decisions

Annual Cash Base Salary

The Compensation Committee generally establishes annual cash base salary adjustments in February of each year. Our CSTO and CHRO received annual cash base salary increases of $50,000 and $100,000, respectively, commencing on April 1, 2016, which increased his or her annual cash base salary to $500,000. The Compensation Committee believes that the salary increase was warranted based on such officer’s individual performance during 2015 and in order to maintain the annual base salary equality among our CSTO, GC and CHRO. Our CAO received an annual cash base salary increase of $15,000 to $475,000 effective April 1, 2016.

2016 Annual Incentive Pay Opportunity Paid in 2017

The Compensation Committees designs the AIP opportunity in the first quarter of each year through consultation with Frederick W. Cook & Co., Inc. (“FWC”), its compensation advisor, and management. The Compensation Committee first designates the participants for the performance year. To evaluate executive performance and determine AIP in a manner consistent with how management evaluates our business, the Compensation Committee applies one or more business, financial and/or operating metrics that are measured on a non-GAAP basis. The Compensation Committee sets one or more objective financial performance thresholds, below which zero AIP for the performance period will be paid. The Compensation Committee also designates the maximum bonus opportunity that may be awarded to each participant based on the actual achievement of such objective performance measure(s). The Compensation Committee next sets separate operative financial or operating performance conditions on a non-GAAP basis and subjective individual performance goals, which are used to determine each participant’s AIP opportunity and the amount payable, if any, at the end of the performance period. Threshold, target and maximum individual payout amounts are set as a percentage of base salary.

On February 24, 2016, the Compensation Committee established the 2016 AIP objective performance metric based on Adjusted Net Cash Flow and operative financial performance metrics based on Adjusted EPS and Adjusted EBITDA (in each case as further adjusted as described below). The Company’s 2016 target Adjusted EPS was $2.10, which represents 14% growth, compared with actual Adjusted EPS of $1.84 reported by the Company for the year ended December 31, 2015. The 2016 target Adjusted EPS was established toward the higher end of external guidance announced by the Company on February 25, 2016. The 2016 target Adjusted EBITDA of $199.5 million was set at the same time as the 2016 target Adjusted EPS metric.

2016 Objective Performance Measure, Participants and Individual Maximums. The Compensation Committee designated (i) Adjusted Net Cash Flow as the 2016 objective financial performance hurdle that must be met before any AIP will be earned, (ii) the eligible participants, and (iii) the maximum payout per participant as a percentage of the objective hurdle, for 2016 AIP payable in 2017, as follows:

(1)	For the purpose of establishing the initial hurdle to be met before any 2016 AIP may be earned, we define Adjusted Net Cash Flow, a non-GAAP measure, as net cash provided by operating activities (a GAAP measure reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”))(i) excluding cash expenditures in 2016 related to special charges announced in 2016 or related to accrued liabilities related to special charges announced in prior years, (ii) excluding cash expenditures for acquisition costs for successfully completed acquisitions, and (iii) including an amount equal to the budgeted adjusted net cash provided by operating activities of any business or business segment disposed of by the Company in 2016 for the portion of 2016 subsequent to such disposition. See Appendix B for the reconciliation of Adjusted Net Cash Flow to the most directly comparable GAAP measure.

Adjusted Net Cash Flow (1) = $ 75 million Individual Maximum Bonus Opportunities CEO = 5.0% CSTO = 2.5% CHRO = 2.5% Measure of Adjusted Net Cash Provided By Operating Activities. Indicates ability to generate cash. Moderate increase from 2015. Preserves ability to deduct compensation under Code Section 162(m). Allows Compensation on Committee to use negative discretion to reduce actual payment amounts.

2016 Operative Performance Measures and Individual Targets. The Compensation Committee established the following operative performance measures used to determine the individual 2016 AIP amount of each participant (after the objective performance measure described in the preceding Chart has been achieved):

(1)	We define “Adjusted Net Income” and “Adjusted EPS,” non-GAAP measures, as “Net Income” and “Earnings per Diluted Share,” respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For the purpose of determining 2016 AIP, “Adjusted EPS” reported in the 2016 Form 10-K will be further adjusted, as applicable, to (a) include: (i) goodwill impairment charges taken by the Company during 2016 and (ii) in the event of a sale or disposition of part of any business or business segment of the Company completed in 2016, the minority interest of such business or business segment subsequent to the closing of the sale or disposition and (b) exclude: (i) any expensed acquisition costs for successfully completed acquisitions that were previously capitalized prior to the effective date of ASC 805; (ii) any gain or loss included in the Company’s Consolidated Statement of Income as a result of any sale or other disposition of any business or business segment in part or in its entirety completed in 2016; and (iii) in the event of any sale or other disposition of any business or business segment of the Company in its entirety completed in 2016, an amount equal to the budgeted

Diversifies financial measures used to evaluate performance. Limits to one-third the percentage of total opportunity payable based on meeting one financial performance measure. Priority key performance indicator for the business to evaluate management performance. Range based on: internal budget used in the financial management of our business; published financial guidance; and anticipated market conditions for the measurement period. Target goal set within range of published guidance. Individual threshold, target and maximum award levels set to allow use of negative discretion to reduce maximum individual award levels set for objective goal. Adjusted EPS ($1.68 - $2.14 - $2.63) Threshold Target Maximum Adjusted EBITDA ($159.6M - $199.5M - $239.4M) Threshold Target Maximum Individual Performance Diversifies financial measures used to evaluate performance. Limits to one-third the percentage of total opportunity payable based on meeting one financial performance measure. Priority key performance indicator for management to evaluate operating performance of the business. Range based on: internal budget used in the financial management of our business; published financial guidance; and anticipated market conditions for the measurement period. Target goal set within range of published guidance. Individual threshold, target and maximum award levels set to allow use of negative discretion to reduce maximum individual award levels set for objective goal. CEO Goals CSTO Goals GC Goals CHRO Goals Refine and extend go-forward Drive fundamental strategic Manage litigation Commit to strategic talent planning strategy relooks and implement new Support new M&A goals to help and enhanced recruiting to enable Continue trend of improved year- strategies in selected segments ensure value added and accretive organic growth over-year EPS and regions acquisitions Develop and roll-out a global talent Drive cash flow and improve the Uncover new P&L opportunities Manage and mitigate legal, development framework strength of the Balance Sheet and launch efforts to capture compliance, and regulatory risk Develop global competencies Continue to drive cost effectiveness Continue to build out and Oversee driving Commercial Foster diversity and inclusion Foster an inclusive leadership culture improve effectiveness of Excellence aggressively Align Learning & Development1 Corporate teams with discipline and accountability offerings operating income for such business or business segment for the portion of 2016 subsequent to the closing of such transaction (collectively, the “Further Adjusted EPS Adjustments”). No Further Adjusted EPS Adjustments were made to Adjusted EPS for purposes of determining 2016 AIP. See Appendix B for the reconciliations of each of Adjusted Net Income and Adjusted EPS to the most directly comparable GAAP measure.

(2)	We define “Adjusted EBITDA,” a non-GAAP measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. For the purpose of determining 2016 AIP, “Adjusted EBITDA,” in the sole discretion of the Compensation Committee, may be further adjusted to exclude (i) operating results, including cost and expenses of operations (including minority interest) discontinued, sold or acquired, (ii) the impact of foreign currency exchange rates different than budget (i.e., constant currency), (iii) costs and expenses related to financing activity and gains and losses related to financing activity, (iv) unplanned severance costs, and (v) litigation settlement and costs (collectively, the “Further Adjusted EBITDA Adjustments”). While permissible, no Further Adjusted EBITDA Adjustments were made to Adjusted EBITDA for purposes of determining 2016 AIP. See Appendix B for the reconciliation of Adjusted EBITDA to the most directly comparable GAAP measure.

The below table describes the 2016 operative performance measures and corresponding individual payout levels authorized by the Compensation Committee, at threshold, target and maximum AIP values, for our CEO, CSTO, GC and CHRO:

2016 Operative Performance Measures and Individual Payout Levels (1)
($)
Total Opportunity	Threshold	Target	Maximum
Steven H. Gunby	1,000,000	2,000,000	3,000,000
Paul Linton	250,000	500,000	750,000
Curtis Lu	250,000	500,000	750,000
Holly Paul	250,000	500,000	750,000
	Threshold	Target	Maximum
Adjusted EPS	1.68	2.10	2.52
Steven H. Gunby	$333,333	$666,667	$1,000,000
Paul Linton	83,333	166,667	250,000
Curtis Lu	83,333	166,667	250,000
Holly Paul	83,333	166,667	250,000
	Threshold	Target	Maximum
Adjusted EBITDA	159,600,000	199,500,000	239,400,000
Steven H. Gunby	$333,333	$666,667	$1,000,000
Paul Linton	83,333	166,667	250,000
Curtis Lu	83,333	166,667	250,000
Holly Paul	83,333	166,667	250,000
Individual Performance	Threshold	Target	Maximum
Steven H. Gunby	333,333	666,667	1,000,000
Paul Linton	83,333	166,667	250,000
Curtis Lu	83,333	166,667	250,000
Holly Paul	83,333	166,667	250,000

(1)	Linear interpolation will be applied to calculate payout amounts based on the achievement of operative performance goals between measures.

On February 22, 2017, the Compensation Committee certified that the Company had Adjusted Net Cash Flow in excess of $75.0 million (based on $233.5 million of actual Adjusted Net Cash Flow) for the year ended December 31, 2016. Based on achievement of the 2016 operative performance measures (including CEO performance discussed on page 52), realized cash payments of 2016 AIP paid in 2017 to the participating NEOs were as follows:

Name	Adjusted EPS $2.24 (1) (a)	Adjusted EBITDA $203.0 Million (1) (b)	Individual Performance (c)	Total 2016 AIP (d)
Steven H. Gunby (2)	$777,778	$695,907	$1,000,000	$2,473,685
Percent of Target	116.66%	104.38%	150%	123.68%
Paul Linton (2)	$194,445	$173,977	$250,000	$618,422
Percent of Target	116.66%	104.38%	150%	123.68%
Curtis Lu (2)	$194,445	$173,977	$250,000	$618,422
Percent of Target	116.66%	104.38%	150%	123.68%
Holly Paul (2)	$194,445	$173,977	$250,000	$618,422
Percent of Target	116.66%	104.38%	150%	123.68%

(1)	Adjusted EPS of $2.24 and Adjusted EBITDA of $203.0 million for the year ended December 31, 2016 were between the target and maximum performance measures established by the Compensation Committee. The Compensation Committee applied linear interpolation to calculate each participant’s realized payment amount.

(2)	In assessing individual performance, the Compensation Committee concluded that our CEO, CSTO, GC and CHRO each performed in an exemplary manner during the year, achieving the maximum level of performance with respect to his or her individual performance goals.

2016 Long-Term Incentive Pay Opportunity

The Compensation Committee designs the LTIP opportunity in the first quarter of each year through consultation with FWC, the Committee’s compensation advisor, and management. Since 2011, annual LTIP has consisted of three separate awards: performance-based stock or cash units; restricted stock or stock units, or cash units; and stock option shares or SARs. The Compensation Committee designates the (i) recipients of LTIP awards for the performance year, (ii) monetary value of each type of award and the formula for determining the number of shares or units, (iii) vesting or performance measurement period, and (iv) form of payment, which can be Common Stock and/or cash. In addition, the Compensation Committee establishes the financial performance criteria for performance-based awards, which for 2016 is based on Company TSR relative to the S&P 500.

2016 LTIP. The Compensation Committee authorized LTIP awards in 2016, as follows:

	2016 TSR Restricted Stock Units (1)			Other 2016 Executive LTIP Awards (2)
Participating NEO	TSR - 25th Percentile of S&P 500 (3) Threshold (a)	TSR - 50th Percentile of S&P 500 (3) Target (b)	TSR - 75th Percentile of S&P 500 (3) Maximum (c)	Stock Options (d)	Restricted Stock (e)
Steven H. Gunby
Number	17,482	34,965	52,447	74,291	18,205
Grant Date Fair Value	$625,000	$1,250,000	$1,875,000	$625,000	$625,000
Percentage of Total Target Opportunity of $2.5 Million		50%		25%	25%
Paul Linton
Number	3,496	6,993	10,489	14,858	3,641
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Percentage of Total Target Opportunity of $500,000		50%		25%	25%
Curtis Lu
Number	3,496	6,993	10,489	14,858	3,641
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Percentage of Total Target Opportunity of $500,000		50%		25%	25%
Holly Paul
Number	3,496	6,993	10,489	14,858	3,641
Grant Date Fair Value	$125,000	$250,000	$375,000	$125,000	$125,000
Percentage of Total Target Opportunity of $500,000		50%		25%	25%

(1)	Company TSR relative to the S&P 500 will be measured over three years from January 1, 2016 through December 31, 2018.

(2)	Stock options and restricted stock units will vest pro rata on the first through third anniversary dates of the grant date.

(3)	Linear interpolation will be applied to calculate payout values between TSR percentiles.

Performance of Outstanding LTIP Awards Measured as of December 31, 2016. Performance-based LTIP awards outstanding as of December 31, 2016 included the grants awarded on April 1, 2014, March 1, 2015 and March 1, 2016. The following table sets forth the terms of those awards, as well as the percentiles that would have been achieved and the amounts that would have been earned had the measurement period of such awards ended as of December 31, 2016:

Award Year (a)	Performance Measure (b)	TSR Percentile (1) (c)	Payout Percentage of Target (d)	Performance Period Ending (e)	Percentile Achievement as of December 31, 2016 (f)	Payout Percentage of Target as of December 31, 2016 (1) (g)	Payout Method (h)
2014	TSR Relative to S&P 500	25th	25%
		50th	100%	3/31/17	74%	147%	Cash
		75th	150%
2015	TSR Relative to S&P 500	25th	50%
		50th	100%	12/31/17	69%	138%	Shares
		75th	150%
2016	TSR Relative to S&P 500	25th	50%
		50th	100%	12/31/18	77%	150%	Shares
		75th	150%

(1)	Linear interpolation will be applied to calculate payout amounts between TSR percentiles.

Other Compensation

Sign-on Bonus. During 2016, the Compensation Committee authorized a one-time aggregate sign-on payment of $1,000,000 to our CFO in connection with the commencement of his employment in August 2016, of which $500,000 was paid in cash and $500,000 was in the form of shares of restricted stock vesting pro rata on the first, second and third anniversaries of the grant date. The sign-on bonus was intended to compensate our CFO for lost compensation opportunities with his former employer and was a material factor in his decision to accept employment with the Company. Payment through the grant of equity has the added benefit of immediately aligning his interests with those of our stockholders. See “Executive Officers and Compensation—Summary Compensation Table.”

Fixed Bonus. Our CFO and CAO did not participate in the AIP and LTIP compensation opportunities afforded our other current NEOs in 2016. For 2016, the Compensation Committee awarded a cash bonus to our CFO in the amount of $375,000 in accordance with his employment letter with the Company, which provided for bonus compensation of $1,000,000 prorated based on the number of months in 2016 that he was employed by the Company. The fixed bonus compensates our CFO for work performed at the Company during the period he did not participate in the Company’s AIP and LTIP opportunities. For 2016, the Compensation Committee awarded our CAO a $508,750 cash bonus, of which $200,000 was in recognition of her services as interim CFO during a portion of the year and the balance was in recognition of her services as CAO during the year.

Health and Welfare Benefits. We provide our NEOs with substantially the same benefits that we provide to employees generally, to promote NEO health and welfare, to facilitate their job performance and to tie their interests with those of the Company’s other employees. These benefits include medical, dental, vision, prescription drug and mental health insurance and/or a health savings account, pre-tax health and dependent care flexible spending accounts, parking and transportation reimbursement accounts, group life insurance, supplemental life and accidental death and dismemberment insurance, short-term and long-term disability insurance coverage, and parental, family and medical leave.

Retirement Benefits. We do not maintain defined benefit pension plans. Retirement benefits to U.S. employees are currently provided through our 401(k) Plan. To align the interests of our NEOs with those of our employees, NEOs are eligible to participate in our 401(k) Plan on the same basis as our general U.S. employee population and, like our employees, are eligible to receive matching benefits under our 401(k) Plan up to the maximum allowed under the U.S. Internal Revenue Code, which was $7,950 for 2016.

Compensation of Our Former CFO

See “Employment Agreements and Termination and Change in Control Payments—Termination and Change in Control Payment Amounts” for a discussion of the amount received by our Former CFO as a result of his voluntary resignation effective on March 1, 2016.

Other Compensation Practices

Timing of Equity Grants

The Compensation Committee is the administrator of our equity compensation plans and programs. The Compensation Committee typically makes annual short-term and long-term incentive compensation decisions during the first quarter of the year to allow dissemination of our fourth quarter and year-end earnings announcements prior to the grant dates of such awards. In some cases, the Compensation Committee will grant awards that are contingent, which conditions precedent may include commencement of employment or the execution and delivery of employment or other documents, or may authorize awards as of future grant dates. All option awards are made at an exercise price equal to or exceeding the fair market value per share of our Common Stock on the grant date and have a ten-year term. The equity awards to the NEOs are also subject to contractual provisions governing the acceleration of vesting on specified events. The Compensation Committee has not delegated its authority to make equity awards or prescribe the terms (including vesting terms) to our management.

Restrictions on Entering into Derivative Transactions; Hedging and Pledging of Company Securities

The Company’s Policy on Inside Information and Insider Trading prohibits our executive officers and non-employee directors from (i) purchasing, selling and trading in options (including publicly traded options), warrants, puts and calls or similar instruments relating to our securities, (ii) engaging in derivative securities transactions involving or relating to our securities, including hedging or monetization transactions, such as zero-cost collars and forward sale contracts that allow a person to lock in a portion of the value of his or her shares, often in exchange for all or part of the potential for upside appreciation in the shares, (iii) pledging and short selling our securities, and (iv) purchasing our securities on margin.

Claw Back Policy

The Company’s Policy on Recovery of Incentive Compensation in the Event of Certain Financial Restatements (the “Claw Back Policy”) provides for the recovery of the portion of any cash bonus and other incentive-based compensation (other than stock options) received or earned by any current or former executive officer of the Company on account of the achievement of performance goals that were based on financial results that become subject to a restatement of the Company’s financial statements on or after January 1, 2013. Such executive officers would be subject to the Claw Back Policy if (i) the restatement was due to material non-compliance by the Company with any financial reporting requirement under applicable securities laws, other than as a result of any rule changes or interpretations of such rules, (ii) the Board determines that such executive officer was directly responsible for the non-compliance that resulted in the restatement, and (iii) the Board determines that it is in the best interests of the Company and the stockholders to seek repayment from such executive officer. In such event, if the amount received or earned by the executive officer exceeds the amount that would have been payable following the restatement of financial results, the executive officer will be required to repay such excess amount to the Company. The Board intends to revise the Claw Back Policy to be consistent with the final rules promulgated by the Securities and Exchange Commission under the Dodd–Frank Wall Street Reform and Consumer Protection Act.

Chief executive officers and chief financial officers of public companies are also subject to Section 304 of the Sarbanes-Oxley Act of 2002, which requires them to forfeit their stock sale profits and bonuses earned when there has been a financial restatement resulting from misconduct.

Executive Officer Equity Ownership

Our Policy on Executive Officer Equity Ownership demonstrates our continuing commitment to stockholder values and is an important method to immediately align management and stockholder interests. Our CEO must attain an investment level in Company equity equal to at least five times (5x) his annual cash base salary. The Company’s CFO and other covered officers, including our CSTO, GC and CHRO, must attain an investment level in Company equity equal to at least one times (1x) his or her annual cash base salary. The officers must attain that ownership level within three years from his or her hire date or the date he or she advances to a new required ownership level. Sales and transfers of Company shares held by a covered officer will be restricted if he or she does not attain or maintain the applicable equity ownership investment level at the applicable time, except (i) as necessary to exercise a stock option, (ii) as necessary to pay taxes associated with the sale or vesting of equity awards, or (iii) with the prior written approval of the Compensation Committee, in its sole discretion. Shares of Company Common Stock that are directly or indirectly owned by the officer or owned through a trust, and unvested restricted shares, will count toward attaining and maintaining the applicable equity ownership level, while unvested and unexercised stock options, SARs and unearned performance-based awards will not. The shares of Common Stock counted toward attaining and maintaining the applicable stock ownership level will be valued as the average of the closing prices per share of Common Stock reported on the NYSE for each trading day in the 90-calendar-day period immediately preceding the stock ownership determination date.

Our CEO, CSTO and CHRO joined the Company in 2014. Our CEO was required to achieve and did achieve his requisite equity ownership level by January 20, 2017. Each of our CSTO and CHRO will be required to achieve his or her requisite equity ownership level by August 25, 2017. Our GC joined the Company in 2015 and will be required to achieve his requisite equity ownership level by June 29, 2018. Our CFO joined the Company in 2016 and will be required to achieve his requisite equity ownership level by August 15, 2019. The following chart illustrates their stock ownership as of March 29, 2017:

Deductibility of NEO Compensation

Code Section 162(m) limits the deductibility of compensation in excess of $1,000,000 paid to a company’s chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. A company can deduct compensation (including the exercise of options) above that limit if it pays the compensation under a plan that its stockholders have approved and that is performance-related and non-discretionary. The Compensation Committee considers Code Section 162(m) when making compensation decisions, but other considerations, such as hiring qualified executive officers, providing our executive officers with competitive and adequate incentives to remain with and increase our business operations, Company financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Compensation Committee’s decisions, and the Company reserves the right to pay compensation that may not qualify for deductibility under Code Section 162(m) in appropriate circumstances. See “Executive Officers and Compensation—Summary Compensation Table” for the annual cash base salaries and other compensation paid to the NEOs for 2016.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee of the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), has reviewed and discussed the Compensation Discussion and Analysis section, to be included in the Proxy Statement relating to the 2017 Annual Meeting of Stockholders of the Company, with management. Based on such review and discussions, the Compensation Committee recommends to the Board that the Compensation Discussion and Analysis section be included in the Proxy Statement relating to the 2017 Annual Meeting of Stockholders of the Company.

Compensation Committee

Claudio Costamagna, Chair

Brenda J. Bacon

Gerard E. Holthaus

Laureen E. Seeger

April 25, 2017

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of our NEOs for the years ended December 31, 2014, 2015 and 2016 applying the SEC’s required disclosure rules. Footnotes (2), (3) and (4) to the table describe the vesting and performance conditions associated with the stock-based and stock option awards granted in 2016 that are reported in this table, none of which vested upon grant. Performance-based awards in this table are reported at target value. An NEO may not realize any value from an equity-based award, and any realized value upon the vesting, exercise or end of the applicable performance period may be higher or lower than reported in this table, depending upon the price per share of our Common Stock and Company performance on the vesting or measurement date, and such differences could be significant.

Name and Principal Position	Year (a)	Salary ($) (1) (b)	Bonus ($) (1) (c)	Stock Awards ($) (2) (3) (8) (d)		Option Awards ($) (4) (e)	Non-Equity Incentive Plan Compensation ($) (1) (5) (f)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (g)	All Other Compensation ($) (1) (6) (h)	Total ($) (i)
Steven H. Gunby	2016	1,000,000	—	1,874,976		624,994	2,473,685	—	3,704	5,977,359
President and Chief Executive Officer	2015	1,038,462	—	2,981,617		801,463	1,750,000	—	—	6,571,542
	2014	903,846	—	2,999,981	(7)	—	4,025,837	—	—	7,929,664
Ajay Sabherwal (8)	2016	182,692	875,000	499,984		—	—	—	56,196	1,613,872
Chief Financial Officer
Paul Linton	2016	486,731	—	374,995		124,997	618,422	—	8,746	1,613,891
Chief Strategy and Transformation Officer	2015	467,308	—	388,782		144,262	385,661	—	—	1,386,013
	2014	138,462	375,000	549,964		440,407	—	—	—	1,503,833
Curtis Lu	2016	500,000	—	374,995		124,997	618,422	—	10,300	1,628,714
General Counsel	2015	250,000	500,000	99,973		—	—	—	—	849,973
Holly Paul	2016	465,769	—	713,085		124,997	618,422	—	10,690	1,932,973
Chief Human Resources Officer	2015	415,385	—	345,589		128,227	387,253	—	—	1,276,454
David M. Johnson (9)	2016	117,500	—	—		—	—	—	13,308	130,808
Former Chief Financial Officer	2015	675,000	250,000	561,599		208,381	—	—	—	1,694,980
Catherine M. Freeman (10)	2016	471,019	508,750	—		—	—	—	29,547	1,009,316
Senior Vice President, Controller and Chief Accounting Officer and Former Chief Financial Officer

(1)	All cash compensation is presented in Columns (b), (c), (f) and (h).

(2)	The aggregate grant date fair market values of the restricted stock awards reported in Column (d) have been computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the non-performance stock-based awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”). All non-performance stock-based awards are subject to pro rata vesting over three years beginning with the first anniversary of the grant date. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2016.”

(3)	The stock-based awards reported in Column (d) include the target aggregate fair values of the performance-based restricted stock units granted to participating NEOs as LTIP for 2016, based upon the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation costs to be recognized over the service period, excluding the effect of estimated forfeitures. The target fair values of TSR performance awards are measured on the grant date using a Monte Carlo simulation technique that assesses probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718, based on a Monte Carlo simulation price of $35.75 per share. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2016 Form 10-K. Performance-based restricted stock unit awards granted as LTIP in 2016 measure performance based on TSR relative to the S&P 500 over three years from January 1, 2016 through December 31, 2018. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2016.”

The following table sets forth the dollar values of the 2016 performance-based LTIP awards at maximum grant date fair value based on a Monte Carlo simulation price of $35.75 per share:

Name	Maximum Performance Award Values ($)
Steven H. Gunby	1,874,980
Paul Linton	374,982
Curtis Lu	374,982
Holly Paul	374,982

(4)	The option awards reported in Column (e) include the aggregate grant date fair market values computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2016 Form 10-K. The stock options awarded as LTIP in 2016 are subject to pro rata three-year vesting beginning on the first anniversary of the grant date and have an exercise price of $34.33 per share. For additional information, see “Executive Officers and Compensation—Equity Compensation Plans—Grants of Plan Based Awards for Fiscal Year Ended December 31, 2016.”

(5)	The “Non-Equity Incentive Plan Compensation” reported in Column (f) includes the cash annual executive incentive compensation awarded as AIP for the year ended December 31, 2016.

(6)	“All Other Compensation” in Column (h) includes Company matching contributions under our 401(k) Plan, the value attributable to taxable group term life insurance benefits, imputed tax on disability benefits and other fringe benefits provided to each NEO on the same basis as provided to all full-time U.S. employees of the Company. In addition, to the value of benefits provided generally to U.S. employees of the Company, the amount in Column (h) for (i) Mr. Sabherwal includes $53,815 in relocation expenses reimbursed by the Company in connection with his joining the Company in August 2016 and (ii) Ms. Freeman includes $16,855 in car/automobile allowance.

(7)	Represents a one-time sign-on bonus in the form of shares of restricted stock awarded on January 20, 2014, which vested pro rata on the first, second and third anniversary dates of the date of grant, such that 100% of the award was vested on January 20, 2017. The restricted shares were awarded to induce Mr. Gunby to join the Company as its new CEO by compensating him for forfeited and missed compensation opportunities with his former employer that were significantly greater than the value of the award at grant. It also served to immediately align his interests with those of our stockholders.

(8)	Mr. Sabherwal joined the Company as CFO on August 15, 2016. This table includes base annual cash salary only for the portion of 2016 during which he was employed by the Company. The amounts in Columns (c) and (d) include Mr. Sabherwal’s $1,000,000 sign-on bonus, of which $500,000 was paid in cash and $500,000 was paid through the award of shares of restricted stock. Column (c) also includes Mr. Sabherwal’s prorated cash bonus for 2016 in the amount of $375,000 as provided in his employment letter.

(9)	Mr. Johnson left his employment with the Company on March 1, 2016. This table includes payments to Mr. Johnson only for the portion of 2016 during which he was employed by the Company.

(10)	Ms. Freeman held the position of interim CFO from March 1, 2016 until August 15, 2016, when Mr. Sabherwal, our current CFO, joined the Company.

EQUITY COMPENSATION PLANS

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2016

The following table provides information on (i) performance-based cash awards granted as AIP, (ii) equity-based awards granted as LTIP, and (iii) other restricted stock, restricted stock unit and stock option awards, granted during the year ended December 31, 2016. There can be no assurance that the grant date fair market values of these awards will ever be realized.

		Compensation Committee Approval Date (b)	Estimated Future Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Stock Units (3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options (4) (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (3) (4) ($) (l)
Name	Grant Date (a)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Steven H. Gunby	2/24/16	2/24/16	1,000,000	2,000,000	3,000,000	—	—	—	—	—	—	—
	3/1/16	2/24/16	—	—	—	625,000	1,250,000	1,875,000	—	—	—	—
	3/1/16	2/24/16	—	—	—	—	—	—	18,205	—	—	624,978
	3/1/16	2/24/16	—	—	—	—	—	—	—	74,291	34.33	624,994
Ajay Sabherwal	8/15/16	7/14/16	—	—	—	—	—	—	11,563	—	—	499,984
Paul Linton	2/23/16	2/24/16	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/1/16	2/24/16	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/1/16	2/24/16	—	—	—	—	—	—	3,641	—	—	124,996
	3/1/16	2/24/16	—	—	—	—	—	—	—	14,858	34.33	124,997
Curtis Lu	2/24/16	2/24/16	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/1/16	2/24/16	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/1/16	2/24/16	—	—	—	—	—	—	3,641	—	—	124,996
	3/1/16	2/24/16	—	—	—	—	—	—	—	14,858	34.33	124,997
Holly Paul	2/24/16	2/24/16	250,000	500,000	750,000	—	—	—	—	—	—	—
	3/1/16	2/24/16	—	—	—	125,000	250,000	375,000	—	—	—	—
	3/1/16	2/24/16	—	—	—	—	—	—	3,641	—	—	124,996
	3/1/16	2/24/16	—	—	—	—	—	—	—	14,858	34.33	124,997
	12/30/16	12/1/16	—	—	—	—	—	—	7,500	—	—	338,100
David M. Johnson	—	—	—	—	—	—	—	—	—	—	—	—
Catherine M. Freeman	—	—	—	—	—	—	—	—	—	—	—	—

(1)	Adjusted Net Cash Flow of $244.7 million for the year ended December 31, 2016 exceeded the $75.0 million objective performance threshold established by the Compensation Committee for the payment of 2016 AIP. 2016 AIP cash payments were based on Adjusted EPS and Adjusted EBITDA results of $2.24 and $203 million, respectively, reported in the Company’s 2016 Form 10-K, and each participant’s individual performance was assessed at 150% of target.

(2)	Columns (f), (g) and (h) include the grant date fair values of restricted stock units awarded to certain NEOs as part of the 2016 LTIP, which are subject to performance conditions based on TSR relative to the S&P 500 measured over the three-year performance period ending December 31, 2018. The grant date fair values of the performance-based restricted stock units are based upon the probable outcomes of the performance conditions, excluding the effect of estimated forfeitures, measured using a Monte Carlo simulation technique that assesses the probabilities of various outcomes of the market conditions pursuant to FASB Topic ASC 718. For a discussion of the assumptions and methodologies used to value such awards, see “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2016 Form 10-K.

(3)	Column (i) reports the aggregate grant date fair values of shares of restricted stock awarded to certain NEOs in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2016 Form 10-K.

(4)

Column (j) reports the aggregate grant date fair value of stock options awarded to certain NEOs as part of the 2016 LTIP during the year ended December 31, 2016 in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value these awards, see the discussion of stock option awards contained in “Part II, Item 8, Financial Statements and Supplementary Data—Notes to Consolidated Financial Statements—Note 1—Description of Business and Summary of Significant Accounting Policies—Share-Based Compensation and Note 6—Share-Based Compensation” of the 2016 Form 10-K.

Outstanding Equity Awards at Fiscal Year End

The following table shows the number of shares covered or used as references for (i) exercisable and unexercisable stock options, (ii) exercisable and unexercisable SARs, (iii) unvested shares of restricted stock, restricted stock units and performance-based restricted stock units, (iv) full-value cash units, and (v) cash-based performance units, held by our NEOs on December 31, 2016:

Name	Number of Securities Underlying Unexercised Options and SARs (#) Exercisable (a)	Number of Securities Underlying Unexercised Options and SARs (#) Unexercis- able (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs (#) (c)	Option Exercise Price or SAR Base Price ($/Sh) (d)	Option or SAR Expiration Date (e)	Number of Shares or Full- Value Units That Have Not Vested (#) (f)	Market Value of Shares or Full-Value Units That Have Not Vested (1) ($) (g)	Equity and Non-Equity Incentive Plan Awards: Number of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (#) (h)	Equity and Non-Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Full- Value Units or Other Rights That Have Not Vested (1) ($) (i)
Steven H. Gunby	32,262 (2)	—	16,130 (2)	34.26	4/1/24	—	—	—	—
	—	—	—	—	—	—	—	6,081 (3)	274,131 (3)
	—	—	—	—	—	—	—	32,981(4)	1,486,783 (3)
	—	—	—	—	—	24,114 (5)	1,087,059 (3)	—	—
	—	—	—	—	—	14,856 (6)	669,708 (3)	—	—
	—	—	—	—	—	—	—	11,301 (7)	509,449
	—	—	—	—	—	—	—	33,757 (8)	1,521,766
	—	—	50,149 (9)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	18,205 (10)	802,681	—	—
	—	—	—	—	—	—	—	34,965 (11)	1,576,222
	—	—	74,291 (12)	34.33	3/1/26	—	—	—	—
Ajay Sabherwal	—	—	—	—	—	11,563 (13)	521,260	—	—
Paul Linton	—	—	—	—	—	4,989 (13)	224,904	—	—
	35,702 (14)	17,805 (14)	—	36.75	8/25/24	—	—	—	—
	—	—	—	—	—	—	—	2,034 (7)	91,693
	—	—	—	—	—	—	—	6,076 (8)	273,906
	—	—	9,027 (9)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	3,641 (10)	164,136	—	—
	—	—	—	—	—	—	—	6,993 (11)	315,244
	—	—	14,858 (12)	34.33	3/1/26	—	—	—	—
Curtis Lu	—	—	—	—	—	3,641 (10)	164,136	—	—
	—	—	—	—	—	—	—	6,993 (11)	315,244
	—	—	14,858 (12)	34.33	3/1/26	—	—	—	—
Holly Paul	—	—	—	—	—	—	—	1,808 (7)	81,505
	—	—	—	—	—	—	—	5,401 (8)	243,477
	—	—	8,024 (9)	36.87	3/1/25	—	—	—	—
	—	—	—	—	—	3,641 (10)	164,136	—	—
	—	—	—	—	—	—	—	6,993 (11)	315,244
	—	—	14,858 (12)	34.33	3/1/26	—	—	—	—
	—	—	—	—	—	7,500 (15)	338,100	—	—
David M. Johnson (16)	—	—	—	—	—	—	—	—	—
Catherine M. Freeman	—	—	—	—	—	—	—	—	—

(1)	All cash values in Columns (g) and (i) have been computed by multiplying $45.08 per share, the closing price per share of Common Stock reported by the NYSE for December 30, 2016, by the number of shares of restricted stock or restricted stock units that have not yet vested.

(2)

Represents cash-based vested and exercisable, and/or unvested and unexercisable SARs, awarded to our CEO by the Compensation Committee as 2014 LTIP, with a grant date of April 1, 2014, under the 2009 Plan. Each SAR represents the right to receive an amount of cash upon exercise, following the applicable vesting date, equal to (a) the difference between (i) the fair market value of a share of Common Stock on the applicable exercise date and (ii) the base price of $34.26 per share, multiplied by (b) the number of SARs exercised by the holder on such date. The unvested SARs vest pro rata on April 1, 2017, such that all SARs became fully vested on April 1, 2017.

(3)	Represents unvested full value cash units awarded to our CEO by the Compensation Committee as 2014 LTIP, with a grant date of April 1, 2014, under the 2009 Plan. Each unit represents the right to receive an amount of cash on the applicable vesting date equal to the product of (i) the fair market value of a share of Common Stock on such applicable vesting date, multiplied by (ii) the number of units that vested on such date. The unvested cash units vest pro rata on April 1, 2017, such that all cash units became fully vested on April 1, 2017.

(4)	Represents the target number of unearned performance-based cash units awarded to our CEO by the Compensation Committee as 2014 LTIP, with a grant date of April 1, 2014, under the 2009 Plan (subject to performance conditions based on TSR relative to the S&P 500 measured over the period from April 1, 2014 through March 31, 2017). Each unit represents the right to receive an amount of cash on the performance determination date equal to the product of (i) the fair market value of a share of Common Stock on such performance determination date, multiplied by (ii) the number of units earned on such performance determination date upon achievement of the applicable performance condition established by the Compensation Committee. A maximum of 49,472 performance-based cash units was awarded to our CEO on April 1, 2014, which, if earned, would equate to a maximum cash value of $2,230,198 based on the closing price per share of Common Stock of $45.08 on December 30, 2016.

(5)	Represents unvested shares of restricted stock awarded to our CEO by the Compensation Committee, with a grant date of January 20, 2014, under the 2009 Plan, which vest pro rata on January 20, 2017, such that all shares became fully vested on January 20, 2017.

(6)	Represents unvested shares of restricted stock awarded to our CEO by the Compensation Committee on account of 2014 AIP, with a grant date of March 1, 2015, under the 2009 Plan, which vest pro rata on March 1, 2017 and March 1, 2018, such that all shares will be fully vested on March 1, 2018.

(7)	Represents unvested restricted stock units awarded by the Compensation Committee as 2015 LTIP, with a grant date of March 1, 2016, under the 2009 Plan, which vest pro rata on March 1, 2017 and March 1, 2018, such that all shares will be fully vested on March 1, 2018. Mr. Johnson forfeited his unvested restricted shares, upon the termination of his employment on March 1, 2016.

(8)	Represents the target number of unearned performance-based restricted stock units granted as 2015 LTIP by the Compensation Committee, with a grant date of March 1, 2015, under the 2009 Plan (subject to performance conditions based on TSR relative to the S&P 500 for the three-year measurement period from January 1, 2015 to December 31, 2017). The following table sets forth the maximum number of performance-based restricted stock units awarded by the Compensation Committee on March 1, 2015:

Name	Maximum Performance-Based Awards
Steven H. Gunby	50,636
Paul Linton	9,114
Holly Paul	8,101

(9)	Represents option shares, which may be acquired upon exercise of the unvested and unexercisable stock options granted by the Compensation Committee as 2015 LTIP, with a grant date of March 1, 2015, under the 2009 Plan. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Each stock option vests and becomes exercisable for a pro rata portion of the applicable option shares on March 1, 2017 and March 1, 2018, such that the applicable stock option will be fully vested and exercisable for up to 100% of the applicable option shares on March 1, 2018. Mr. Johnson forfeited his unvested and unexercisable, and vested and unexercised, portions of his stock option and related option shares, upon the termination of his employment on March 1, 2016.

(10)	Represents unvested shares of restricted stock awarded by the Compensation Committee as 2016 LTIP, with a grant date of March 1, 2016, under the 2009 Plan, which vest pro rata on March 1, 2017, March 1, 2018 and March 1, 2019, such that all shares will be fully vested on March 1, 2019.

(11)	Represents the target number of unearned performance-based restricted stock units granted as 2016 LTIP by the Compensation Committee, with a grant date of March 1, 2016, under the 2009 Plan (subject to performance conditions based on TSR relative to the S&P 500 for the three-year measurement period from January 1, 2016 to December 31, 2018). The following table sets forth the maximum number of performance-based restricted stock units awarded by the Compensation Committee on March 1, 2016:

Name	Maximum Performance-Based Awards
Steven H. Gunby	52,447
Paul Linton	10,489
Curtis Lu	10,489
Holly Paul	10,489

(12)	Represents option shares which may be acquired upon exercise of the unvested and unexercisable stock options granted by the Compensation Committee as 2016 LTIP, with a grant date of March 1, 2016, under the 2009 Plan. The stock options represent the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the applicable stock option is being exercised by the holder on such date. Each stock option vests and becomes exercisable for a pro rata portion of the applicable option shares on March 1, 2017, March 1, 2018 and March 1, 2019, such that the applicable stock option will be fully vested and exercisable for up to 100% of the applicable option shares on March 1, 2019.

(13)	Represents unvested shares of restricted stock granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of the executive officer’s sign-on bonus for joining the Company.

(14)	Represents option shares that may be acquired upon exercise of the unvested and unexercisable or vested and unexercised portions of the stock options granted by the Compensation Committee as employment inducement awards pursuant to Rule 303A.08 of the NYSE outside the 2009 Plan, on account of a portion of the executive officer’s sign-on bonus for joining the Company. Each stock option represents the right to acquire option shares following the applicable vesting date upon exercise and payment of the exercise price therefore, equal to the number of option shares for which the stock option is being exercised by the holder on such date. The unvested option shares will vest and the unexercisable portion of the applicable stock option will become exercisable pro rata on August 25, 2017, such that the applicable option shares will be fully vested and the applicable stock option will be fully exercisable on August 25, 2017.

(15)	Represents unvested shares of restricted stock granted by the Compensation Committee, with a grant date of December 31, 2016, under the 2009 Plan, which vest pro rata on December 31, 2017, December 31, 2018 and December 31, 2019, such that all shares will be fully vested on December 31, 2019

(16)	Mr. Johnson left his employment with the Company on March 1, 2016.

Option Exercises and Stock Vested

The following table shows the number of shares of our Common Stock acquired during the fiscal year ended December 31, 2016 upon the exercise of stock options and the vesting of restricted stock awards:

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#) (a)	Value Realized on Exercise ($) (b) (1)	Number of Shares Acquired on Vesting (#) (c)	Value Realized on Vesting ($) (d) (2)
Steven H. Gunby:
Options	—	—	—	—
Stock	—	—	37,192	1,219,410
Ajay Sabherwal:
Options	—	—	—	—
Stock	—	—	—	—
Paul Linton:
Options	—	—	—	—
Stock	—	—	6,005	257,628
Curtis Lu:
Options	—	—	—	—
Stock	—	—	2,436	96,612
Holly Paul:
Options	—	—	—	—
Stock	—	—	904	31,034
David M. Johnson:
Options	—	—	—	—
Stock	—	—	1,469	50,431
Catherine M. Freeman:
Options	—	—	—	—
Stock	—	—	—	—

(1)	The value realized upon the exercise of stock options is computed by multiplying (a) the difference between (i) the market price of the underlying shares at the exercise date and (ii) the exercise price of the option, by (b) the number of shares for which the option was exercised.

(2)	The value realized on vesting of restricted stock is computed by multiplying (a) the market value of the shares of Common Stock at the vesting date, by (b) the number of restricted shares that vested on that date.

EMPLOYMENT AGREEMENTS AND TERMINATION AND CHANGE IN CONTROL PAYMENTS

Employment Arrangements

Steven H. Gunby. The Company and Steven Gunby are parties to the Employment Agreement dated as of December 13, 2013, effective January 20, 2014 (together with “CEO Amendment No. 1” (as hereafter defined) and “CEO Amendment No. 2” (as hereafter defined) thereto, the “CEO Employment Agreement”), for an initial term of three years, which was extended for an additional three-year term expiring on April 1, 2020 by Amendment No. 1 to the Employment Agreement dated as of December 13, 2016 (“CEO Amendment No. 1”), which will be automatically renewed for successive one-year terms unless Mr. Gunby’s employment has been otherwise terminated or Mr. Gunby or the Company provides 120 days or 90 days, respectively, prior written notice of non-renewal. The CEO Employment Agreement, as further amended as of March 21, 2017 (“CEO Amendment No. 2”), provides for payments upon termination by the Company with and without “Cause” (as defined in the CEO Employment Agreement), termination by Mr. Gunby with and without “Good Reason” (as defined in the CEO Employment Agreement), death, “Disability” (as defined in the CEO Employment Agreement”) and “Change in Control” (as defined in the Company’s equity compensation plan), as described under “—Termination and Change in Control Payment Amounts—NEOs.” The CEO Employment Agreement contains non-competition provisions that will continue for 18 months following the last day of employment. During that period, Mr. Gunby also will be prohibited from (i) soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company or (ii) interfering with any relationship of the Company. Mr. Gunby also agrees not to use or disclose confidential or proprietary information of the Company in violation of the CEO Employment Agreement.

Ajay Sabherwal, Paul Linton, Curtis Lu and Holly Paul. Each of Ajay Sabherwal, Paul Linton, Curtis Lu and Holly Paul has entered into an employment letter, each as further amended effective March 21, 2017, on substantially similar terms (together, the “Other NEO Employment Letters”). The Other NEO Employment Letters provide for at-will employment, subject to certain terms relating to each officer’s applicable annual cash base salary, sign-on bonus, bonus opportunities and severance and bonus protection upon certain termination events. In the event of termination by the Company without “Cause” (as defined in the applicable Other NEO Employment Letter), by the executive officer with “Good Reason” (as defined in the applicable Other NEO Employment Letter), death, “Disability” (as defined in the applicable Other NEO Employment Letter) or within 18 months following a “Change in Control” (as defined in the Company’s equity compensation plan), the applicable executive officer will be entitled to receive certain payments described under “—Termination and Change in Control Payment Amounts—NEOs.” The Other NEO Employment Letters contain non-competition provisions that will continue for 12 months following the last day of employment. During that period, the executive officer will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. The executive officer also agrees not to use or disclose confidential or proprietary information of the Company in violation of his or her employment agreement.

David M. Johnson. David Johnson entered into an employment letter with the Company dated as of July 10, 2014 (the “Former CFO Employment Letter”), which provided for at-will employment, subject to certain terms relating to annual cash base salary, sign-on bonus, bonus opportunities and severance protection upon certain termination events. Effective March 1, 2016, Mr. Johnson voluntarily terminated his employment with the Company. Upon his termination, Mr. Johnson received the payments described under “—Termination and Change in Control Payment Amounts—Former NEO.” The Former CFO Employment Letter contains non-competition provisions that will continue for 12 months following the last day of employment. During that period, Mr. Johnson also will be prohibited from soliciting any entity or person that has been a client, customer, employee, contractor or vendor of the Company to terminate its relationship with the Company. Mr. Johnson also agrees not to use or disclose confidential or proprietary information of the Company in violation of his employment agreement.

Catherine M. Freeman. Catherine Freeman and the Company are parties to an employment letter entered into as of April 1, 2011, as further amended as of December 19, 2012 and March 1, 2016 (collectively, the “CAO Employment Letter”). The CAO Employment Letter provides for at-will employment, subject to certain terms relating to annual cash base salary, bonus opportunity and severance protection. In the event of termination by the Company without “Cause” or termination by Ms. Freeman for “Good Reason,” she will be entitled to certain payments described under “—Potential Termination and Change in Control Payment Amounts—NEOs.” The CAO Employment Letter does not contain non-competition and non-solicitation terms.

Termination Payments

The NEOs will receive various payments described under “—Termination and Change in Control Payment Amounts” upon termination of employment, including termination by the Company without “Cause,” termination by the executive officer for “Good Reason,” termination upon death or “Disability,” or termination following a “Change in Control” of the Company. We believe that it is in the best interests of the Company to provide for termination payments as they tie the interests of the NEOs to those of the Company, secure the services of the NEOs and serve as a deterrent to an NEO voluntarily leaving the Company’s employ. In addition, they may serve as consideration for the agreements of certain NEOs not to compete with the Company, not to solicit employees and clients of the Company, and not to use or disclose proprietary information of the Company, as described under “—Employment Arrangements” above. Generally, the terms “Cause,” “Good Reason,” “Change in Control” and “Disability” have the meanings given those terms or words of similar import in the relevant employment document.

Termination and Change in Control Payment Amounts

NEOs

The following table sets forth the payments that may be received by each of our NEOs (other than Mr. Johnson) as if his or her employment terminated as of December 31, 2016:

Name	Termination for any Reason Other than Any Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (a)	Termination by the Company without “Cause” or Termination by the Executive Officer with “Good Reason” ($) (b)	Termination by the Company without “Cause” or by the Executive Officer with “Good Reason” Coincident with or One Year Following a “Change in Control” (1) ($) (c)	Death or “Disability” ($) (d)	Change in Control ($) (e)
Steven H. Gunby
Annual Cash Base Salary	—	—	—	—	—
AIP (2)
Unpaid for Year Prior to Termination	—	—	—	—	—
Prorated AIP for Year of Termination	—	2,000,000	2,000,000	2,000,000	2,000,000
Equity Awards (3)	—	4,297,250	4,297,250	4,297,250	4,297,250
Cash-Based LTIP Awards (4)	—	—	2,808,778	2,808,778	2,808,778
LTIP Performance Units (5)	—	—	4,464,370	4,464,370	4,464,370
Severance Payment (6)	—	4,500,000	4,500,000	—	6,000,000
Health and Welfare Benefits (7)	—	13,199	13,199	13,199	13,199
Total	—	10,810,449	18,083,597	13,583,597	19,583,597
Ajay Sabherwal
Annual Cash Base Salary	—	—	—	—	—
AIP	—	—	—	—	—
Equity Awards (3)	—	521,260	521,260	521,260	521,260
Cash-Based LTIP Awards (4)	—	—	—	—	—
LTIP Performance Units (5)	—	—	—	—	—
Severance Payment (8)	—	500,000	500,000	—	500,000
Health and Welfare Benefits (7)	—	8,800	8,800	8,800	8,800
Total	—	1,030,060	1,030,060	530,060	1,030,060
Paul Linton
Annual Cash Base Salary	—	—	—	—	—
AIP	—	—	—	—	—
Equity Awards (3)	—	1,160,656	1,160,656	1,160,656	1,160,656
Cash-Based LTIP Awards (4)	—	—	—	—	—
LTIP Performance Units (5)	—	—	850,857	850,857	850,857
Severance Payment (8)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (7)	—	8,960	8,960	8,960	8,960
Total	—	1,669,616	2,520,473	2,020,473	3,020,473
Curtis Lu
Annual Cash Base Salary	—	—	—	—	—
AIP	—	—	—	—	—
Equity Awards (3)	—	323,860	323,860	323,860	323,860
Cash-Based LTIP Awards (4)	—	—	—	—	—
LTIP Performance Units (5)	—	—	472,867	472,867	472,867
Severance Payment (8)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (7)	—	8,800	8,800	8,800	8,800
Total	—	832,660	1,305,527	805,527	1,805,527
Holly Paul
Annual Cash Base Salary	—	—	—	—	—
AIP	—	—	—	—	—
Equity Awards (3)	—	809,341	809,341	809,341	809,341
Cash-Based LTIP Awards (4)	—	—	—	—	—
LTIP Performance Units (5)	—	—	808,865	808,865	808,865
Severance Payment (8)	—	500,000	500,000	—	1,000,000
Health and Welfare Benefits (7)	—	8,960	8,960	8,960	8,960
Total	—	1,318,301	2,127,166	1,627,166	2,627,166
Catherine M. Freeman
Annual Cash Base Salary	—	—	—	—	—
Equity Awards (3)	—	—	—	—	—
Severance Payment (8)	—	775,000	775,000	—	775,000
Health and Welfare Benefits (7)	—	6,619	6,619	6,619	6,619
Total	—	781,619	781,619	6,619	781,619

(1)	The amounts in Column (c) assume that both the termination without “Cause” and “Change in Control” occurred on December 31, 2016.

(2)	On termination for any reason, our CEO is eligible to receive the earned and unpaid portion of any AIP for the year prior to termination. In addition, in the event of termination by the Company without “Cause” or termination by our CEO for “Good Reason,” our CEO is eligible to receive the prorated annual incentive cash bonus for the year of termination based on actual performance. The amount shown represents AIP for full year 2016 at target.

(3)	Restricted stock awards have been valued based on $45.08 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2016). Stock options have been valued based on the difference between the applicable exercise price and $45.08 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2016).

(4)	Full value cash units and cash-based performance units have been valued at $45.08 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2016). Cash-based SARs have been valued based on the difference between the applicable base price and $45.08 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2016).

(5)	Performance-based restricted stock units awarded on March 1, 2015 and March 1, 2016 have been valued as (i) the total number of shares granted at $45.08 (the closing price per share of Common Stock as reported on the NYSE for December 30, 2016) multiplied by (ii) the payout ratio for each award as of December 31, 2016 based on a third-party valuation.

(6)	Severance payments to our CEO equal one and one-half times (1.5x) the sum of (i) his annual cash base salary plus (ii) target bonus for the year of termination (except that such amount increases to two times (2x) the sum of (x) our CEO’s annual cash base salary plus (y) target bonus for year of termination, if his employment is terminated by the Company (or its successor) without “Cause” or he terminates his employment for “Good Reason” during the 18-month period following a “Change in Control.”

(7)	Health and welfare benefits represent the current costs of continuing group health and group life insurance coverage for the CEO and his eligible dependents for 18 months after termination, and for the other NEOs and their eligible dependents for 12 months after termination.

(8)	Severance payments to each of our CFO, CSTO, GC and CHRO equal 12 months of annual cash base salary, provided that such amount will be increased to one times (1x) the sum of (i) 12 months annual cash base salary plus (ii) target bonus for the year of termination if the applicable NEO’s employment is terminated by the Company (or its successor) without “Cause” or by the applicable NEO for “Good Reason” during the 18-month period following a “Change in Control.” Severance payments to our CAO equal the sum of her (i) current annual base salary, plus (ii) an amount equal to the amount of the actual bonus earned for the year immediately prior to the year of termination.

Former NEO

The following table sets forth the actual payment made to our Former CFO upon termination of his employment through voluntary resignation effective as of March 1, 2016:

Name	Annual Cash Base Salary ($) (a)	Acceleration of Restricted Stock Awards ($) (b)	Acceleration of Stock Option Awards ($) (c)	Fixed Incentive Compensation for 2015 Bonus Year ($) (d)	Retention Payment ($) (e)	Severance Payment ($) (f)	Total ($) (g)
Voluntary Termination:
David M. Johnson	—	—	—	250,000	—	—	250,000

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Company, directors and executive officers with respect to related person transactions, and for then determining, based on the facts and circumstances, whether a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be, directly or indirectly, material to a related person are disclosed in this Proxy Statement. The Audit Committee reviews and approves transactions with related persons, including contracts or other transactions between or among the Company or a subsidiary or affiliate, on the one hand, and an officer, director or nominee for director, an immediate family member of an officer, director or nominee for director, a company, firm or entity in which an officer, director or nominee for director serves as an officer or partner or has a material interest, or a beneficial holder of more than 5% of the Company’s voting securities, on the other hand. In the course of its review, approval and ratification, the Audit Committee considers factors such as:

•	the financial and other terms of the transaction, and whether such terms are substantially equivalent to terms that could be negotiated with third parties;

•	the nature of the related person’s interest in the transaction;

•	the importance of the transaction to the related person and to the Company;

•	the likelihood that the transaction would influence the judgment of a director or executive officer to not act in the best interests of the Company; and

•	any other matters that the Audit Committee deems appropriate.

2016 RELATED PARTY TRANSACTIONS

In the ordinary course of business, we enter into commercial transactions to provide consulting and advisory services, from time to time, with clients or their affiliates for which our directors serve as directors and/or executive officers. All of those transactions have been approved by the Audit Committee of the Company. We consider these transactions to be arm’s length, and we do not believe that the directors had or have any material direct or indirect pecuniary or other interests in such engagements.

On March 9, 2017, BlackRock, Inc. (“BlackRock”) filed a Form 13G/A with the SEC reporting beneficial ownership of 4,179,262 shares of our Common Stock, representing 10.29% of our outstanding shares of Common Stock on the Record Date. Exhibit A to the Form 13G/A identifies certain affiliates that have rights to receive dividends and proceeds from the sale of shares of our Common Stock and reports that no one person’s interest is more than 5% of the total outstanding shares of Common Stock, except that BlackRock Fund Advisors beneficially owns 5% or greater of our outstanding shares of Common Stock. From time to time, in the ordinary course of our business, BlackRock, directly or indirectly, on behalf of itself and/or affiliates, has entered into engagements for consulting and advisory services with the Company and our affiliates on an arm’s length negotiated basis. Such engagements may or may not be with affiliates identified as having an interest in our shares. During calendar year 2016, revenues from engagements with BlackRock and its affiliates aggregated approximately $537,000.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for services rendered by KPMG as our independent registered public accounting firm for the full years ended December 31, 2015 and 2016. In connection with the audit of the 2015 and 2016 financial statements, we entered into engagement agreements with KPMG that set forth the terms by which KPMG performs audit services for the Company.

	2015 ($)	2016 ($)
	(in thousands)
Audit Fees	2,403	2,365
Audit-Related Fees	—	25
Tax Fees	11	10
All Other Fees	4	10
Total	2,418	2,410

Audit fees are fees we paid KPMG for the audit and quarterly reviews of our consolidated financial statements, assistance with and review of documents filed with the SEC, comfort letters, consent procedures, accounting consultations related to transactions, and the adoption of new accounting pronouncements and audits of our subsidiaries that are required by statute or regulation. In 2016, approximately $2,305,000 in fees were incurred for audit (including the audit of internal controls over financial reporting) and quarterly review services provided in connection with periodic reports filed under the Exchange Act, statutory audits, consultations and comfort letters. Audit fees for 2016 also included approximately $60,000 in fees incurred related to the audit of FTI Capital Advisors, LLC, a FINRA member firm. Tax fees primarily include tax compliance and planning services.

KPMG has confirmed to us its independence with respect to the Company under all relevant professional and regulatory standards.

For 2015 and 2016, the Audit Committee or a subcommittee of the Audit Committee pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act. The Audit Committee may delegate to one or more members or subcommittees the authority to grant pre-approvals of audit and permitted non-audit services, provided, however, that such member or subcommittee will be required to present its determinations to the Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to otherwise be considered “filed” with the Securities and Exchange Commission (the “SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filing.

The Audit Committee assists the Board of Directors (the “Board”) of FTI Consulting, Inc., a Maryland corporation (the “Company”), in overseeing and monitoring the integrity of the Company’s financial reporting process, the Company’s compliance with legal and regulatory requirements, its internal control and disclosure control systems, the integrity and audit of its consolidated financial statements, the qualifications and independence of its independent registered public accounting firm, and the performance of its internal auditors and independent registered public accounting firm.

The Audit Committee’s role and responsibilities are set forth in a written Charter of the Audit Committee, last amended and restated as of February 23, 2011 (the “Charter”). We review and reassess the Charter annually, and more frequently as necessary, to address any new, or changes to, rules relating to audit committees, and recommend any changes to the Nominating and Corporate Governance Committee and the Board for approval. A copy of the Charter is publicly available and can be found on the Company’s website under “About—Governance” at http://www.fticonsulting.com/~/media/Files/us-files/our-firm/guidelines/charter-of-the-audit-committee-of-the-board-of-directors.pdf .

The Audit Committee currently consists of four independent non-employee directors, recommended by the Nominating and Corporate Governance Committee and appointed by the Board: Nicholas C. Fanandakis (Chair), Mark S. Bartlett, Vernon Ellis and Gerard E. Holthaus. All of the members of the Audit Committee qualify as financially literate and are able to read and understand fundamental financial statements, including our balance sheet, income statement and cash flow statement, and related notes. The Board determined that all members of the Audit Committee qualify as “audit committee financial experts.”

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The independent registered public accounting firm also reviews the Company’s quarterly financial statements. Management is responsible for the Company’s financial statements and the financial reporting process, including internal controls. In addition, the independent registered public accounting firm is responsible for performing an audit of the Company’s internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and for issuing a report thereon. We, the Audit Committee, are responsible for monitoring and overseeing the annual audit process, and discussing with the Company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. We meet periodically with the Company’s management and internal auditor, and independent registered public accounting firm, both together and separately. We review and discuss any deficiencies in the Company’s internal control over financial reporting with the Company’s independent registered public accounting firm and management’s response.

The Audit Committee engaged KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the quarters and year ended December 31, 2016. KPMG attended five meetings of the Audit Committee and met two times with the Audit Committee in closed sessions without management being present with respect to audit, financial reporting and internal control matters. One or more members of management attended all regular and special meetings of the Audit Committee, and management met two times with the Audit Committee in closed sessions with respect to audit, financial reporting and internal control matters. The Audit Committee met with the Vice President, Internal Audit of the Company one time in closed session during calendar year 2016. The Chair of the Audit Committee was delegated the authority by the Audit Committee to meet more frequently with the Vice President, Internal Audit, without management and other committee members being present, and he reported back to the other members of the Audit Committee with respect to those meetings. In this context, the Audit Committee hereby reports as follows:

(1)	We have reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2016 with management and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with U.S. generally accepted accounting principles.

(2)	The Audit Committee discussed with KPMG the matters required to be discussed by PCAOB Auditing Standard 1301. These matters included a discussion of KPMG’s judgments about the quality (not just the acceptability) of the accounting practices of the Company and accounting principles as applied to the financial reporting of the Company.

(3)

The Audit Committee received from KPMG the written disclosures and letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence), and the Audit Committee discussed with KPMG its independence. The

Audit Committee further considered whether the provision by KPMG of any non-audit services described elsewhere in this Proxy Statement is compatible with maintaining auditor independence and determined that the provision of those services does not impair KPMG’s independence. We pre-approve the non-audit services performed by KPMG.

(4)	Based upon the review and discussion referred to in paragraphs (1) through (3) above, and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, we recommended to the Board that the audited consolidated financial statements be included in the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2016 for filing with the SEC. We have concluded that KPMG, the Company’s independent registered public accounting firm for fiscal 2016, is independent from the Company and its management.

We have appointed KPMG as the Company’s independent registered public accounting firm for 2017.

This Report is submitted by the members of the Audit Committee of the Board of Directors of FTI Consulting, Inc., a Maryland corporation.

Audit Committee

Nicholas C. Fanandakis, Chair

Mark S. Bartlett

Vernon Ellis

Gerard E. Holthaus

April 25, 2017

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that our directors, officers and beneficial owners of more than 10% of our total outstanding shares of Common Stock who are required to file reports under Section 16 of the Exchange Act reported all transactions in shares of our Common Stock and derivative securities, including options for shares, on a timely basis during the year ended December 31, 2016.

PROPOSALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

If you want to present a proposal in our proxy statement for the 2018 annual meeting of stockholders, send the proposal to FTI Consulting, Inc., Attn: Corporate Secretary, at our executive office, which will be located at 555 12th Street NW, Washington, DC 20004. Stockholders intending to present a proposal at our annual meeting must comply with the requirements and provide the information set forth in our Bylaws. Under our current Bylaws, a stockholder must deliver notice of a proposal and any required information to our Corporate Secretary not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of such meeting is first made. A stockholder’s notice to the Corporate Secretary must be in writing and set forth as to each matter such stockholder proposes to bring before the annual meeting of stockholders the information and materials required by our current Bylaws, including, among other things (i) a description of the business that the stockholder proposes to bring before the meeting, (ii) the stockholder’s reasons for proposing such business at the meeting, (iii) any material interest such stockholder or any “Stockholder Associated Person” (as such term is defined in our current Bylaws), individually or in the aggregate, has in such business, including any anticipated benefit to the stockholder or Stockholder Associated Person therefrom, (iv) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made, and (v) the class, series and number of all shares of our capital stock or other securities, which are owned beneficially or of record by such stockholder and such Stockholder Associated Person, the date on which such securities were acquired and the investment intent of such acquisition, and any short interest in any of our securities. For the annual meeting of stockholders in 2018, we must receive this notice no earlier than November 26, 2017 and no later than 5:00 p.m., Eastern Time, on December 26, 2017. If a stockholder wishes to submit a proposal at the 2018 annual meeting and to have that proposal included in management’s proxy statement in accordance with Rule 14a-8, the proposal must be submitted in accordance with Rule 14a-8 and be received by the Corporate Secretary no less than 120 days before the date our proxy statement was released to stockholders in connection with our previous year’s annual meeting of stockholders, which will be December 26, 2017.

Appendix A

FTI CONSULTING, INC.

2017 OMNIBUS INCENTIVE COMPENSATION PLAN

(Adopted Effective as of June 7, 2017)

ARTICLE I

ESTABLISHMENT AND OBJECTIVES OF PLAN

This FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, as hereby adopted by the Board of Directors on March 28, 2017, and approved by stockholders on June 7, 2017, as further amended from time to time, is hereafter referred to as the “Plan.” FTI Consulting, Inc., a Maryland corporation (the “Company”) has established this Plan for the benefit of non-employee directors, employees, officers and other individual service providers of the Company and its Affiliates. The Plan is intended to advance the interests of the Company by providing the Company an advantage in attracting and retaining such persons and by providing such persons with additional incentives to serve the Company by increasing their proprietary interest in the success of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Account” means, with respect to each Participant that is a Key Employee, a separate bookkeeping reserve account, which may include separate sub-accounts for restricted stock units, stock units or cash amounts credited under the Plan to such Key Employee.

2.2 “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), as determined by the Committee.

2.3 “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, Restricted Stock Unit, Stock Unit or other stock-based award relating to the Common Stock or other securities of the Company granted pursuant to the provisions of the Plan, or any cash-based awards granted pursuant to the provisions of the Plan.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Bonus” means the incentive compensation bonus payment, if any, awarded to a Key Employee pursuant to a Performance-Based Incentive Compensation Plan that a Key Employee may receive with respect to a Plan Year.

2.6 “Bonus Payment Date” means the date on which the Bonus becomes payable with respect to a Plan Year, without regard to any Deferral Election respecting such Bonus.

2.7 “Change in Control” means: (1) the acquisition (other than from the Company) in one or more transactions by any Person, as defined below, of the “beneficial ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of (A) the then outstanding shares or the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held a majority of the Company Voting Stock. For purposes hereof, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than employee benefit plans sponsored or maintained by the Company or by entities controlled by the Company. Notwithstanding the foregoing, for purposes of any Award hereunder that constitutes “nonqualified deferred compensation” (within the meaning of Section 409A) and that is settled, payable or otherwise distributable upon a Change in Control, a Change in Control shall not be deemed to occur hereunder unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company (within the meaning of Section 409A).

2.8 “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. A reference to any provision of the Code shall include reference to any successor provision of the Code.

2.9 “Code Section 162(m)” means Section 162(m) of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

2.10 “Code Section 409A” means Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.

2.11 “Committee” means the Compensation Committee of the Board (or any successor Board committee as may be designated by the Board from time to time), comprised (to the extent determined to be necessary or advisable by the Board) of directors who are “independent directors” for purposes of the applicable exchange requirements, who are “outside directors” within the meaning of Code Section 162(m), and who are “non-employee directors” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

2.12 “Common Stock” means shares of common stock, par value of $0.01 per share, of the Company.

2.13 “Deferrable Bonus” means 33.33% of a Key Employee’s Bonus (or such other amount or percentage of the Bonus that the Committee determines from time to time is eligible to be deferred under the Plan), provided that any Bonus (or portion thereof) that is paid to a Key Employee after termination of employment shall not constitute a Deferrable Bonus under the Plan.

2.14 “Deferral Election” means a written election made in accordance with the provisions of Article IV to defer receipt of a Key Employee’s Deferrable Bonus (or a portion thereof) pursuant to the Plan.

2.15 “Disability” or “Disabled” shall have the meaning ascribed thereto under Code Section 409A(a) (2)(C), provided that for purposes of the grant of any incentive stock option under the Plan, the term “Disability” shall have the meaning attributed to such term under Code Section 22(e)(3).

2.16 “Elected Payment Date” shall have the meaning ascribed to such term under Section 4.4 of the Plan.

2.17 “Eligible Service Provider” means a person who is an employee (including any Key Employee), officer, non-employee director or such other individual service provider of the Company or an Affiliate, as may be determined by the Committee from time to time to be eligible to participate in the Plan. Once an Eligible Service Provider, a person shall continue to be an Eligible Service Provider until determined by the Committee to be ineligible to participate in the Plan (or such person’s service with the Employer ceases).

2.18 “Employer” means the Company and each of its Affiliates.

2.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

2.20 “Fair Market Value” means, with respect to a share of the Common Stock on the relevant date, the closing price, regular way, reported on the New York Stock Exchange or if no sales of the Common Stock are reported on the New York Stock Exchange for that date, the closing price for the last previous day for which sales were reported on the New York Stock Exchange. If the Common Stock is no longer listed on the New York Stock Exchange, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for the purposes of the Plan taking into account the requirements of Code Section 409A. For all purposes under the Plan, the term “relevant date” as used herein means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Committee’s discretion. Notwithstanding the foregoing, for purposes of the grant of stock options and stock appreciation rights under the Plan, “Fair Market Value” may be determined by the Committee under any method available under Code Section 409A.

2.21 “Grant Agreement” means a written or electronic document memorializing the terms and conditions of an Award granted pursuant to the provisions of the Plan.

2.22 “Grant Date” means the date authorized by the Committee for the grant of an Award under the Plan.

2.23 “Key Employee” means a person who is an employee of the Company or of an Affiliate and who holds the position of Senior Managing Director or higher, or such other highly compensated position, as may be determined by the Committee from time to time. Once a Key Employee, a person shall continue to be a Key Employee until otherwise determined by the Committee (or such person’s employment with the Employer ceases). Notwithstanding the foregoing, officers designated as Section 16 officers under the Exchange Act by the Board shall not be treated as Key Employees under the Plan.

2.24 “Participant” means an Eligible Service Provider to whom an Award has been granted pursuant to the Plan.

2.25 “Payment Election” means a written election made in accordance with the provisions of Article IV to select an Elected Payment Date with regard to an Award of Stock Units granted under the Plan to a Key Employee.

2.26 “Performance-Based Compensation” means performance-based compensation payable based on services performed over a specified performance period, determined in accordance with Code Section 409A and Code Section 162(m).

2.27 “Performance-Based Incentive Compensation Plan” means any plan, policy or program (or portion thereof) that provides for Performance-Based Compensation or bonuses, and which plan, policy or program (or portion thereof) is designated by the Company to be a Performance-Based Incentive Compensation Plan for purposes of the Plan. The Company may add or eliminate such designation for any plan, policy or program (or portion thereof) at any time in its discretion. No Performance-Based Compensation or bonus shall be eligible for deferral under the Plan unless the plan, policy or program (or portion thereof) that provides for such payment is designated by the Company as a Performance-Based Incentive Compensation Plan.

2.28 “Plan” means this FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan, as amended or restated from time to time.

2.29 “Plan Year” means any 12-month period during the term of the Plan coinciding with a calendar year.

2.30 “Restricted Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock, which unit is subject to any restrictions that the Committee, in its discretion, may impose.

2.31 “Separation from Service” means a “separation from service” with respect to the Employer, within the meaning of Code Section 409A(a)(2)(A)(i).

2.32 “Specified Employee” shall have the meaning attributed to such term under Code Section 409A(a)(2)(B)(i) and the applicable provisions of Treasury Regulation Section 1.409A-1(i).

2.33 “Stock Unit” means the expression on the Company’s books of a unit which is equivalent to one share of Common Stock.

2.34 “Unforeseeable Emergency” shall have the meaning described thereto under Code Section 409A(a)(2)(B)(ii).

ARTICLE III

ADMINISTRATION OF THE PLAN

3.1 Administrator. Except as otherwise provided herein or as the Board may determine from time to time, the Plan shall be administered by the Committee.

3.2 Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (1) determine the Eligible Service Providers to whom, and the time or times at which Awards shall be granted; (2) determine the types of Awards to be granted; (3) determine the number of shares or monetary value to be covered by or used for reference purposes for each Award and determine to what extent and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards or other property, or an Award may be canceled, forfeited or surrendered; (4) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate, including, but not limited to, the exercise price, grant price or purchase price, vesting or exercise period, and treatment on termination of employment or service events, to the extent not inconsistent with the terms of the Plan; (5) subject to the limitations of Section 8.10 hereof, modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as specifically provided otherwise in the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (6) to the extent not inconsistent with the terms of the Plan, accelerate or otherwise change the time in which an Award vests, may be exercised or becomes payable, or waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of a Participant’s employment or other relationship with the Company or its Affiliates, provided that no such acceleration or waiver shall be allowed with regard to a “deferral of compensation” within the meaning of Code Section 409A, except as otherwise permitted thereunder, or with regard to compensation intended to qualify as “performance-based compensation” under Code Section 162(m), except as otherwise permitted thereunder; (7) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (8) determine conclusively whether (and, if applicable, when) a Participant has experienced a Separation from Service or Unforeseeable Emergency and shall make such determination consistent with Code Section 409A.

3.3 Guidelines; Delegation. The Committee shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued hereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. Without limiting the foregoing, the Committee may delegate certain administrative or ministerial duties to a subcommittee of the Committee or to one or more officers or employees of the Company or an Affiliate as the Committee deems necessary or advisable in its sole and absolute discretion, but shall retain the ultimate responsibility for the interpretation of the Plan. The Committee may appoint accountants, actuaries, counsel, advisors and other persons that it deems necessary or desirable in connection with the administration of the Plan.

3.4 Effect of Committee Decisions. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, all Participants in the Plan (and their beneficiaries) and any other employee, consultant, or director of the Company, and their respective successors in interest.

3.5 Limited Liability and Indemnification. To the maximum extent permitted by law, no member of the Committee shall be liable for any action taken or determination made in good faith relating to the Plan. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Committee shall be indemnified by the Company in respect of all of their activities under the Plan.

3.6 Non-Uniform Determinations. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE IV

BONUS DEFERRAL AND PAYMENT ELECTIONS

4.1 Initial Deferral Elections. For any Plan Year, a Key Employee may elect, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), to irrevocably defer payment of all or a specified part of such Key Employee’s Deferrable Bonus earned during such Plan Year (and, to the extent set forth in Section 4.2, in any succeeding Plan Years until such Key Employee ceases to be a Key Employee). Any person who shall become a Key Employee during any Plan Year, may elect, no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan under this Article IV, to irrevocably defer payment of all or a specified part of such Deferrable Bonus (as adjusted for any limitations imposed by Section 409A) payable with respect to services rendered during the remainder of such Plan Year (and, to the extent set forth in Section 4.2, for any succeeding Plan Years until the Key Employee ceases to be a Key Employee). Any Deferrable Bonuses deferred pursuant to the Plan shall be paid to the Key Employee at the time and in the manner specified in Article VI.

4.2 Subsequent Deferral Elections. Deferral Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1). Deferral Elections will remain in effect from Plan Year to Plan Year unless modified by the Key Employee for a subsequent Plan Year as indicated in the following sentence (or until such person ceases to be a Key Employee). Modifications to a Key Employee’s current Deferral Election for any subsequent Plan Year may be made by filing a new Deferral Election form by June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.1).

4.3 Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, to the extent that any Bonus does not constitute Performance-Based Compensation, the Deferral Election and Payment Election timing for such Bonuses shall be as provided in Sections 4.1, 4.2, 4.4 and 4.5 except substituting “December 31st of the Plan Year preceding such Plan Year” for “June 30th of such Plan Year.”

4.4 Payment Elections. For any Plan Year in which a Key Employee elects pursuant to the preceding sub-sections to irrevocably defer payment of all or a specified part of the Key Employee’s Deferrable Bonus earned during such Plan Year, a Key Employee, on or before June 30th of such Plan Year (or such other date as the Committee designates, provided that such date is in accordance with Section 409A), may select a payment date for the resulting award of Stock Units granted (the “Elected Payment Date”). For any person who shall become a Key Employee during any Plan Year who irrevocably defers payment of all or a specified part of such Deferrable Bonus earned during such Plan Year as provided above, such Key Employee may select the Elected Payment Date no later than thirty (30) days after the Key Employee becomes eligible to participate in the Plan. A Key Employee may select an Elected Payment Date that is on or after January 1st of the second calendar year after the applicable Grant Date of the resulting award of Stock Units. To the extent that a Key Employee does not make a valid Payment Election with respect to an award of Stock Units, there shall be no Elected Payment Date for such Award (and no subsequent Payment Election under Section 4.6 shall be permitted with respect to such Award).

4.5 Subsequent Payment Elections. Except as specifically provided in Section 4.6, Payment Elections may not be revoked or modified with respect to a Bonus to be earned during any Plan Year after June 30th of such Plan Year (or such other date as the Committee may have designated pursuant to the first parenthetical in Section 4.4). A Payment Election will only be valid for the Plan Year to which it applies, and Key Employees will need to make a separate Payment Election for each Plan Year in accordance with Section 4.4.

4.6 Change in Payment Elections. A Payment Election with regard to an award of Stock Units may be changed only if the following is satisfied: (i) the subsequent Payment Election shall not take effect until at least 12 months after the date on which the subsequent Payment Election is made; (ii) the Elected Payment Date under the subsequent Payment Election must be at least five years after the Elected Payment Date of the current Payment Election; and (iii) the subsequent Payment Election is made at least 12 months prior to the Elected Payment Date of the current Payment Election.

4.7 Deferral Election and Payment Election Forms. An Eligible Employee’s Deferral Elections and Payment Elections shall be made in a form and manner prescribed by the Committee.

ARTICLE V

DEFERRED COMPENSATION ACCOUNTS

5.1 Accounts. The Company shall maintain a separate Account for the Deferrable Bonuses deferred by each Key Employee.

5.2 Grant of Stock Units. For each Plan Year with respect to which a Key Employee has a valid Deferral Election in force, provided that sufficient shares are then available for award under the Plan and subject to the determinations and adjustments provided in Section 5.3, the Key Employee’s Account shall be credited, on the Grant Date with respect to the applicable Bonus Payment Date, with a number of Stock Units equal to the quotient, rounded down to the nearest whole share, obtained by dividing (a) the amount of the Deferrable Bonus for such Plan Year that the Key Eligible Employee has elected to defer, by (b) the Fair Market Value of one share of Common Stock on the applicable Grant Date. Notwithstanding the foregoing, no Stock Units will be credited to the Key Employee’s Account unless the Key Employee is employed with the Employer on the Grant Date. The crediting of Stock Units to the Key Employee’s Account shall not entitle the Key Employee to voting or other rights as a stockholder until shares of Common Stock are issued upon distribution of the Key Employee’s Account, but shall entitle the Key Employee to receive dividend equivalents under Section 5.4.

5.3 Cash Credit in lieu of Stock Units. In the event that the Committee determines, in its sole discretion, that there are insufficient shares of Common Stock available for award under the Plan as of a Bonus Payment Date or applicable Grant Date to make awards of Stock Units in accordance with Section 5.2 of the Plan to all Key Employees who have valid Deferral Elections in force, the Committee may credit cash amounts, in lieu of Stock Units, to the Account of one or more of such Key Employees (as determined by the Committee) for some or all (as determined by the Committee) of the amount of the Deferrable Bonus that such Key Employee elected to defer. For such Key Employees, the amount of the Deferrable Bonus (if any) taken into consideration under Section 5.2 in determining Stock Units shall be adjusted accordingly for such crediting of cash amounts. Such credited cash amounts shall accrue interest at a rate to be determined by the Committee in its discretion from time to time.

5.4 Dividend Equivalents. As of the date that the Company pays any cash dividend on shares of Common Stock, each Key Employee’s Account shall be credited with that number of Stock Units equal to the quotient, rounded down to the nearest whole share, determined by dividing (a) the aggregate value of the dividend that would have been payable on the Stock Units credited to the Key Employee’s Account immediately prior to such payment date had the shares of Common Stock represented by such Stock Units been outstanding as of such payment date, by (b) the Fair Market Value of a share of Common Stock on the payment date of the dividend, provided, however, that if the Committee determines, in its sole discretion, that there are then insufficient shares of Common Stock available for award under the Plan as of the dividend payment date to credit dividend equivalent Stock Units to all Key Employees’ Accounts in accordance with this Section 5.4, then the Committee, in its sole discretion, may credit one or more Key Employees’ Accounts with dividend equivalents in the form of cash credits in lieu of Stock Units.

5.5 Vesting. All Stock Units and cash amounts credited to Key Employees’ Accounts under the Plan pursuant to Article IV and this Article V shall at all times be fully vested and not subject to any risk of forfeiture.

ARTICLE VI

DISTRIBUTION OF DEFERRED COMPENSATION ACCOUNTS

6.1 Distributions. Subject to Section 6.2, amounts credited to a Key Employee’s Account shall be distributed in accordance with the requirements of Section 409A (including without limitation Code Section 409A(a)(2)) as soon as practicable following the earliest of:

(a)	the applicable valid Elected Payment Date (if any) for such amounts;

(b)	the date of the Key Employee’s Separation from Service;

(c)	the date that the Key Employee becomes Disabled;

(d)	the date of the Key Employee’s death;

(e)	the date of a Change in Control; and

(f)	the occurrence of an Unforeseeable Emergency with respect to the Key Employee.

The amount distributed under Section 6.1(a) shall be the amount in the Account covered by the applicable Elected Payment Date. The amount distributed under Sections 6.1(b) through 6.1(e) shall be the whole amount in the Account. The amount distributed under Section 6.1(f) shall not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution (the “Unforeseeable Emergency Amount”), after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Key Employee’s assets (to the extent that the liquidation of such assets would not itself cause severe financial hardship). The Committee shall have full and final authority to determine the Unforeseeable Emergency Amount, and shall make such determination consistent with Section 409A. After such distribution of the Unforeseeable Emergency Amount, amounts remaining in the Key Employee’s account shall continue to be subject to the terms of the Plan.

6.2 Specified Employee. Section 409A requires that in the case of any Specified Employee, the requirements of Section 409A are only met if distributions upon a Separation from Service are not made before the date which is six months after the date of the Specified Employee’s Separation from Service (or, if earlier, the date of the Specified Employee’s death). Thus, if, at the time any distributions would otherwise be made to a Key Employee pursuant to Section 6.1(b), the Key Employee is a Specified Employee, then such distributions shall not be made until the date which is six months and one day after the Key Eligible Employee’s Separation from Service (or, if earlier, the date of the Key Employee’s death).

6.3 Form of Distribution. Distribution of Key Employees’ Accounts shall be made in the form of a single sum distribution. All distributions of Stock Units from the Plan shall be made in the form of whole shares of Common Stock with fractional shares paid in cash. All distributions of cash amounts credited under the Plan shall be paid in cash. All distributions upon an Unforeseeable Emergency shall first be paid through the distribution of Stock Units credited to the applicable Key Employee’s Account, and second through the distribution of any cash amounts credited under the Plan to such Key Employee’s Account.

6.4 No Acceleration. The time of any Account distribution shall not be accelerated, except as otherwise permitted under Section 409A (including, without limitation, Section 409A(a)(3) of the Code) and under the Plan.

6.5 Beneficiary Designation. Each Key Employee shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. If no beneficiary has been designated by the Key Employee, then in the event of the Key Employee’s death, the balance of the amounts credited to the Key Employee’s Account shall be paid, in accordance with Section 6.1, to the Key Employee’s or former Key Employee’s estate. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Key Employee and filed with the Company’s Secretary.

ARTICLE VII

DEFERRED COMPENSATION AWARDS TO NON-EMPLOYEE DIRECTORS

Awards under Article IV through Article VI of the Plan may be issued to non-employee directors who elect under the FTI Consulting, Inc. Non-Employee Director Compensation Plan to (i) defer their annual retainer fees as Stock Units, or (ii) receive their cyclical equity grant in the form of Restricted Stock Units. Such Awards shall be subject to the terms of the Plan, provided, however, that the determination of the number of applicable Stock Units and Restricted Stock Units, and the applicable vesting, dividend equivalent, settlement and distribution provisions shall be in accordance with the terms provided under the FTI Consulting, Inc. Non-Employee Director Compensation Plan.

ARTICLE VIII

GENERAL EQUITY AWARDS

8.1 General. The Committee, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. Subject to any applicable requirements of Code Section 409A, the Committee may permit or require a recipient of an Award to defer such Participant’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such Participant by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals consistent with the requirements of Code Section 409A. The maximum term for any stock option or stock appreciation right (“SAR”) shall not exceed ten years from the Grant Date of such Award (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, shall not exceed five years from the Grant Date). Notwithstanding anything herein to the contrary, if the term of any outstanding nonstatutory stock option or SAR is scheduled to expire during any period in which the grantee of such stock option or SAR is prohibited from exercising such stock option due to such an exercise resulting in a violation of any applicable federal, state or local law, the period during which such stock option or SAR may be exercised may, in the sole discretion of the Committee, be extended to a date that is no later than the 30th day following the date on which the exercise of such stock option or SAR would no longer violate any such applicable federal, state or local law, subject to the limitations of Code Section 409A.

8.2 Participation. All Eligible Service Providers as may be selected by the Committee from time to time may receive grants of Awards under this Article VIII, subject to any restrictions imposed by applicable law. The Committee may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date that such individuals first perform services for the Company or an Affiliate, provided that the grant of such Awards shall be conditioned upon such individuals actually commencing the performance of such services.

8.3 Stock Options. The Committee may from time to time grant Awards of incentive stock options or nonstatutory stock options to Eligible Service Providers, provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Sections 424(e) and (f) of the Code, respectively, of the Company and any other Eligible Service Providers who are eligible to receive incentive stock options under the provisions of Section 422 of the Code. All stock options (other than stock options subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”)) must have an exercise price at least equal to the Fair Market Value of a share of Common Stock on the Grant Date (or, in the case of incentive stock options granted to a ten percent (10%) stockholder of the Company, at least 110% of the Fair Market Value of a share of Common Stock on the Grant Date). No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option, and unless it otherwise meets the requirements of Section 422 of the Code.

8.4 Stock Appreciation Rights. The Committee may from time to time grant Awards of SARs to Eligible Service Providers. A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock, over (B) the base price per share specified in the Grant Agreement, multiplied by (2) the number of shares of Common Stock specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date (other than in the case of the base price of Acquisition Awards). Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.5 Stock Awards. The Committee may from time to time grant restricted or unrestricted stock Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine.

8.6 Phantom Stock. The Committee may from time to time grant Awards to Eligible Service Providers denominated in stock-equivalent units (referred to as “phantom stock,” “phantom stock units,” “Restricted Stock Units,” and “Stock Units”) in such amounts and on such terms and conditions as it shall determine. Stock-equivalent units granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of stock-equivalent units may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a stock-equivalent unit solely as a result of the grant of a stock-equivalent unit to the grantee.

8.7 Performance Awards.

8.7.1 General. The Committee may, in its discretion, grant performance Awards which become vested or payable on account of attainment of one or more objective and/or subjective performance goals during a specified period as established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee. The performance period shall be determined by the Committee, in its sole discretion. For the avoidance of doubt the performance period may be less than 12-months.

8.7.2 Performance-Based Compensation under Code Section 162(m). Without limiting the generality of the foregoing, performance goals established by the Committee relating to performance awards designated as “performance-based compensation” within the meaning of Code Section 162(m) shall be based on objectively determinable performance goals selected by the Committee that apply to an Eligible Service Provider or group of Eligible Service Providers, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate. For Awards intended to be “performance-based compensation,” the grant of the performance Awards and the establishment of the performance measures shall be made during the period required under Code Section 162(m) and in accordance with Code Section 409A to the extent applicable. The performance goals that apply to Awards intended to be “performance-based compensation” shall be based on one or more of the following criteria: earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; stock price; earnings per share; diluted earnings per share; earnings or loss per share before stock option expense; net earnings; operating or other earnings; profits; gross revenues; net revenues; cash flow; net cash flow or cash flow per share (in each case, before or after dividends); return on investment; cash balances; improvement in cash balances; operating income; operating expenses or reduction; improvement in or attainment of expense levels or working capital levels; gross income; net income or loss (before or after taxes or before or after allocation of corporate or segment overhead or bonus or other incentive compensation); return on investment; return on capital (including return on total capital); gross margin; operating margin; working capital; revenue growth; annual recurring revenues; recurring revenues; segment or product revenues; debt reduction; economic value added; financial ratios (including those measuring liquidity, activity, profitability or leverage); return on assets or net assets; stockholder return; stockholder return ratios or comparisons with various stock market indices; return on equity; growth in assets; market share; appreciation in and/or maintenance of the price of the Company’s shares of common stock or any other publicly traded securities of the Company; economic value-added models; strategic business criteria consisting of one or more objectives based on meeting operating efficiencies, client satisfaction, regulatory achievements, specified revenue goals, market share or penetration goals, geographic business expansion goals, or goals relating to acquisitions, divestitures, strategic partnerships or co-development or co-marketing arrangements; specified objectives with regard to bank debt or other long-term or short-term public or private debt or other similar financial obligations, which may be calculated net of or adjusted for cash balances and/or other offsets or charges; sales of securities; the implementation, completion or attainment of measurable objectives with respect to development, commercialization, research, products, services or the recruiting or maintaining of management or other personnel, in each case, as may be established by the Committee in its sole discretion. Such performance goals also may be based by reference to the Company’s performance as a whole or the performance of one or more subsidiaries, divisions, business segments, practice groups, business units or geographic regions of the Company, and/or upon a comparison with performance of an industry, one or more peer groups or other groups of companies, prior performance periods, or other measures selected or defined by the Committee within the parameters of Code Section 162(m). With respect to performance goals consisting of financial metrics, such goals may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to exclude any items otherwise includable under GAAP or under IASB Principles or include any items otherwise excludable under GAAP or under IASB principles. At any time prior to the final determination of the performance Awards, the Committee may adjust the performance goals and Awards for Participants to the extent that the Committee deems appropriate considering the requirements of Code Section 162(m), provided that if a performance Award is intended to qualify for the “performance-based compensation” exemption under Code Section 162(m), the Committee shall be precluded from increasing the amount of compensation payable under the terms of such performance Award (but may decrease the amount of compensation payable in its sole discretion). Upon completion of a performance period, the Committee shall determine whether the performance goals have been met and certify in writing to the extent that such goals have been satisfied. To the extent permitted under Code Section 162(m), the Committee may, in its sole discretion, also exclude, or adjust to reflect, the impact of an event or occurrence that the Committee determines should be appropriately excluded or adjusted, including: (a) restructurings, discontinued

operations, extraordinary items or events, and other unusual, infrequently occurring or non-recurring charges; (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management; (c) goodwill impairment charges or fair value adjustments for contingent consideration, (d) a change in tax law or accounting standards required by generally accepted accounting principles, or (e) any other recurring or non-recurring items as the Committee, in its sole discretion, shall determine.

8.8 Other Stock-Based Awards. The Committee may from time to time grant other stock-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based Awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Committee.

8.9 Cash-Based Awards. The Committee may from time to time grant cash-based Awards to Eligible Service Providers in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Cash-based Awards shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets, and shall be payable in cash. The maximum aggregate amount payable with respect to cash-based Awards to an Eligible Service Provider in a calendar year under Sections 8.7 and 8.9 of this Plan, which are intended to qualify as “performance-based compensation” under Code Section 162(m), shall not exceed $15.0 million.

8.10 Prohibition on Reloads, Repricings, Replacements and Cancellations. The Plan does not permit the automatic reload of stock options once they are exercised. Other than pursuant to Sections 9.2 through 9.4 of the Plan, the Committee shall not, without the approval of the Company’s stockholders (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.

8.11 Dividends and Dividend Equivalents on Awards. Notwithstanding anything in the Plan to the contrary, cash, stock and any other property declared as a dividend or a dividend equivalent with respect to any Award shall be accumulated and shall be subject to restrictions and risks of forfeiture to the same extent as the applicable Award with respect to which such cash, stock or other property dividend or dividend equivalent has been declared, and such cash, stock or other property dividend or dividend equivalent shall be distributed or paid at the time such applicable restrictions or risks of forfeiture shall lapse.

ARTICLE IX

SHARE RESERVE AND ADJUSTMENTS

9.1 Shares.

9.1.1 Available Shares. Subject to the other provisions of the Plan, the number of shares of Common Stock that may be issued with respect to Awards granted under the Plan as of the Effective Date, consisting of the sum of the following, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan: (i) the number of shares of Common Stock remaining available for issuance and not subject to outstanding awards under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan, as amended and restated effective as of June 3, 2015 (the “2009 Plan”) as of the Effective Date, (ii) any additional shares of Common Stock subject to outstanding awards under the 2009 Plan, the FTI Consulting, Inc. 2006 Global Long-Term Incentive Plan, as amended and restated effective May 14, 2008, as amended from time to time (the “2006 Plan”) and the FTI Consulting, Inc. 2004 Long-Term Incentive Plan, as amended from time to time (the “2004 Plan”), that may be forfeited, canceled, surrendered, cash-settled, tendered or withheld, from time to time, and returned to the Company, after the Effective Date, plus (iii) 850,000 additional shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan. The shares of Common Stock issued pursuant to the Plan may come from authorized and unissued shares, treasury shares or shares purchased by the Company in the open market. The maximum number of shares of Common Stock that may be subject to the awards of “incentive stock options” (within the meaning of Code Section 422) under the Plan following the “Effective Date” (as defined in Section 12.18) is 1,773,000. Immediately following the Effective Date, if any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable, is settled in cash without delivery of shares of Common Stock, is forfeited or otherwise terminated, surrendered or canceled as to any shares, if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award, or if any shares are tendered or withheld by the Company in connection with the exercise, payment of purchase price or the withholding of taxes with respect to an Award, the shares subject to such Award and the repurchased, surrendered, tendered and withheld shares shall thereafter be available for further Awards under the Plan, provided, however, that any such shares that are repurchased by the Company in connection with any Award or that are otherwise forfeited, surrendered or withheld after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code Section 422. Following the Effective Date, the Company shall no longer grant any further awards under the 2009 Plan.

9.1.2 Share Limits. Subject to adjustments as provided in Sections 9.2 and 9.3 of the Plan, the maximum number of shares of Common Stock subject to Awards granted during any calendar year to any one individual under the Plan shall be limited to 350,000 shares of Common Stock per type of Award. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

9.1.3 Non-Employee Directors’ Compensation. The aggregate grant date fair value (computed as of the applicable Grant Date) of total compensation (consisting of cash retainers and other cash compensation, as well as Awards granted under the Plan) to any Eligible Service Provider that is a non-employee director in any calendar year in respect of such director’s service as a member of the Board or any committee of the Board during such year shall not exceed $750,000. The Board may make exceptions to the limit for a non-executive chair of the Board (or, in extraordinary circumstances for an individual non-employee director, as the Board may determine in its sole discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

9.2 Changes in Capital Structure. In the event of a stock dividend, extraordinary dividend, or stock split or reverse stock split affecting the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, in the aggregate and with respect to any type of Award, and the maximum number of shares with respect to which Awards may be granted during any one calendar year to any individual, as provided in Section 9.1 of the Plan, and (B) the number of shares covered by and other terms of outstanding Awards, shall be adjusted by the Committee to reflect such event. The Committee may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, extraordinary dividend, stock split or reverse stock split. The Company will not issue fractional shares of Common Stock.

9.3 Other Transactions Affecting the Common Stock. Except with respect to the transactions set forth in Section 9.2, in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, stock distribution, or reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, other than (subject to Section 9.4) any such change that is part of a transaction resulting in a Change in Control of the Company, the Committee, without the consent of the holders of the Awards, shall make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate, with respect to any type of Award, and with respect to any individual during any one calendar year, as provided in Section 9.1 of the Plan; and (B) appropriate adjustments in outstanding Awards, including, but not limited to, modifying the number, kind and price of securities subject to Awards. The terms and conditions of the Plan will apply with equal force to any additional and/or substitute securities or other property (including cash) received by a Participant in exchange for, or by virtue of such Participant having been credited with, an Award, whether such additional and/or substitute securities or other property are received as a result of any spin-off, stock distribution, reclassification, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event not resulting in a Change in Control affecting the Common Stock or the share price of the Common Stock. The Committee shall make such equitable adjustments, if any, with respect to Key Employee Accounts (including, without limitation, adjusting the number of Restricted Stock Units or Stock Units credited thereto and/or the kind of securities represented thereby), as the Committee may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available thereunder and to reflect any spin-off, stock split-up, stock distribution, extraordinary dividend or other reclassification of the Common Stock of the Company, combination or exchange of shares, merger, consolidation, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock.

9.4 Change in Control Transactions. In the event of a Change in Control of the Company, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)

Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee on a basis at least as beneficial to the Participant as under the original award agreement and in a manner consistent with the requirements of Section 409A of the Code and Treasury Regulation Section 1.424-1 (and any amendments thereto), and the vesting conditions and restrictions to which any Award granted on or after the Effective Date and prior to the Change in Control are subject shall not automatically lapse upon the Change in Control (although the Committee shall have the discretion to convert any performance-based vesting conditions into time-based vesting conditions to take effect following the Change in Control). Notwithstanding the foregoing, in the event that, within two years following the Change in Control (or such shorter period as determined by the Committee in its sole discretion), the Participant’s service with the Company and its Affiliates is involuntarily terminated by the Company or any of its Affiliates for any reason other than for “Cause” (as defined below) and other than as a result of death or Disability, or by the Participant for “good reason” (within the meaning of such term or term or concept of like import under any employment agreement by and between the Employer and the Participant in effect at the time of the Change in Control, or if no such agreement exists, or no such term is contained in any such agreement, then the concept of “good reason” shall be inapplicable under this Section 9.4(a) unless otherwise determined by the Committee in its sole discretion), all outstanding Awards granted to such Participant which have not theretofore vested shall immediately vest and become exercisable and all restrictions on such Awards shall immediately lapse.

(b)	To the extent that Awards will not be continued, assumed, or have new rights substituted therefor in connection with a Change in Control, the Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the “Change in Control Price” (as defined below) of the shares of Common Stock covered by such Awards, over the aggregate exercise price (if any) of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per share of Common Stock paid in any transaction related to a Change in Control of the Company. In addition, the Committee may, in its sole discretion, terminate all outstanding and unexercised Awards that provide for a Participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the award agreements), but any such exercise shall be contingent on the occurrence of the Change in Control, and, provided that, if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(c)	The term “Cause” shall have the meaning assigned to such term under the Eligible Service Provider’s employment or service agreement, and if not defined therein, the term “Cause” shall mean the following events of termination, unless otherwise determined by the Committee:

(i)	the Eligible Service Provider is convicted of or pleads nolo contendere to a felony;

(ii)	the Eligible Service Provider commits an act or omission involving material dishonesty with respect to the Company or any of its respective employees, customers or Affiliates, as reasonably determined by the Committee;

(iii)	the Eligible Service Provider willfully fails or refuses to carry out the material responsibilities of such Eligible Service Provider’s Service to the Company pursuant to his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee;

(iv)	the Eligible Service Provider engages in gross negligence, willful misconduct, or a pattern of behavior which has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Committee;

(v)	the Eligible Service Provider engages in any act or omission which is in material violation of the FTI Consulting, Inc. Policy on Ethics and Business Conduct, Acceptable Use Policy or Policy on Inside Information and Insider Trading, or any other policy governing the behavior of employees of the Company; or

(vi)	the Eligible Service Provider commits a breach of the Eligible Service Provider’s material obligations under his or her employment or service agreement or other material agreement with the Company or an Affiliate, as reasonably determined by the Committee.

9.5 Unusual or Nonrecurring Events. The Committee shall make, in its discretion, and without the consent of holders of Awards, and subject to applicable limitations under the Plan (including, without limitations, the prohibition against repricings and the prohibition of exercising positive discretion with respect to Awards intended to be “performance-based compensation” under Code Section 162(m)), adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines, that such adjustments are appropriate in order to prevent dilution or reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan.

ARTICLE X

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

The Plan, the grant of Awards, and the issuance and delivery of shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by such governmental or regulatory agency or national securities exchange as may be required. The Company shall not be required to issue any shares of Common Stock if the issuance of such shares shall constitute a violation of any provisions of any law or regulation of any governmental authority or national securities exchange. If at any time the Committee determines that the delivery of Common Stock under the Plan is or may be unlawful under the laws of any applicable jurisdiction, or federal, state or foreign securities laws, the right to exercise an Award or receive shares of Common Stock pursuant to an Award shall be suspended until the Committee determines that such delivery is lawful. The Company shall have no obligation to effect any registration or qualification of the Common Stock under federal, state, local or foreign laws. A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval that the Company deems necessary or appropriate. To the extent applicable, Awards under the Plan are intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise conflict with this intent, that provision will be interpreted and deemed amended so as to avoid conflict. No Participant will be entitled to a grant, exercise, transfer or payment of any Award if the grant, exercise, transfer or payment would violate the provisions of the Sarbanes-Oxley Act of 2002, Dodd-Frank Wall Street Reform and Consumer Protection Act or any other applicable law. The Committee may take such actions as it deems appropriate to ensure that the Plan and Awards hereunder may comply with any tax, securities or applicable law. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority as provided in the Plan. Any determination in this connection by the Committee shall be final, binding, and conclusive.

ARTICLE XI

MODIFICATION AND TERMINATION

11.1 General Provisions. The Board may terminate, amend or modify the Plan or any portion hereof at any time, provided, however, that without the approval of the Company’s stockholders, no such amendment or modification shall be made that (i) would increase the total number of shares of Common Stock that may be granted under the Plan, in the aggregate, (ii) increase any limitations set with respect to any type of Award, or with respect to any Eligible Service Provider during any one calendar year, as provided in Sections 8.9 or 9.1 of the Plan, except as provided in Sections 9.2 through 9.4, of the Plan, (iii), reduce the minimum stock option price or SAR base price, as applicable, set forth in Sections 8.3 or 8.4 of the Plan or (iv) is required to be submitted to stockholders of the Company for approval pursuant to applicable law or the rules and regulations of the Securities and Exchange Commission, the principal U.S. securities exchange on which shares of the Company’s Common Stock are then traded, or any other governmental or regulatory authority (including any other securities exchange) to which the Company is subject or on which the Company’s equity securities are then listed. Furthermore, except as provided in Sections 9.2 through 9.4, in no event may the terms of previously granted stock options or SARs be amended or modified, without the consent to stockholders, to (a) lower the exercise price per share or base price per share of a stock option or SAR after it is granted, (b) cancel a stock option or SAR when the exercise price per share or base price per share exceeds the Fair Market Value per share or exchange such stock option or SAR for cash or another Award, or (c) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. securities exchange on which the shares of Common Stock are then listed.

Except as otherwise determined by the Board, termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Except as specifically provided otherwise in the Plan, no amendment, modification or termination of the Plan shall materially adversely affect the rights of a Participant that has been established prior to such amendment, modification or termination absent the written consent of the affected Participant. Notwithstanding the foregoing, any amendment or modification of the Plan may be made (including retroactively, if necessary) if the Board deems such amendment or modification necessary or proper to bring the Plan into conformity with any law or governmental regulation relating to the Plan or to prevent an amount deferred under the Plan from being subject to any federal, state or local tax prior to the distribution of such deferred amounts in accordance with the terms of the Plan. For the avoidance of doubt, the modifications and amendments set forth in this Plan shall not apply retroactively to outstanding Awards authorized by the Committee prior to the Effective Date, without the consent of the applicable Participant.

11.2 Tax Law Compliance. To the extent that any provision of the Plan or any Award, or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Code Section 409A(a)(1)(B), it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board. It is intended that the Plan and Awards hereunder will comply with Code Section 409A to the extent applicable, and the Plan and such Awards shall be interpreted and construed on a basis consistent with such intent. The Plan or any Award hereunder may be amended in any respect deemed necessary (including retroactively) by the Board in order to preserve compliance with Code Section 409A. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

11.3 Post-Change in Control. Following a Change in Control, no action shall be taken under the Plan that will cause any Award that has previously been determined to be (or is determined to be) subject to Code Section 409A to fail to comply in any respect with Code Section 409A without the written consent of the Participant.

11.4 Awards in Foreign Countries. The Committee has the authority to grant Awards to Eligible Service Providers who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy or custom, or to qualify for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, while furthering the purposes of the Plan. The Committee may also establish or approve any sub-plans to the Plan as it believes to be necessary or appropriate for these purposes without altering the terms of the Plan in effect for other Participants, provided, however, that the Committee may not make any sub-plan that (a) increases the limitations contained in Section 9.1, (b) increases the number of shares available under the Plan, as set forth in Section 9.1, or (c) causes the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act. Subject to the foregoing, the Committee may amend, modify, administer or terminate such sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans at any time. The Committee may delegate the authority to approve sub-plans to comply with and administer such plans under the laws of jurisdictions outside the U.S. to a committee composed of executive officers, provided that such committee of executive officers shall have no power and authority to grant, award, approve, authorize and set the terms of any equity awards under this Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Taxes and Withholding. As a condition to any payment or distribution pursuant to the Plan, the Company may require a Participant to pay such sum to the Company as may be necessary to discharge its obligations with respect to any taxes, assessments or other governmental charges imposed on property or income received by the Participant thereunder. The Company may deduct or withhold such sum from any payment or distribution to the Participant. For each calendar year in which a Participant receives an Award in connection with the deferral of compensation, the Employer shall withhold from that portion of the Participant’s compensation that is not being deferred, in a manner determined by the Employer, the Participant’s share of FICA and other employment taxes due, provided, however, that the Committee may reduce the applicable amount deferred if necessary to comply with applicable withholding requirements.

12.2 Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or any of its Affiliates as a result of a merger or consolidation of the employing entity with the Company or any of its Affiliates, or the acquisition by the Company or any of its Affiliates of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Committee deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. Shares subject to Acquisition Awards will not count against the number of available shares under the Plan. Available shares under a stockholder-approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not reduce the number of available shares under the Plan, subject to the applicable requirements of the primary U.S. securities exchange upon which shares of Common Stock of the Company are then listed.

12.3 No Right to Continued Employment. Nothing in the Plan or in any Grant Agreement shall confer any right on an Eligible Service Provider to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in any adverse effect on the Eligible Service Provider’s interests under the Plan. The Plan shall not be deemed to create or confer on any Eligible Service Provider any right to be retained in the employment or service of the Employer, nor to create or confer on any Eligible Service Provider the right to receive an Award with respect to any future period of service with the Employer. The terms and conditions of an Eligible Service Provider’s employment or service with the Employer shall be governed by arrangements entered into independently of the Plan.

12.4 Unfunded Status of the Plan. Neither the Plan nor any Award hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

12.5 Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest herein or hereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

12.6 Nontransferability and Pledging. No Award or interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, hedge, pledge, attachment, garnishment or other alienation or encumbrance of any kind, other than by will or by the laws of descent and distribution; nor may such Award, interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceeding, except as otherwise determined by the Committee with respect to Eligible Service Providers who are not executive officers or non-employee directors of the Company.

12.7 Right to Offset. Notwithstanding any provisions of the Plan to the contrary, the Company may offset amounts to be paid to a Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary or estate) under the Plan against any amounts that such Participant may owe to the Company, except that no such offset shall be permitted to the extent that such an offset would result in adverse tax consequences to the Participant under Code Section 409A.

12.8 Availability of Rights. All rights with respect to an Award or an Account, including Restricted Stock Units or Stock Units credited thereto, will be available during the Participant’s lifetime only to the Participant or the Participant’s legally authorized guardian or personal representative. The Committee may, in its discretion, require a Participant’s guardian or personal representative to supply it with evidence that the Committee deems necessary to establish the authority of the guardian or personal representative to act on behalf of the Participant.

12.9 Severability. If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any Eligible Service Provider or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such Eligible Service Provider or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

12.10 Share Certificates. All certificates for shares of Common Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. To the extent that the Committee provides for the issuance of Common Stock, the issuance may be affected on a non-certificated basis, subject to applicable law or the applicable rules of any applicable stock exchange.

12.11 Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional shares, or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

12.12 Treatment for Other Compensation Purposes. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company, unless expressly so provided by such other plan, contract or arrangement.

12.13 Code Section 83(b) Elections. The Company, any of its Affiliates and the Committee have no responsibility for any election, attempt to elect or failure to elect to include the value of a restricted stock Award or other Award subject to Code Section 83 in the gross income of a Participant for the year of payment pursuant to Code Section 83(b). Any Participant who makes an election pursuant to Code Section 83(b) will promptly provide the Committee with a copy of the executed election form.

12.14 No Obligation to Exercise Awards; No Right to Notice of Expiration Date. The grant of an Award of a stock option or SAR will impose no obligation upon the Participant to exercise the Award. The Company, its Affiliates and the Committee have no obligation to inform a Participant of the date on which any Award lapses.

12.15 Furnishing Information. A Participant will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

12.16 Headings. Section headings are used in this Plan for convenience of reference only and shall not affect the meaning of any provision of the Plan.

12.17 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein will also include the feminine, and the plural will include the singular and the singular will include the plural.

12.18 Effective Date. The Plan was adopted by the Board on March 28, 2017, subject to approval by the Company’s stockholders. The Plan shall be effective as of June 7, 2017 (the “Effective Date”), subject to stockholder approval. No Award shall be granted under the Plan after the tenth anniversary of the Effective Date, except that no incentive stock option shall be granted under the Plan after the date that is ten years following the date of the Board’s adoption of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

12.19 Effect on Other Plans. Following the Effective Date, no further awards and grants shall be made under the 2009 Plan but awards outstanding under the 2009 Plan, the 2006 Plan and the 2004 Plan as of the Effective Date shall continue to remain outstanding in accordance with the terms and conditions of the applicable plan. Nothing contained in the Plan shall be deemed to preclude other compensation or equity plans that may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers.

12.20 Company Recoupment of Awards. A Participant’s rights with respect to any Award hereunder shall in all events be subject to (i) any right that the Company may have under any Company recoupment policy or other agreement or arrangement with a Participant, or (ii) any right or obligation that the Company may have regarding the claw back of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.

ARTICLE XIII

CLAIMS PROCEDURES

13.1 Initial Claims. In the event that a dispute arises over any payment under the Plan and the payment is not paid or delivered to the Participant (or to the Participant’s estate in the case of the Participant’s death), the claimant of such payment must file a written claim with the Committee within 60 days from the date payment or delivery is refused. The Committee shall review the written claim and, if the claim is denied in whole or in part, shall provide, in writing and within 90 days of receipt of such claim, the specific reasons for such denial and reference to the provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the steps to be taken by the claimant if a further review of the claim denial is desired.

13.2 Appeals. If the claimant desires a second review, such claimant shall notify the Committee in writing within 60 days of the first claim denial. The claimant may review the Plan or any documents relating thereto and submit any written issues and comments that the claimant may deem appropriate. In its discretion, the Committee shall then review the second claim and provide a written decision within 60 days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of the Plan (or, if applicable, the FTI Consulting, Inc. Non-Employee Director Compensation Plan) upon which the decision is based.

FTI CONSULTING, INC.

2017 OMNIBUS INCENTIVE COMPENSATION PLAN

(Adopted Effective as of June 7, 2017)

A-i

Appendix B

RECONCILIATIONS OF NON-GAAP to GAAP FINANCIAL MEASURES

We define Adjusted Net Cash Provided by Operating Activities (“Adjusted Net Cash Flow”), a financial measure not prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”), as Net Cash Provided by Operating Activities:

•	excluding cash expenditures in 2016 related to special charges announced in 2016 or related to special charges announced in prior years;

•	excluding any cash expenditures for acquisition costs for successfully completed acquisitions; and

•	including an amount equal to the budgeted adjusted net cash provided by operating activities of any business or business segment disposed of by the Company in 2016 for the portion of 2016 subsequent to such disposition.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Net Cash Flow for the Year Ended December 31, 2016:

(amounts in 000s)
Net Cash Provided by Operating Activities (from 2016 Form 10-K)	$233.5
Excluding:
Cash Expenditures in 2016 related to special charges announced in 2016 or related to accrued liabilities related to special charges announced in 2015 or earlier	11.2
Any cash expenditures for acquisition costs for successfully completed acquisitions	—
Including:
Budgeted Adjusted Net Cash Provided by businesses sold in 2016 subsequent to the closing	—

Adjusted Net Cash Flow	$244.7

We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net income before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We believe that this non-GAAP financial measure, which exclude the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges, when considered together with our GAAP financial results and GAAP financial measures provide management and investors with a more complete understanding of our operating results, including underlying trends. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results with the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”), which are non-GAAP financial measures, as net income and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, which excludes the effects of the remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable with other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Condensed Consolidated Statements of Comprehensive Income.

B-1

Reconciliations of Net Income to Adjusted EBITDA for the Years Ended December 31, 2016 and December 31, 2015:

	2016	2015
Net income	$85,520	$66,053
Income tax provision	42,283	39,333
Interest income and other	(10,466)	(3,232)
Interest expense	24,819	42,768
Depreciation and amortization	38,700	31,392
Amortization of other intangible assets	10,306	11,726
Special charges	10,445	—
Loss on early extinguishment of debt	—	19,589
Remeasurement of acquisition-related contingent consideration	1,403	(1,867)
Adjusted EBITDA	$203,010	$205,762

Reconciliations of Net Income to Adjusted Net Income and Adjusted EPS for the Years Ended December 31, 2016 and December 31, 2015:

	2016	2015
Net income	$85,520	$66,053
Add back:
Special charges	10,445	—
Tax impact of special charges	(3,595)	—
Loss on early extinguishment of debt	—	19,589
Tax impact of loss on early extinguishment of debt	—	(7,708)
Remeasurement of acquisition-related contingent consideration	1,403	(1,867)
Tax impact of remeasurement of acquisition-related contingent consideration	(546)	747
Adjusted Net Income	$93,227	$76,814
Earnings per common share—diluted	$2.05	$1.58
Add back:
Special charges	0.25	—
Tax impact of special charges	(0.08)	—
Loss on early extinguishment of debt	—	0.47
Tax impact of loss on early extinguishment of debt	—	(0.19)
Remeasurement of acquisition-related contingent consideration	0.03	(0.04)
Tax impact of remeasurement of acquisition-related contingent consideration	(0.01)	0.02
Adjusted earnings per common share—diluted	$2.24	$1.84
Weighted average number of common shares outstanding—diluted	41,709	41,729

B-2

1101 K Street NW

Washington, DC 20005

1.202.312.9100

fticonsulting.com

NYSE: FCN

©2017 FTI Consulting, Inc.  All Rights Reserved.

FTI CONSULTING, INC. ATTN: JOANNE F. CATANESE CORPORATE SECRETARY 2 HAMILL ROAD NORTH BUILDING BALTIMORE, MARYLAND 21210

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Daylight Time, the day before the cutoff date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

STOCKHOLDER MEETING REGISTRATION:

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FTI CONSULTING, INC.

The Board of Directors recommends you vote FOR all of the director nominees named below:

1. Election of Directors

Nominees	For	Withhold	Abstain
1a. Brenda J. Bacon 1b. Mark S. Bartlett 1c. Claudio Costamagna 1d. Vernon Ellis 1e. Nicholas C. Fanandakis 1f. Steven H. Gunby 1g. Gerard E. Holthaus 1h. Laureen E. Seeger	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐	The Board of Directors recommends you vote FOR Proposals No. 2, No. 3 and No. 4:		For	Against	Abstain
				2. Vote on the approval of the FTI Consulting, Inc. 2017 Omnibus Incentive Compensation Plan.		☐	☐	☐
				3. Ratify the appointment of KPMG LLP as FTI Consulting, Inc.’s independent registered public accounting firm for the year ending December 31, 2017.		☐	☐	☐
				4. Vote on an advisory (non-binding) resolution to approve the compensation of the named executive officers as described in the Proxy Statement for the 2017 Annual Meeting of Stockholders.		☐	☐	☐
The Board of Directors recommends you vote Every 1 Year (as opposed to Every 2 Years or Every 3 Years) for Proposal No. 5:
					1 Year	2 Years	3 Years	Abstain
				5. Advisory (non-binding) vote on the frequency of an advisory (non-binding) vote on executive compensation.	☐	☐	☐	☐
NOTE: The proxy holders will vote in their discretion with regard to such other business that may properly come before the meeting and any postponement or adjournment thereof.

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

FTI CONSULTING, INC.

ADMISSION TICKET

(not transferable)

You are invited to attend the 2017 Annual Meeting of Stockholders of FTI Consulting, Inc., a Maryland corporation, to be held on Wednesday, June 7, 2017 at 9:30 a.m. (Eastern Daylight Time) at our office located at 555 12th Street NW, Washington, DC 20004.

Please present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. If these shares are held in the name of a broker, trust, bank, or other nominee or fiduciary, you should bring a proxy or letter from the broker, trust, bank, or other nominee or fiduciary confirming your beneficial ownership of the shares as of the close of business on the record date of March 29, 2017.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K Wrap are available at www.proxyvote.com.

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PROXY FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

FTI CONSULTING, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FTI CONSULTING, INC. AND MAY BE REVOKED PRIOR TO ITS EXERCISE

The undersigned stockholder(s) of FTI Consulting, Inc., a Maryland corporation (the “Company”), hereby appoint(s) Steven H. Gunby and Ajay Sabherwal, and each of them singly, as proxies, each with full power of substitution in each of them to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on June 7, 2017 at the office of the Company located at 555 12th Street NW, Washington, DC 20004, at 9:30 a.m. (Eastern Daylight Time) and at any and all postponements and adjournments thereof, and to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting, with all powers possessed by the undersigned as if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY SIGNED WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4, AND EVERY 1 YEAR (AS OPPOSED TO EVERY 2 YEARS OR EVERY 3 YEARS) FOR PROPOSAL NO. 5, AND IN ACCORDANCE WITH THE PROXYHOLDER’S DISCRETION ON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF. THE BOARD RECOMMENDS A VOTE FOR EACH NOMINEE NAMED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2, FOR PROPOSAL NO. 3, FOR PROPOSAL NO. 4 AND EVERY 1 YEAR (AS OPPOSED TO EVERY 2 YEARS OR EVERY 3 YEARS) FOR PROPOSAL NO. 5.

(Continued and to be signed on the reverse side)